As filed with the Securities and Exchange Commission on March 27, 2012

Registration No. 333-174787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

(Exact name of registrants as specified in their charter)

Delaware	4911	26-1191638
Delaware	4911	27-0918038
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

Andrew M. Wright

EFH Corporate Services Company

Vice President and Associate General Counsel

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price(1)	Amount of registration fee
9.75% Senior Secured Notes due 2019	(1)	(1)	(1)	(1)
10.000% Senior Secured Notes due 2020	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required with respect to such securities.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2012

PRELIMINARY PROSPECTUS

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

$141,083,000 9.75% Senior Secured Notes due 2019

$2,180,000,000 10.000% Senior Secured Notes due 2020

9.75% Senior Secured Notes due 2019

Interest on the 9.75% Senior Secured Notes due 2019 (the “9.75% notes”) is payable on April 15 and October 15 of each year. The 9.75% notes accrue interest at the rate of 9.75% per annum. The 9.75% notes will mature on October 15, 2019.

Energy Future Intermediate Holding Company LLC (“EFIH”) and EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Issuer”) may redeem any of the 9.75% notes beginning on October 15, 2014 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the 9.75% notes at any time prior to October 15, 2014 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before October 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the 9.75% notes using the proceeds from certain equity offerings at the redemption price set forth in this prospectus.

The 9.75% notes are secured, equally and ratably with the 10.000% notes (defined below) and EFIH’s guarantees of certain outstanding indebtedness of its parent company, Energy Future Holdings Corp. (“EFH Corp.”), by the pledge of all membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) or any of Oncor Holdings’ subsidiaries (such membership interests and other investments, the “Collateral”).

The 9.75% notes are senior obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer. The 9.75% notes are effectively senior to all unsecured indebtedness of the Issuer and any indebtedness secured by the Collateral on a subordinated basis, to the extent of the value of the Collateral, and are effectively subordinated to any indebtedness of the Issuer secured by assets of the Issuer other than the Collateral, to the extent of the value of the assets securing such indebtedness. The 9.75% notes are not guaranteed. Accordingly, the 9.75% notes are structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries (collectively, the “Oncor Subsidiaries”), any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries of EFIH. The 9.75% notes will be senior in right of payment to any future subordinated indebtedness of the Issuer.

For a more detailed description of the 9.75% notes, see “Description of the 9.75% Notes” beginning on page 37.

The 9.75% notes are listed on the New York Stock Exchange under the symbol “TXUI 19.”

10.000% Senior Secured Notes due 2020

Interest on the 10.000% Senior Secured Notes due 2020 (the “10.000% notes” and, together with the 9.75% notes, collectively referred to herein as the “notes”) is payable on June 1 and December 1 of each year. The 10.000% notes accrue interest at the rate of 10.000% per annum. The 10.000% notes will mature on December 1, 2020.

The Issuer may redeem any of the 10.000% notes beginning on December 1, 2015 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the 10.000% notes at any time prior to December 1, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before December 1, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of the 10.000% notes using the proceeds from certain equity offerings at the redemption price set forth in this prospectus.

The 10.000% notes are secured, equally and ratably with the 9.75% notes and EFIH’s guarantees of certain outstanding indebtedness of its parent company, EFH Corp., by the pledge of the Collateral.

The 10.000% notes are senior obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer. The 10.000% notes are effectively senior to all unsecured indebtedness of the Issuer and any indebtedness secured by the Collateral on a subordinated basis, to the extent of the value of the Collateral, and are effectively subordinated to any indebtedness of the Issuer secured by assets of the Issuer other than the Collateral, to the extent of the value of the assets securing such indebtedness. The 10.000% notes are not guaranteed. Accordingly, the notes are structurally subordinated to all indebtedness and other liabilities of the Oncor Subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries of EFIH. The 10.000% notes will be senior in right of payment to any future subordinated indebtedness of the Issuer.

For a more detailed description of the 10.000% notes, see “Description of the 10.000% Notes” beginning on page 115.

The 10.000% notes are listed on the New York Stock Exchange under the symbol “TXUI 2.”

See “Risk Factors” beginning on page 11, as well as those contained in EFIH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (our “2011 Form 10-K”), which is incorporated into this prospectus by reference, for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. (the “Market Maker”) and affiliates of the Market Maker in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and the affiliates of the Market Maker may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Sales of notes pursuant to this prospectus will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Issuer will not receive any proceeds from such sales.

The date of this prospectus is             , 2012.

You should rely only on the information contained in and incorporated by reference into this prospectus. We have not, and the Market Maker or its affiliates have not, authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus. If you receive any other information, you should not rely on it. No offer of these securities is being made in any state where any such offer is prohibited. The information contained in or incorporated by reference into this prospectus is only accurate as of the date of this prospectus or such incorporated information.

-i-

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this summary together with the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated into this prospectus by reference. See the sections entitled “Available Information” and “Incorporation by Reference” for a further discussion on incorporation by reference.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “we,” “our” and “us” refer to Energy Future Intermediate Holding Company LLC and its consolidated subsidiaries. References to “EFIH” refer to Energy Future Intermediate Holding Company LLC and not to any of its subsidiaries. References to the “Issuer” refer, collectively, to EFIH and EFIH Finance, the co-issuers of the notes. “Legacy Notes” means, collectively, EFH Corp.’s 5.55% Series P Senior Notes due November 15, 2014, 6.50% Series Q Senior Notes due November 15, 2024 and 6.55% Series R Senior Notes due November 15, 2034. “EFH Corp. Senior Notes” means, collectively, EFH Corp.’s 10.875% Senior Notes due November 1, 2017 (“EFH Corp. 10.875% Notes”) and 11.250%/12.000% Senior Toggle Notes due November 1, 2017 (“EFH Corp. Toggle Notes”). “EFH Corp. Senior Secured Notes” means, collectively, EFH Corp.’s 9.75% Senior Secured Notes due October 15, 2019 (“EFH Corp. 9.75% Notes”) and 10.000% Senior Secured Notes due January 15, 2020 (“EFH Corp. 10.000% Notes”). The EFH Corp. Senior Secured Notes and the notes are collectively referred to as the “Senior Secured Notes.” “EFIH 11% Notes” means EFIH and EFIH Finance’s 11% Senior Secured Second Lien Notes due October 1, 2021. “EFIH 11.750% Notes” means EFIH and EFIH Finance’s 11.750% Senior Secured Second Lien Notes due March 1, 2022. “EFIH Notes” means, collectively, the notes, the EFIH 11% Notes and the EFIH 11.750% Notes. “TCEH Senior Notes” means, collectively, Texas Competitive Electric Holdings Company LLC’s (“TCEH”) and TCEH Finance, Inc.’s (“TCEH Finance”) 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes due November 1, 2015, Series B (collectively, “TCEH 10.25% Notes”) and 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (“TCEH Toggle Notes”). “TCEH Senior Secured Notes” means TCEH’s and TCEH Finance’s 11.5% Senior Secured Notes due October 1, 2020. “TCEH Senior Secured Second Lien Notes” means, collectively, TCEH’s and TCEH Finance’s 15% Senior Secured Second Lien Notes due April 1, 2021 and 15% Senior Secured Second Lien Notes due April 1, 2021, Series B.

Investment funds associated with or designated by Kohlberg Kravis Roberts & Co. (“KKR”), TPG Capital, L.P. (“TPG”) and the Market Maker (collectively with KKR and TPG, the “Sponsor Group”), and certain other co-investors, own EFH Corp. through Texas Energy Future Holdings Limited Partnership (“Texas Holdings”), with the Sponsor Group controlling Texas Holdings’ general partner, Texas Energy Future Capital Holdings LLC (the “General Partner”).

Our Businesses

EFIH is a Dallas, Texas-based holding company whose wholly-owned subsidiary, Oncor Holdings, holds a majority interest (approximately 80%) in Oncor Electric Delivery Company LLC (“Oncor”). Oncor is a regulated electricity transmission and distribution company principally engaged in providing delivery services to retail electric providers (“REPs”), including subsidiaries of TCEH, that sell electricity to residential, business and other consumers in the north-central, eastern and western parts of Texas. Revenues from TCEH represented 33% and 36% of Oncor’s total revenues for the years ended December 31, 2011 and 2010, respectively. EFIH is a direct, wholly-owned subsidiary of EFH Corp. EFIH has no reportable business segments. Oncor Holdings and its subsidiaries are not consolidated in EFIH’s financial statements in accordance with consolidation accounting standards related to variable interest entities (VIEs) (see Note 2 to Financial Statements in our 2011 Form 10-K).

As discussed in Notes 3 and 5 to Financial Statements in our 2011 Form 10-K, our balance sheet as of December 31, 2011 reflects investments in EFH Corp. and TCEH debt securities with a total carrying value of $3.632 billion. Our investments in debt securities and issuances of debt relate to EFH Corp.’s liability management program, under which EFH Corp. is seeking to reduce the amount and extend the maturity of its outstanding debt. Our long-term debt as of December 31, 2011 totaled $2.727 billion principal amount, and was issued in connection with debt exchanges as part of EFH Corp.’s liability management program. Additionally, we and Energy Future Competitive Holdings Company (“EFCH”) guarantee $1.810 billion principal amount of EFH Corp. debt held by nonaffiliates as of December 31, 2011, including $709 million that is reflected on our balance sheet (see Note 5 to Financial Statements in our 2011 Form 10-K).

Oncor’s Business

Oncor’s transmission and distribution assets are located principally in the north-central, eastern and western parts of Texas. This territory comprises 91 counties and over 400 incorporated municipalities, including Dallas/Fort Worth and surrounding suburbs, as well as Waco, Wichita Falls, Odessa, Midland, Tyler and Killeen. Oncor is not a seller of electricity, nor does it purchase electricity for resale. It provides transmission services to other electricity distribution companies, cooperatives, municipalities and REPs. It provides distribution services to REPs, which sell electricity to residential, business and other consumers. Oncor’s transmission and distribution rates are regulated by the Public Utility Commission of Texas (the “PUCT”). Oncor is also subject to the requirements of the Electric Reliability Council of Texas (“ERCOT”) Protocols, including Nodal Protocols and ERCOT reliability standards as adopted and enforced by the Texas Reliability Entity, Inc. (the “TRE”) and the North American Electric Reliability Corporation (the “NERC”).

Oncor operates the largest transmission and distribution system in Texas, delivering electricity to more than three million homes and businesses and operating more than 118,000 miles of transmission and distribution lines. Most of Oncor’s power lines have been constructed over lands of others pursuant to easements or along public highways, streets and rights-of-way as permitted by law. As of December 31, 2011, Oncor had approximately 3,700 full-time employees, including approximately 850 employees under collective bargaining agreements.

EFH Corp. and Oncor have implemented certain structural and operational “ring-fencing” measures based on commitments made by Texas Holdings and Oncor to the PUCT that are intended to enhance the credit quality of Oncor. These measures serve to mitigate Oncor’s and Oncor Holdings’ credit exposure to Texas Holdings and its direct and indirect subsidiaries (other than Oncor Holdings and its direct and indirect subsidiaries (collectively, the “Oncor Ring-Fenced Entities”)) (collectively, the “Texas Holdings Group”) and to reduce the risk that the assets and liabilities of Oncor or Oncor Holdings would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities. Accordingly, EFH Corp. and EFIH do not control and do not consolidate Oncor for financial reporting purposes. See Note 1 to Financial Statements in our 2011 Form 10-K for a description of the material features of these “ring-fencing” measures.

Additional Information

EFIH was formed in Delaware in 2007. EFIH Finance was incorporated in Delaware in 2009. Our principal executive offices are located at Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411. The telephone number of our principal executive offices is (214) 812-4600. Our website is http://www.energyfutureholdings.com/efih. Information on or connected to our website does not constitute part of this prospectus.

The 9.75% Notes

The summary below describes the principal terms of the 9.75% notes and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the 9.75% Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the 9.75% notes and the related indenture.

Issuer	Energy Future Intermediate Holding Company LLC and EFIH Finance Inc.

Securities Offered	$141,083,000 aggregate principal amount of 9.75% Senior Secured Notes due 2019.

Maturity Date	October 15, 2019.

Interest Rate	The 9.75% notes accrue interest at the rate of 9.75% per annum.

Interest Payment Dates	Interest on the 9.75% notes is payable on April 15 and October 15 of each year.

Ranking	The 9.75% notes are:

	•	senior obligations of the Issuer and rank equally in right of payment with all existing and future senior indebtedness of the Issuer (including the 10.000% notes and EFIH’s guarantees of the EFH Corp. Senior Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes);

	•	secured, equally and ratably with the 10.000% notes and EFIH’s guarantees of the EFH Corp. 10.000% Notes and the EFH Corp. 9.75% Notes, by the pledge of any investments EFIH owns in Oncor Holdings or any of its subsidiaries, which on the date of this prospectus consist of all of the membership interests EFIH owns in Oncor Holdings;

	•	effectively senior to all unsecured indebtedness of the Issuer and any indebtedness secured by the Collateral on a subordinated basis (including the EFIH 11% Notes and the EFIH 11.750% Notes), to the extent of the value of the Collateral;

	•	effectively subordinated to any indebtedness of the Issuer secured by assets of the Issuer other than the Collateral, to the extent of the value of the assets securing such indebtedness;

	•	structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries of EFIH; and

	•	senior in right of payment to any future subordinated indebtedness of the Issuer.

As of December 31, 2011, (1) the Issuer did not have any senior indebtedness other than the 9.75% notes, the 10.000% notes, the EFIH 11% Notes and the guarantees by EFIH of the EFH Corp. Senior Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and (2) the 9.75% notes were structurally subordinated to approximately $6.071 billion principal amount of debt (including long-term debt, including amounts due currently, and short-term borrowings) of the Issuer’s subsidiaries (other than EFIH Finance), including all of Oncor Holdings’ and its subsidiaries’ debt. As of December 31, 2011, Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability).

See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—If a court were to find that EFIH was insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the notes or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Guarantees	The 9.75% notes are not guaranteed.

Security	The 9.75% notes are secured, equally and ratably with the 10.000% notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, by EFIH’s pledge of 100% of the membership interests and other investments it owns or holds in Oncor Holdings. As of the date of this prospectus, $2.18 billion of 10.000% notes, $115 million of EFH Corp. 9.75% Notes and $1.061 billion of EFH Corp. 10.000% Notes were outstanding. See “Description of the 9.75% Notes—Security for the Notes.” See also “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The indentures governing the notes may not protect holders from all actions that EFH Corp., EFIH or the Oncor Subsidiaries may take that would reduce the interest of holders of the notes in the Collateral or that may reduce the value of the Collateral, including sales or exchanges of the Collateral or the assets of the Oncor Subsidiaries for other assets or investments.”

Optional Redemption	The Issuer may redeem any of the 9.75% notes on and after October 15, 2014 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the 9.75% notes at any time prior to October 15, 2014 at a price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. In addition, before October 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the 9.75% notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the 9.75% Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of certain transactions meeting the definition of “change of control,” holders of the 9.75% notes will have the right to require the Issuer to repurchase some or all of the 9.75% notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. This right is subject to important limitations. For example, this right will not apply to a transaction that would otherwise be a “change of control” if the transaction meets certain requirements. See “Description of the 9.75% Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of the 9.75% Notes.”

The Issuer may not be able to pay holders the required price for 9.75% notes they present to it at the time of a change of control, because the Issuer may not have enough funds at that time or the terms of the Issuer’s other indebtedness or any of its subsidiaries’ indebtedness, including Oncor’s revolving credit facility, may prevent the Issuer from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The Issuer may not be able to repurchase the notes upon a change of control” and “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—We may transfer or dispose of our interests in Oncor Holdings to a third party in a manner that would result in such third party becoming the obligor under the notes, without EFIH being required to offer to repurchase the notes. The risks of an investment in the notes may increase further following such a transaction.”

Important Covenants	The indenture governing the 9.75% notes contains covenants limiting EFIH’s ability and the ability of its restricted subsidiaries to:

	•	pay dividends on or make distributions in respect of EFIH’s capital stock or make other restricted payments;

	•	make investments (including investments in Oncor);

	•	incur additional debt or issue some types of preferred shares;

	•	create liens on assets to secure debt;

	•	sell assets;

	•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets in certain circumstances;

	•	enter into certain transactions with its affiliates; and

	•	designate its subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. For example, the sale of all of the Oncor business (as defined under “Permitted Asset Transfer” under “Description of the 9.75% Notes”) will not be considered the sale of all or substantially all of EFIH’s assets under the indenture so long as certain conditions are satisfied, including the condition that the transferee assumes the obligations under the 9.75% notes. Certain other transactions (including certain intercompany transactions) involving the Oncor business will also not be considered the sale of all or substantially all of EFIH’s assets. Additionally, up to an aggregate of $4.0 billion of indebtedness secured by a first priority lien on the Collateral, including the 9.75% notes, the 10.000% notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, may be incurred under the indenture. Under the terms of the indenture, none of EFIH’s subsidiaries (other than EFIH Finance, which has no assets) are restricted subsidiaries subject to the covenants referenced above. Oncor Holdings, the immediate parent of Oncor, and its subsidiaries are unrestricted subsidiaries under the indenture and, accordingly, are not subject to any of the restrictive covenants in the indenture.

Liquidity of Market	We cannot assure you as to the liquidity of markets that may develop for the 9.75% notes, your ability to sell the 9.75% notes or the price at which you would be able to sell the 9.75% notes. The Market Maker has advised us that it intends to make a market in the 9.75% notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Listing	The 9.75% notes are listed on the New York Stock Exchange under the symbol “TXUI 19.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of 9.75% notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the 9.75% notes in the secondary market. We will not receive any of the proceeds from such resales. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in or incorporated by reference into this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 11, as well as those contained in our 2011 Form 10-K, which is incorporated into this prospectus by reference, before deciding whether or not to invest in the 9.75% notes.

The 10.000% Notes

The summary below describes the principal terms of the 10.000% notes and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the 10.000% Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the 10.000% notes and the related indenture.

Issuer	Energy Future Intermediate Holding Company LLC and EFIH Finance Inc.

Securities Offered	$2,180,000,000 aggregate principal amount of 10.000% Senior Secured Notes due 2020.

Maturity Date	December 1, 2020.

Interest Rate	The 10.000% notes accrue interest at the rate of 10.000% per annum.

Interest Payment Dates	Interest on the 10.000% notes is payable on June 1 and December 1 of each year.

Ranking	The 10.000% notes are:

	•	senior obligations of the Issuer and rank equally in right of payment with all existing and future senior indebtedness of the Issuer (including the 9.75% notes and EFIH’s guarantees of the EFH Corp. Senior Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes);

	•	secured, equally and ratably with the 9.75% notes and EFIH’s guarantees of the EFH Corp. 10.000% Notes and the EFH Corp. 9.75% Notes, by the pledge of any investments EFIH owns in Oncor Holdings or any of its subsidiaries, which on the date of this prospectus consist of all of the membership interests EFIH owns in Oncor Holdings;

	•	effectively senior to all unsecured indebtedness of the Issuer and any indebtedness secured by the Collateral on a subordinated basis (including the EFIH 11% Notes and the EFIH 11.750% Notes), to the extent of the value of the Collateral;

	•	effectively subordinated to any indebtedness of the Issuer secured by assets of the Issuer other than the Collateral, to the extent of the value of the assets securing such indebtedness;

	•	structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries of EFIH; and

	•	senior in right of payment to any future subordinated indebtedness of the Issuer.

As of December 31, 2011, (1) the Issuer did not have any senior debt other than the 9.75% notes, the 10.000% notes, the EFIH 11% Notes and the guarantees by EFIH of the EFH Corp. Senior Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and (2) the 10.000% notes were structurally subordinated to approximately $6.071 billion principal amount of debt (including long-term debt, including amounts due currently, and short-term borrowings) of the Issuer’s subsidiaries (other than EFIH Finance), including all of Oncor Holdings’ and its subsidiaries’ indebtedness. As of December 31, 2011, Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability).

See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—If a court were to find that EFIH was insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the notes or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Guarantees	The 10.000% notes are not guaranteed.

Security	The 10.000% notes are secured, equally and ratably with the 9.75% notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, by EFIH’s pledge of 100% of the membership interests and other investments it owns or holds in Oncor Holdings. As of the date of this prospectus, $141 million of 9.75% notes, $115 million of EFH Corp. 9.75% notes and $1.061 billion of EFH Corp. 10.000% Notes were outstanding. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The indentures governing the notes may not protect holders from all actions that EFH Corp., EFIH or the Oncor Subsidiaries may take that would reduce the interest of holders of the notes in the Collateral or that may reduce the value of the Collateral, including sales or exchanges of the Collateral or the assets of the Oncor Subsidiaries for other assets or investments.”

Optional Redemption	The Issuer may redeem any of the 10.000% notes on and after December 1, 2015 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the 10.000% notes at any time prior to December 1, 2015 at a price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. In addition, before December 1, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of the 10.000% notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the 10.000% Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of certain transactions meeting the definition of “change of control,” holders of the 10.000% notes will have the right to require the Issuer to repurchase some or all of the 10.000% notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. This right is subject to important limitations. For example, this right will not apply to a transaction that would otherwise be a “change of control” if the transaction meets certain requirements. See “Description of the 10.000% Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of the 10.000% Notes.”

The Issuer may not be able to pay holders the required price for the 10.000% notes they present to it at the time of a change of control, because the Issuer may not have enough funds at that time, or the terms of the Issuer’s other indebtedness or any of its subsidiaries’ indebtedness, including Oncor’s revolving credit facility, may prevent the Issuer from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The Issuer may not be able to repurchase the notes upon a change of control” and “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—We may transfer or dispose of our interests in Oncor Holdings to a third party in a manner that would result in such third party becoming the obligor under the notes, without EFIH being required to offer to repurchase the notes. The risks of an investment in the notes may increase further following such a transaction.”

Important Covenants	The indenture governing the 10.000% notes contains covenants limiting EFIH’s ability and the ability of its restricted subsidiaries to:

	•	pay dividends on or make distributions in respect of EFIH’s capital stock or make other restricted payments;

	•	make investments (including investments in Oncor);

	•	incur additional debt or issue some types of preferred shares;

	•	create liens on assets to secure debt;

	•	sell assets;

	•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets in certain circumstances;

	•	enter into certain transactions with its affiliates; and

	•	designate its subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. EFIH is a holding company for its subsidiaries, including EFIH Finance, with no material operations of its own. As of the date of this prospectus, there are no restricted subsidiaries under the indenture (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor, and its subsidiaries are Unrestricted Subsidiaries under the indenture and, accordingly, are not subject to any of the restrictive covenants or events of default in the indenture. See “Description of the 10.000% Notes.”

Liquidity of Market

We cannot assure you as to the liquidity of markets that may develop for the 10.000% notes, your ability to sell the 10.000% notes or the price at which you would be able to sell the 10.000% notes. The Market Maker has advised us that it intends to make a market in the 10.000% notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Listing	The 10.000% notes are listed on the New York Stock Exchange under the symbol “TXUI 2.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of the 10.000% notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the 10.000% notes in the secondary market. We will not receive any of the proceeds from such resales. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in or incorporated by reference into this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 11, as well as those contained in our 2011 Form 10-K, which is incorporated into this prospectus by reference, before deciding whether or not to invest in the 10.000% notes.

RISK FACTORS

You should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our 2011 Form 10-K, as well as the other information contained in and incorporated by reference into this prospectus, before deciding to invest in the notes. Because we have significant exposure to EFH Corp. credit risk and to the business and financial condition of TCEH, some of the risks described below are risks pertaining to EFH Corp. and TCEH. The selected risks described below and the risks that are incorporated into this prospectus by reference to our 2011 Form 10-K are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks or any of the risks described in our 2011 Form 10-K could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline, or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes and Our Substantial Indebtedness

Our substantial indebtedness could adversely affect our ability to fund our operations, limit our ability to react to changes in the economy or our industry and limit our ability to raise additional capital and adversely impact our ability to meet obligations under the various debt agreements governing our debt.

We are highly leveraged. As of December 31, 2011, our consolidated principal amount of debt, including pushed down debt, totaled $3.433 billion (see Note 5 to Financial Statements in our 2011 Form 10-K). Our substantial indebtedness could have significant consequences, including:

•	making it more difficult for us to make payments on our debt;

•

requiring a substantial portion of cash flow to be dedicated to the payment of principal and interest on debt, thereby reducing our ability to use our cash flow to fund future business opportunities and execution of our strategy;

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	limiting our ability to make strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, debt service requirements, acquisitions and general corporate or other purposes, or to refinance existing debt, and

•

limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to competitors who are less highly leveraged and who, therefore, may be able to operate at a lower overall cost (including debt service) and take advantage of opportunities that we cannot.

Despite our current high debt level, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

We may be able to incur additional debt in the future. Although our debt agreements and certain debt agreements of EFH Corp. contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions. Under certain circumstances, the amount of debt, including secured debt that could be incurred in compliance with these restrictions, could be substantial. The indentures for the EFIH Notes will allow us and EFH Corp. to incur up to an aggregate of $4.0 billion of debt, including the EFH Corp. Secured Notes and the EFIH Notes, secured by a first priority interest in 100% of our membership interests and other investments we own in Oncor Holdings (such membership interests and other investments, the Collateral), and a substantial amount of additional indebtedness, which additional indebtedness may be secured by a junior-priority security interest in the Collateral or by assets of ours or EFH Corp. other than the Collateral. The indentures governing the EFIH Notes also permit us and EFH Corp. to incur additional debt in various other circumstances. If new debt is added to our existing debt levels, the related risks that we and holders of our existing debt now face would intensify.

We may pursue transactions and initiatives that are unsuccessful or do not produce the desired outcome.

Future transactions and initiatives that we may pursue may have significant effects on our business, capital structure, liquidity and/or results of operations. For example, in addition to the exchanges and repurchases of debt that are described in Note 5 to Financial Statements in our 2011 Form 10-K, we have and may continue to pursue, from time to time, transactions and initiatives of various types, including, without limitation, debt exchange transactions, debt repurchases, equity or debt issuances, debt refinancing transactions (including extensions of maturity dates of our debt), asset sales, joint ventures, recapitalizations, business combinations and other strategic transactions. There can be no guarantee that any of such transactions or initiatives would be successful or produce the desired outcome, which could ultimately affect us in a material manner. Moreover, the effects of any of these transactions or initiatives could be material to holders of our debt and could be disproportionate, and directionally different, with respect to one class or type of debt than with respect to others.

Our assets include an investment in debt securities of EFH Corp. We depend on receiving interest payments on these debt securities to fund, at least in part, payments on our debt obligations. If EFH Corp. is unable to service its debt securities because TCEH is unable to distribute or loan funds to EFH Corp. or for other reasons, we may be unable to make payments on our obligations, primarily the EFIH Notes. Consequently, we have significant exposure to EFH Corp. credit risk and to the business and financial condition of TCEH.

As of December 31, 2011, approximately 38% of reported assets on our balance sheet consist of debt securities of EFH Corp. that we also guarantee. Our December 31, 2011 balance sheet reflects an investment in debt securities of EFH Corp. and TCEH with a carrying value of approximately $3.6 billion and principal amount totaling approximately $4.4 billion and receivable from affiliates in the amount of $86 million, representing our claims for accrued interest on these debt securities. We depend on receiving cash interest payments on these debt securities to fund, at least in part, payments on our debt obligations. The indentures governing our debt do not limit our ability to dividend these EFH Corp. debt securities to EFH Corp. so long as we received such securities in exchange for the issuance of EFIH debt. If EFH Corp. is unable to service its debt securities because TCEH is unable to distribute or loan funds to EFH Corp. or for other reasons, or if we dividend these debt securities to EFH Corp. and EFH Corp. does not make capital contributions or loans to us, we may be unable to make payments on our debt obligations. We may acquire additional debt securities of EFH Corp. or TCEH in the future in connection with exchange offers, debt repurchases or other transactions, in which case our exposure to EFH Corp. and TCEH credit risk and to the business and financial condition of TCEH would be increased.

We are highly dependent upon cash flows from EFH Corp. via cash interest payments on EFH Corp. debt securities we hold as an investment or contributions or loans in order to meet our debt obligations, including interest payments on our debt. EFH Corp. is a holding company with no business operations and no significant assets other than its equity investments in EFIH and EFCH, which owns TCEH. TCEH comprises a significant amount of EFH Corp.’s assets and cash flows. Consequently, EFH Corp. receives a significant amount of funds from TCEH for the purpose of EFH Corp. and EFIH making interest payments on their debt obligations. The liabilities of TCEH exceeded its assets as shown on its balance sheet prepared in accordance with US generally accepted accounting principles (“GAAP”) as of December 31, 2011. Further, third-party analyses of TCEH’s business performed in connection with asset value impairment testing for GAAP purposes have indicated that the principal amount of TCEH’s outstanding debt exceeds its enterprise value. If TCEH was deemed not to have net assets, it would not be permitted to pay dividends under applicable state law and/or could be significantly less likely to obtain or access the capital markets and/or liquidity facilities in order to meet its obligations and also loan funds to EFH Corp.

Further, the ability of EFH Corp. to receive funds from TCEH is subject to risks related to TCEH’s business, operations and financial condition, including, among others, general economic conditions, ERCOT market structure, oversight and competition and wholesale electricity prices in ERCOT (which are generally a function of forward natural gas prices and ERCOT market heat rates). A substantial amount of EFH Corp.’s consolidated debt is comprised of debt incurred under the TCEH senior secured credit facilities. As of December 31, 2011, a substantial amount of EFH Corp.’s and TCEH’s long-term debt matures in the next few years, including approximately $120 million principal amount of debt maturing in 2012-2013, approximately $4.3 billion principal amount of debt maturing in 2014 and approximately $3.3 billion principal amount of debt maturing in 2015. A substantial amount of TCEH’s debt is comprised of debt incurred under the TCEH senior secured credit facilities. In April 2011, TCEH was able to secure an extension of a significant portion of the commitments and loans under the TCEH senior secured credit facilities. However, even after taking the extension into account, TCEH still has a significant amount of commitments and loans under the TCEH senior secured credit facilities that will mature in 2013 and 2014 because a significant portion of the commitments (approximately $645 million maturing in 2013) and loans (approximately $3.85 billion principal amount maturing in 2014) were not extended. In addition, notwithstanding the extension, the extended commitments and loans could mature earlier as described in the next paragraph. Moreover, while TCEH was able to extend a significant portion of the commitments and loans under the TCEH senior secured credit facilities, the extensions were only for two years. As a result, TCEH has a substantial principal amount of debt that matures in 2016 (approximately $1.7 billion) and 2017 (approximately $16.4 billion, including $947 million under the TCEH letter of credit facility that is held in restricted cash).

The extended loans under the TCEH senior secured credit facilities include a “springing maturity” provision pursuant to which in the event that (a) more than $500 million aggregate principal amount of the TCEH 10.25% senior notes due 2015 (TCEH 10.25% Notes) or more than $150 million aggregate principal amount of the TCEH 10.50%/11.25% senior toggle notes due 2016 (TCEH Toggle Notes) (in each case, other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (b) TCEH’s consolidated total debt to consolidated EBITDA ratio (as defined in the TCEH senior secured credit facilities) is greater than 6.00 to 1.00 at such applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes. As a result of this “springing maturity” provision, TCEH may lose the benefit of the extension of the commitments and loans under the TCEH senior secured credit facilities if it is unable to refinance the requisite portion of the TCEH 10.25% Notes and TCEH Toggle Notes (collectively, the TCEH Senior Notes) by the applicable deadline. The TCEH 10.25% Notes mature on November 1, 2015, and the TCEH Toggle Notes mature on November 1, 2016. If holders of the TCEH Senior Notes are unwilling to extend the maturities of their notes, then, to avoid the “springing maturity” of the extended loans,

TCEH may be required to repay a substantial portion of the TCEH Senior Notes at prices above market or at par. There is no assurance that TCEH will be able to make such payments, whether through cash on hand or additional financings. As of December 31, 2011, $3.125 billion and $1.568 billion aggregate principal amount of the TCEH 10.25% Notes and the TCEH Toggle Notes, respectively, were outstanding, excluding amounts held by EFH Corp. and EFIH.

Wholesale electricity prices in the ERCOT market have generally moved with the price of natural gas. Accordingly, the contribution to earnings and the value of TCEH’s nuclear and lignite/coal-fueled generation assets are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008 (from $10.90 per million British thermal units (“MMBtu”) in mid-2008 to $3.94 per MMBtu at December 31, 2011 for calendar year 2013). In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. These market conditions are challenging to the long-term profitability of TCEH’s generation assets. Specifically, low natural gas prices and their effect in ERCOT on wholesale electricity prices could have a material impact on the overall profitability of TCEH’s generation assets for periods in which TCEH does not have significant hedge positions. As of December 31, 2011, TCEH has hedged only approximately 58% and 31% of its wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, based on the US Environmental Protection Agency’s (“EPA”) currently governing Clean Air Interstate Rule (“CAIR”), and TCEH does not have any significant amounts of hedges in place for periods after 2014. Consequently, a continuation, or further decline, of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit or hinder TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to support its significant interest payments and debt maturities, which could adversely impact TCEH’s ability to obtain additional liquidity and refinance and/or extend the maturities of its outstanding debt.

In July 2011, the EPA issued the Cross-State Air Pollution Rule (CSAPR). In February 2012, the EPA released a final rule (Final Revisions) and a direct-to-final rule (Direct Final Rule) revising certain aspects of the CSAPR, including emissions budgets for the State of Texas. If the EPA receives significant adverse comments on the Direct Final Rule, it will be withdrawn and its provisions considered in a proposed rule subject to normal notice-and-comment rulemaking procedures. The CSAPR is currently stayed pending judicial review of the rule. However, the emissions budgets established by the Final Revision along with the Direct Final Rule would require significant additional reductions of sulfur dioxide (SO2) and nitrogen oxide (NOx) emissions from TCEH’s fossil-fueled generation units. Material capital expenditures and operating costs would be required to comply with CSAPR, as revised in February 2012, as well as with other recently issued or pending environmental regulations. This increase in expenditures could impact TCEH’s ability to make interest payments on its debt and to loan funds to EFH Corp., which may affect EFH Corp.’s ability to make interest payments on EFH Corp.’s debt and loan funds to EFIH to service its debt.

Consequently, EFIH’s ability to meets its debt obligations is highly dependent upon EFH Corp.’s liquidity, which is dependent upon the ability of TCEH to make loans to EFH Corp. Thus, while EFIH does not generally have direct exposure to natural gas prices, environmental regulations and other factors affecting TCEH’s business, EFIH indirectly has significant exposure to those risks.

Moreover, TCEH’s intercompany notes receivable from EFH Corp., which are guaranteed by EFIH and EFCH on a senior unsecured basis, are demand notes, which means that TCEH can require payment of all or a portion of these notes at any time. As of February 15, 2012, the aggregate principal amount of these intercompany notes was approximately $960 million. Additionally, a lender under TCEH’s credit agreement has alleged as recently as the first quarter of 2012, and other TCEH creditors may allege in the future, that the intercompany notes are fraudulent transfers or that authorizing intercompany loans to be made thereunder violates the fiduciary duties of TCEH’s or EFCH’s directors. If a TCEH creditor were to prevail on this type of claim in a court of competent jurisdiction, EFH Corp. may be required immediately to repay the principal amount of the intercompany notes and interest thereon and may be unable thereafter to obtain future funding under such notes. EFH Corp. may not have sufficient cash to repay the entire balance of the intercompany notes.

A failure by EFH Corp. to repay the intercompany notes when required could result in defaults under EFH Corp.’s other debt, including debt that EFIH guarantees. It could also result in EFIH’s guarantee of the intercompany notes being called, which could cause defaults under EFIH’s other debt.

See “—Risks Related to Exposure to EFH Corp. and TCEH.”

Our debt agreements, certain of the debt agreements of EFH Corp. and the Oncor “ring-fencing” measures contain restrictions that limit flexibility in operating our businesses.

Our debt agreements and certain of the debt agreements of EFH Corp. contain various covenants and other restrictions that limit our ability to engage in specified types of transactions and may adversely affect our ability to operating activities. These covenants and other restrictions limit our ability to, among other things:

•	incur additional debt or issue preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make investments;

•	sell or transfer assets;

•	create liens on assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates, and

•	designate subsidiaries as unrestricted subsidiaries.

There are a number of important limitations and exceptions to these covenants and other restrictions. See Note 5 to Financial Statements in our 2011 Form 10-K for a description of these covenants and other restrictions.

In addition, as described in Note 1 to Financial Statements in our 2011 Form 10-K, EFH Corp. and Oncor have implemented a number of “ring-fencing” measures to enhance the credit quality of Oncor Holdings and its subsidiaries, including Oncor. Those measures, many of which were agreed to and required by the PUCT’s Order on Rehearing in Docket No. 34077, include, among other things:

•	Oncor Holdings’ and Oncor’s board of directors being comprised of a majority of directors that are independent from the Texas Holdings Group, EFH Corp. and its other subsidiaries, including EFIH;

•	Oncor being treated as an unrestricted subsidiary with respect to EFIH’s and EFH Corp.’s debt;

•	Oncor not being restricted from incurring its own debt;

•	Oncor not guaranteeing or pledging any of its assets to secure the debt of any member of the Texas Holdings Group, including EFIH;

•

restrictions on distributions by Oncor, and the right of the independent members of Oncor’s board of directors and the largest non-majority member of Oncor to block the payment of distributions to Oncor Holdings (i.e. such distributions not being available to us or EFH Corp. under certain circumstances), and

•	restrictions on the ability to sell a majority interest in Oncor until October 2012.

We may not be able to generate or receive sufficient cash to service our debt and may be forced to take other actions to satisfy the obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on debt obligations depends on i) receiving dividends from Oncor Holdings, ii) receipt of interest payments from EFH Corp. and TCEH on EFH Corp. and TCEH debt we hold as an investment and iii) capital contributions or loans from EFH Corp. In each case, our receipt of funds is subject to factors beyond our control, including prevailing economic and competitive conditions and to certain financial, operational and other factors affecting the business of Oncor, EFH Corp. or TCEH (as applicable). We may not be able to maintain a level of cash flows sufficient to pay the principal, premium, if any, and interest on our debt.

If cash flows and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and might be forced to reduce or delay investments, or to dispose of assets or operations, seek additional capital or restructure or refinance debt. These alternative measures may not be successful, may not be completed on economically attractive terms or may not be adequate for us to meet our debt obligations when due. Additionally, our debt agreements limit the use of the proceeds from many dispositions of assets or operations. As a result, we may not be permitted to use the proceeds from these dispositions to satisfy our debt obligations.

See “—Risks Related to Exposure to EFH Corp. and TCEH.”

EFH Corp. and TCEH are not obligated to provide funds to us to pay principal, premium and interest on the EFIH Notes or other obligations.

None of EFH Corp., EFCH or TCEH and its subsidiaries are obligated to make any loans or payments to us, including to make payments on EFIH Notes. However, EFH Corp. may choose to, but is not obligated to, loan or contribute cash to us to make such payments. EFH Corp. is a holding company and substantially all of its consolidated assets are held by its subsidiaries. Therefore, to the extent EFH Corp. chooses to loan or contribute cash to make payments on our debt or other obligations, EFH Corp. will likely depend on cash generated by or loans from EFCH, TCEH and TCEH’s subsidiaries to make such loans or contributions. Pursuant to the indentures governing certain TCEH notes due in 2015, 2016, 2020 and 2021 and TCEH’s senior secured credit facilities, as long as TCEH is a subsidiary of EFH Corp., TCEH may provide EFH Corp. with intercompany loans on arm’s length terms to allow EFH

Corp. to pay principal, premium and interest on certain debt of EFH Corp. However, such indentures limit TCEH’s ability to provide such loans for payment of principal, premium and interest on debt of EFH Corp.’s subsidiaries, including the EFIH Notes. In addition, the TCEH senior secured credit facilities limit the amount of borrowings that may be outstanding under certain notes receivable from EFH Corp. that are payable to TCEH for debt principal and interest payments of EFH Corp. to $2 billion in the aggregate at any time, $1.359 billion of which was outstanding as of December 31, 2011, and $950 million of which was subsequently repaid with the proceeds from the EFIH 11.750% Notes offerings. Further, under the terms of TCEH’s debt agreements and state law, TCEH is restricted from paying distributions, except in limited circumstances. As a result, if EFH Corp. does not make capital contributions or loans to EFIH or if TCEH does not or is not permitted to make loans to EFH Corp. for EFH Corp. to service its debt, then we may not be able to make payments on the EFIH Notes or its other obligations. See “—Risks Related to Exposure to EFH Corp. and TCEH.”

EFIH has a very limited ability to control activities at Oncor due to structural and operational “ring-fencing” measures.

EFIH depends upon Oncor for a significant amount of its cash flows and relies on such cash flows in order to satisfy its obligations. However, EFIH has a very limited ability to control the activities of Oncor. As part of the “ring-fencing” measures implemented by EFH Corp. and Oncor, a majority of the members of Oncor’s board of directors are required to meet the New York Stock Exchange requirements for independence in all material respects, and the unanimous, or majority, consent of such directors is required for Oncor to take certain material actions. In addition, any new independent directors are required to be appointed by the nominating committee of Oncor Holdings’ board of directors, a majority of whose members are independent directors. No member of EFIH’s or EFH Corp.’s management is a member of Oncor’s board of directors. Under Oncor Holdings’ and Oncor’s organizational documents, EFH Corp. has limited indirect consent rights with respect to the activities of Oncor, including (i) new issuances of equity securities by Oncor, (ii) material transactions with third parties involving Oncor outside of the ordinary course of business, (iii) actions that cause Oncor’s assets to be subject to an increased level of jurisdiction of the US Federal Energy Regulatory Commission (“FERC”), (iv) any changes to the state of formation of Oncor, (v) material changes to accounting methods not required by US GAAP and (vi) actions that fail to enforce certain tax sharing obligations between Oncor and EFH Corp. In addition, the Sponsor Group has committed with the PUCT to hold a majority interest in Oncor through October 2012.

If we, any of our subsidiaries, EFH Corp. or TCEH default on obligations to pay indebtedness, we may not be able to make payments on the notes.

Any default under our, our subsidiaries’, EFH Corp.’s or TCEH’s debt agreements that is not waived by the required lenders or noteholders, and the remedies sought by the holders of such debt, could prevent us from paying principal, premium, if any, and interest on the notes, which could substantially decrease the market price of the notes. If we or affiliated entities are unable to generate sufficient cash flows, including amounts that may be distributed to us from our unrestricted subsidiaries, and we are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our or their debt, or if we or affiliates (including EFH Corp. and TCEH) otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our or their indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders could elect to terminate their commitments thereunder, cease making further loans and, in the case of the holders of the notes, institute foreclosure proceedings against the pledged assets, and we could be forced into bankruptcy, liquidation or insolvency. A portion of our cash flows comes from EFH Corp.’s and TCEH’s payment of interest on certain of their debt securities held by us, and a default under their debt agreements could result in our no longer receiving interest payments on such debt. If we do not receive these interest payments, we may not be able to make payments on the notes.

There are no guarantors of the notes. As a result, the notes are structurally subordinated to all liabilities of all of EFIH’s subsidiaries (other than EFIH Finance) and will have no claim on the assets of EFH Corp. or its other subsidiaries, including Oncor, Oncor Holdings and TCEH.

The notes are not guaranteed. EFIH is a holding company, does not have any operations and generally relies on distributions from its subsidiaries, interest earned on investments in EFH Corp. and TCEH debt and loans and capital contributions from EFH Corp. for its cash flows. EFH Corp. has no obligation to make loans or capital contributions to us. EFIH’s subsidiaries generated substantially all of its reported consolidated net income for the year ended December 31, 2011, and as of December 31, 2011, EFIH’s investments in its subsidiaries represented approximately 60% of its reported total assets, and investments in EFH Corp. debt (the substantial majority of which is debt that EFIH guarantees) and TCEH debt represented substantially all of the remainder of its reported total assets. The carrying value of the EFH Corp. and TCEH debt held by EFIH, which is reported as investment in long-term debt of affiliates on EFIH’s balance sheet, totaled $3.632 billion at December 31, 2011, representing the fair value of the debt. Most of such debt has a limited trading market, and the EFH Corp. debt has virtually no restrictive covenants.

EFIH’s subsidiaries (including Oncor Holdings and Oncor and their subsidiaries) and EFH Corp. and its other subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. The notes are structurally subordinated to the indebtedness and other liabilities of all of EFIH’s subsidiaries (including Oncor Holdings and Oncor and its subsidiaries), other than EFIH Finance, and holders of the notes will have no claim on the assets of EFH Corp., Oncor, Oncor Holdings, EFCH, TCEH or any of TCEH’s subsidiaries, none of which is obligated to make payments on the notes.

The indentures governing the notes do not limit or restrict the activities of the Oncor Subsidiaries.

The Oncor Subsidiaries are not “Restricted Subsidiaries” under the indentures governing the notes (except under certain circumstances, such as in connection with the calculation of the “fixed charge coverage ratio” or “consolidated leverage ratio” for purposes of making certain restricted payments; see “Description of the 9.75% Notes” and “Description of the 10.000% Notes”). As of the date of this prospectus, EFIH’s subsidiaries (other than EFIH Finance) consist only of the Oncor Subsidiaries, all of which are unrestricted subsidiaries of EFIH. Accordingly, none of EFIH’s subsidiaries (other than EFIH Finance) is subject to the restrictive covenants contained in the notes described under “Description of the 9.75% Notes” and “Description of the 10.000% Notes,” and none of EFIH’s subsidiaries guarantees the notes.

Because the Oncor Subsidiaries are unrestricted subsidiaries of EFIH under the indentures governing the notes and therefore are not subject to any of the restrictive covenants therein, the indentures do not serve to limit or restrict the ability of Oncor Holdings or its subsidiaries to take any actions or enter into any transactions that would impair their ability to distribute funds to EFIH to service the notes and other debt of EFIH, or that would negatively affect the value of EFIH’s equity interests in Oncor Holdings that are pledged as Collateral for the notes, such as incurring debt, selling or transferring all or a portion of the assets of Oncor Holdings or its subsidiaries, entering into joint ventures, dividending out assets or engaging in speculative investments.

The notes are secured only to the extent of the value of the assets that have been granted as security for the notes.

The Collateral securing the notes includes only EFIH’s membership interests and other investments that EFIH owns or holds in the Oncor Subsidiaries (which as of the date of this prospectus consists of 100% of the membership interests of Oncor Holdings), but does not include any assets of Oncor Holdings or its subsidiaries. Oncor Holdings owns approximately 80% of Oncor. No appraisals of any of the Collateral securing the notes have been prepared by or on behalf of the Issuer. The fair market value of the Collateral may not be sufficient to repay the holders of the notes upon any foreclosure. The fair market value of the membership interests of Oncor Holdings is subject to fluctuations based on factors that include, among other things, the financial results and prospects of the Oncor Subsidiaries and their ability to implement their business strategy, Oncor’s capital structure and the amount of its other existing indebtedness (as to which EFIH has no control), applicable regulatory approvals that may be required to foreclose on the membership interests of Oncor Holdings and subsequently dispose of the membership interests of Oncor Holdings, the ability to sell the membership interests of Oncor Holdings in an orderly sale, general economic conditions, the availability of buyers and similar factors. Furthermore, upon a foreclosure in the Collateral, holders may be limited in their ability to obtain the best price for the Collateral if they are unable to exercise a “drag-along” right to force Texas Transmission Investment LLC (“Texas Transmission”), Oncor’s largest non-majority owner, to sell its membership interests pursuant to the terms of an investor rights agreement, dated November 5, 2008, among EFH Corp., Oncor Holdings, Oncor and Texas Transmission (the “Investor Rights Agreement”). In addition, a court could limit recoverability if it were to apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes are also secured by the Collateral, equally and ratably with the notes.

In the event that a bankruptcy or similar proceeding is commenced by or against the Issuer, if at the time of the filing the value of the membership interests of Oncor Holdings and other Collateral is less than the amount of principal and accrued and unpaid interest on the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, interest may cease to accrue on the notes thereafter. If at the time of the filing the value of the membership interests of Oncor Holdings and other Collateral is greater than the amount of principal and accrued and unpaid interest on the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, interest may nevertheless cease to accrue at a subsequent time if at such time the value ceases to be in excess of the principal and accrued and unpaid interest. It is possible, given the broad discretionary powers of a bankruptcy court, even if at the time of the filing the value of the membership interests of Oncor Holdings and other Collateral is greater than the amount of principal and accrued and unpaid interest on the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes on the date of filing, claims on the membership interests of Oncor Holdings and other Collateral for interest accruing from and after the date the bankruptcy petition is filed might not be allowed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale of the membership interests of Oncor Holdings and other Collateral may not be sufficient to pay the obligations due under the notes.

To the extent that the claims of the holders of the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes exceed the value of the membership interests of Oncor Holdings and other Collateral, those excess claims will rank equally with the claims of the holders of EFIH’s then outstanding senior debt. As a result, if the value of the membership interests of Oncor Holdings and other Collateral is less than the value of the claims of the holders of the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, those claims may not be satisfied in full.

In addition to the regulatory approvals described in the following risk factor, the security interest granted in favor of the collateral trustee is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract, and we cannot assure you that the collateral trustee will be able to obtain any such consent. The consents of any third parties may not be given when required to facilitate a foreclosure on any particular assets. Accordingly, the collateral trustee may not have the ability to foreclose upon such assets, and the value of the Collateral may significantly decrease.

Regulatory approvals may be required in order to enforce the security interests in the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures the notes.

The Collateral securing the notes includes all of EFIH’s membership interests and other investments that EFIH owns or holds in the Oncor Subsidiaries. Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915, an electric utility must obtain prior PUCT approval of any change in majority ownership, controlling ownership or operational control of Oncor. As a result, prior to any foreclosure on the membership interests of Oncor Holdings, approval of the PUCT may be required for a change in ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor. Therefore, in connection with any action taken to enforce the security against the Collateral, such approval may not be granted and, if it were to be granted, it is not known how long such approval would take. Even if the approval were granted to foreclose on the Collateral, then additional prior PUCT approval may also be required for any subsequent change in majority ownership, controlling ownership or operational control of the membership interests of Oncor Holdings. Additionally, Texas Holdings has committed to hold a majority ownership interest in Oncor through October 10, 2012. This commitment is incorporated in the PUCT’s Order on Rehearing in Docket No. 34077.

In addition, pursuant to the terms of the Investor Rights Agreement, any transfer of the equity interests in Oncor Holdings to a third party, including as a result of any enforcement of the lien on the Collateral securing the notes, the EFIH 11% Notes, the EFIH 11.750% Notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, may be limited and give rise to a tag-along right of Texas Transmission to participate in that transfer on a pro rata basis, which may hinder the enforcement of the lien on the Collateral in a timely manner, if at all.

In the event of the Issuer’s bankruptcy, the ability of the holders of the notes to realize upon the Collateral securing the notes will be subject to certain bankruptcy law limitations.

The right of the trustee for the notes to repossess and dispose of the Collateral, which secures the notes, the EFIH 11% Notes, the EFIH 11.750% Notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against the Issuer. This could be true even if bankruptcy proceedings are commenced after the trustee for the notes has repossessed and disposed of the Collateral. Under bankruptcy law, secured creditors, such as the trustee for the notes, are prohibited from repossessing collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use any such collateral, and the proceeds, products, rents or profits of such collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” varies according to circumstances, but in general the doctrine of “adequate protection” requires a debtor to protect the value of a secured creditor’s interest in the collateral, through cash payments, the granting of an additional security interest or otherwise. It is impossible to predict whether or when payments in respect of the notes might be made following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the Collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have unsecured “deficiency claims” as to the difference. Federal bankruptcy laws do not generally permit the payment of interest, costs, or attorneys’ fees for unsecured claims during the debtor’s bankruptcy case.

Under the indentures governing the notes, holders of the notes agree to not file a bankruptcy proceeding against Oncor Holdings or any of its subsidiaries.

By accepting any notes, holders of the notes acknowledge and agree that they will not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor or any of their subsidiaries, or against any of the assets of Oncor Holdings, Oncor or any of their subsidiaries. Such holders further acknowledge and agree that each of Oncor Holdings, Oncor and any of their subsidiaries is a third party beneficiary of the foregoing covenant and has the right to specifically enforce such covenant in any proceeding at law or in equity.

In the event that the Issuer becomes the subject of a bankruptcy proceeding, holders of the notes will only have a claim for repayment of their notes against the Issuer’s assets, including the membership interests of Oncor Holdings and any other Collateral.

Holders of the notes will not benefit from a guarantee of EFH Corp. or any of its other subsidiaries. Therefore, in the event that the Issuer becomes the subject of a bankruptcy proceeding, holders of the notes will only have a claim against the Issuer’s assets, including the membership interests of Oncor Holdings and any other Collateral, to satisfy any outstanding principal, premium and interest on the notes, and will have no claim against the assets of EFH Corp. or any of its subsidiaries (other than the Issuer), including EFCH and TCEH, or against the assets of the Oncor Subsidiaries.

The value of the Collateral may be diluted if we incur additional debt that is secured equally and ratably by the same Collateral securing the notes or if the Collateral is sold.

EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes are secured by the Collateral on an equal and ratable basis with the notes. In addition, the indentures governing the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes provide that EFH Corp. and EFIH may incur up to an aggregate of $4.0 billion of debt, including the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, which would be secured on a parity lien basis by the Collateral. Therefore, because the principal amount of the notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes is less than $4.0 billion, EFH Corp. and EFIH may subsequently incur additional debt secured on a parity lien basis by the Collateral up to the $4.0 billion limit, subject to restrictions on their ability to incur debt and liens under the indentures governing the notes and under other documents governing their indebtedness. To the extent that any of this additional debt is incurred in the future, the interests of holders of the notes in the Collateral will be diluted. Additionally, EFH Corp. and EFIH may issue substantantial additional debt that is secured by a junior lien on the Collateral, such as the EFIH 11% Notes and the EFIH 11.750% Notes, subject to restrictions on their ability to incur debt and liens under the indentures governing the notes and under other documents governing their indebtedness.

The collateral trust agreement governing the pledge of Collateral generally provides that the holders of a majority of the debt secured by a first priority lien on the Collateral, including the notes, the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any future debt incurred by EFH Corp. or EFIH secured by the Collateral equally and ratably, will have, subject to certain limited exceptions, the exclusive right to manage, perform and enforce the terms of the security documents securing the rights of secured debtholders in the Collateral, and to exercise and enforce all privileges, rights and remedies thereunder. To the extent that EFH Corp. and/or EFIH incurs additional secured debt that is secured equally and ratably with the notes and the amount of this additional secured debt, alone or together with any EFH Corp. 9.75% Notes and EFH Corp. 10.000% Notes, exceeds the amount of the notes, the holders of such secured debt may be able to exercise control under the collateral trust agreement and other security documents.

EFIH will in most cases have control over the Collateral.

EFIH will in most cases have control over the Collateral securing the notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, and to the extent permitted, its sale by EFIH would eliminate the collateral securing such notes and guarantees. The documents governing the pledge of the Collateral permit EFIH to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of, any income from, the Collateral, such as cash dividends. In addition, in certain limited circumstances EFIH will have the right to sell the Collateral free and clear of the security interest underlying the notes.

Rights of holders of the notes in the Collateral may be adversely affected by the failure to perfect security interests in certain Collateral acquired in the future.

EFIH may acquire assets or investments in the future that would be required to be pledged as Collateral securing the notes. There can be no assurance that the trustee or the collateral trustee will monitor, or that we will inform the trustee or the collateral trustee of, the future acquisition of assets or investments that would be required to be pledged as Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Neither the trustee nor the collateral trustee has an obligation to monitor the acquisition of additional assets or investments that are required to be pledged as Collateral or the perfection of any security interest in such Collateral. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the notes against third parties.

We may transfer or dispose of our interests in Oncor Holdings to a third party in a manner that would result in such third party becoming the obligor under the notes, without EFIH being required to offer to repurchase the notes. The risks of an investment in the notes may increase further following such a transaction.

The indentures governing the notes provide that EFIH may engage in a “Permitted Asset Transfer” with respect to all of EFIH’s equity interests and other investments in the Oncor Subsidiaries that would result in the notes no longer being obligations of EFIH. A Permitted Asset Transfer includes the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of EFIH’s equity interests and other investments in the Oncor Subsidiaries or successor Oncor business and all other Collateral held by EFIH.

If a valid Permitted Asset Transfer occurs, the notes would become obligations of the third party transferee of the investments in the Oncor Subsidiaries, which would result in EFIH no longer being liable on the notes. In connection with a Permitted Asset Transfer to a third party transferee, such third party transferee, as the successor obligor, may not have sufficient sources of capital to service its debt and the obligations under the notes, the EFIH 11% Notes, the EFIH 11.750% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, which would also be assumed by the third party transferee, and distributions from the Oncor Subsidiaries may not be available or sufficient to service the obligations under the notes. None of the Oncor Subsidiaries will become obligated on the notes, the EFIH 11% Notes, the EFIH 11.750% Notes, the EFH Corp. 9.75% Notes or the EFH Corp. 10.000% Notes as a result of a Permitted Asset Transfer.

Additionally, if a Permitted Asset Transfer occurs in accordance with the terms of the indentures governing the notes, the Issuer will not be required to make a change of control offer to repurchase the notes under the indentures even if a change of control may otherwise have occurred.

If a merger of EFIH into EFH Corp. occurs, the covenants, events of default and other terms of the notes will be amended to be substantially similar to those of the EFH Corp. 9.75% Notes. The amended provisions may be less restrictive than the original terms of the notes, in particular with respect to the ability to incur debt or make restricted payments.

The indentures governing the notes provide that a Permitted Asset Transfer may only occur if certain conditions are met, including a requirement that the ratings of the notes are not lowered by two or more rating agencies (or the only rating agency then rating the notes) during a specified period before or after the proposed Permitted Asset Transfer has been publicly announced. However, these conditions may not protect holders against actions that EFIH or the permitted transferee could take that may negatively impact the credit risk of the notes following a Permitted Asset Transfer, such as removing assets and cash from EFIH or the Oncor Subsidiaries or increasing debt at EFIH before the Permitted Asset Transfer. In addition, because EFIH is a “Restricted Subsidiary” under the indentures governing the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, assets of EFIH, other than the Collateral, could be transferred to EFH Corp. prior to a Permitted Asset Transfer and would in that case not be assets of EFIH or a third party transferee that becomes the obligor of the notes.

The third party transferee that becomes the obligor on the notes may itself engage in a subsequent Permitted Asset Transfer, in which case the risks described above would continue to apply with respect to the subsequent Permitted Asset Transfer and the subsequent third party transferee.

There will be no event of default under the indentures governing the notes if the Oncor Subsidiaries take actions or enter into transactions that would impair their ability to distribute funds to EFIH, which could impair EFIH’s ability to make payments on the notes, or that would negatively affect the value of the assets that are pledged as Collateral, such as incurring debt, selling or transferring all or a portion of the assets of Oncor, entering into joint ventures, dividending out assets or engaging in speculative investments.

Any of the above actions on the part of EFIH, the third party transferee or subsequent third party transferee or the Oncor Subsidiaries following the completion of a Permitted Asset Transfer may further increase the credit risk of the notes, may result in the rating agencies taking negative action with respect to the notes and may reduce the market price of the notes.

See the definitions of “Change of Control” and “Permitted Asset Transfer” contained under “Description of the 9.75% Notes” and “Description of the 10.000% Notes” for more information.

The indentures governing the notes may not protect holders from all actions that EFH Corp., EFIH or the Oncor Subsidiaries may take that would reduce the interest of holders of the notes in the Collateral or that may reduce the value of the Collateral, including sales or exchanges of the Collateral or the assets of the Oncor Subsidiaries for other assets or investments.

Under the indentures governing the notes, EFIH may dispose of all or a portion of the Collateral for fair market value consideration (including consideration other than cash) that may consist of assets or equity interests in joint ventures. Additionally, there will be no event of default under the indentures if the Oncor Subsidiaries sell, transfer or otherwise dispose of their assets or equity interests for any form of consideration.

If EFIH or the Oncor Subsidiaries effect any of these transactions, holders’ interest in the Collateral or the value of the Collateral may be materially reduced.

The indentures governing the notes allow EFIH to transfer any of the Collateral in exchange for an equivalent fair market value of assets other than cash or for investments in businesses that are similar to the businesses of Oncor, including interests in joint ventures in businesses that are not controlled by EFH Corp. or EFIH. The assets received as consideration and pledged as substitute Collateral may prove to be less valuable than the value of the investments in Oncor that were disposed of in such transfer or exchange. Additionally, if interests in a new business were received in exchange for the Collateral, such new business may, in the future, engage in business activities that are different from the business that Oncor presently is in or such new business may not prove to be as creditworthy or valuable as Oncor, and EFIH may not have any control over such business’ activities if a minority interest in the joint venture interests was received in such transfer or exchange. Therefore, such new collateral may negatively alter the risk profile of EFIH or the value of such new collateral may decline relative to the value of the disposed investments in Oncor.

There will be no event of default under the indentures governing the notes if any of the Oncor Subsidiaries sells, transfers or disposes of the assets of Oncor Holdings or investments in or assets of Oncor. The consideration received in exchange for such assets or investments may decline in value as compared to the assets or investments that were so disposed, and, therefore, the value of the Collateral may be less than if such assets and investments had been retained. The Oncor Subsidiaries may transfer their assets and investments in exchange for interests in other businesses or assets, minority interests or interests in joint ventures, in which case the value of the Collateral may be at risk of declining due to the factors described above.

In any joint venture in which EFIH or an Oncor Subsidiary has an interest, EFIH or the Oncor Subsidiary may not have the right or power to direct the management and policies of such joint ventures and other participants may take actions contrary to the instructions or requests of EFIH or such Oncor Subsidiary or against its policies and objectives, and any such actions taken by such joint ventures may not be in the best interests of holders of the notes. In addition, the other participants to any such joint venture may become bankrupt or have economic or other business interests or goals that are inconsistent with the goals of EFIH or such Oncor Subsidiary and/or holders of the notes.

The completion of any of the above events may result in the credit risk of the notes increasing, the credit rating agencies taking negative action with respect to the notes or the market price of the notes declining. Additionally, in the event of any foreclosure on the Collateral, holders of the notes may recover less than if the Collateral still consisted of investments in the Oncor Subsidiaries.

Holders of the notes may be required to recognize taxable gain or loss in connection with a Permitted Asset Transfer.

In connection with a Permitted Asset Transfer, EFIH’s obligations under the notes would be transferred to, and assumed by, a third party transferee or may be considered, for U.S. federal income tax purposes, to undergo a substitution of obligors even if not transferred to, or assumed by, a third party transferee. Upon any such transfer or deemed substitution of obligors, you may be deemed to have exchanged the notes for new notes for U.S. federal income tax purposes. Upon such deemed exchange, a holder, under U.S. federal income tax law, may be required to recognize gain or loss equal to the difference between the amount deemed to be realized in connection with the deemed exchange and such holder’s adjusted tax basis in the notes on the date of the deemed exchange. For more information, please see “Material U.S. Federal Tax Considerations—Material Tax Consequences to U.S. Holders—Sale, Exchange, Retirement or Other Taxable Disposition of Notes.”

If a court were to find that EFIH was insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the notes or the pledge of the Collateral by EFIH as a fraudulent conveyance.

In a bankruptcy proceeding, a trustee, debtor in possession or another person acting on behalf of the bankruptcy estate may seek to recover all or a portion of transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws even if the debtor is not in bankruptcy.

Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when a debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee, debtor in possession or another person acting on behalf of a bankruptcy estate may be able to recover such transfers under the fraudulent conveyance provisions of the bankruptcy law and/or state fraudulent conveyance laws. The fraudulent conveyance provisions of the bankruptcy law allow the trustee, debtor in possession, or other person acting on behalf of a bankruptcy estate to void a fraudulent conveyance made within two years prior to the commencement of a bankruptcy proceeding. Under state fraudulent conveyance laws, transfers made more than two years prior to the commencement of a fraudulent conveyance lawsuit may be subject to avoidance.

If a court were to find that EFIH issued the notes or granted its pledge of the Collateral under circumstances constituting a fraudulent conveyance, then a court could void all or a portion of the obligations under the notes or the pledge of the Collateral. In addition, under such circumstances, the value of any consideration (including interest) noteholders received with respect to the notes and the Collateral, including upon foreclosure of the Collateral, could also be subject to recovery from such noteholders and, possibly, from subsequent transferees of the notes. If the pledge of the Collateral was voided and the issuance of the notes was not voided, then noteholders would become unsecured creditors.

The notes or the pledge of the Collateral by EFIH could be voided as a fraudulent conveyance, or claims in respect of the notes or pledge could be subordinated to all other debts of EFIH, if, at the time it incurred the debt evidenced by the notes, or granted the pledge, EFIH received less than reasonably equivalent value or fair consideration for the issuance of the notes or the grant of the pledge of the Collateral, as applicable, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence or grant;

•	was engaged in a business or transaction for which EFIH’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

EFIH’s assets currently exceed its liabilities as shown on its balance sheet prepared in accordance with GAAP as of December 31, 2011. In accordance with these accounting principles, only a portion of EFH Corp.’s debt that is guaranteed by EFIH is included on (pushed down to) EFIH’s balance sheet as long-term debt. If all of the debt of EFH Corp. guaranteed by EFIH is included in EFIH’s liabilities, including $1.592 billion of demand notes payable by EFH Corp. to TCEH, EFIH’s total principal amount of debt as of December 31, 2011 would be approximately $6.1 billion (net of any such EFH Corp. debt that is held by EFIH). Approximately $3.7 billion of the assets shown on EFIH’s balance sheet as of December 31, 2011 consisted of the carrying value of $4.508 billion aggregate principal amount of debt securities of EFH Corp. and TCEH that are held by EFIH and related receivables for accrued interest.

The values assigned to assets and liabilities in EFIH’s balance sheet are not necessarily indicative of the values that a court would assign to such assets and liabilities in making a solvency determination. As noted above, our GAAP liabilities do not include all the debt of EFH Corp. that we guarantee, and the value of our assets will be largely dependent on the fair saleable value of EFIH’s investment in Oncor. Valuing EFIH’s investment in Oncor involves a number of assumptions and judgments, including regarding the future cash flows of Oncor and the value of comparable companies, and we cannot assure you that a court would value this investment at an amount that would make us solvent.

We cannot assure noteholders that EFIH would satisfy the solvency tests set forth above, that EFIH’s assets would not constitute unreasonably small capital or what standard a court would apply in determining whether EFIH would be considered to be insolvent. In addition, we cannot assure noteholders a court would determine that reasonably equivalent value or fair consideration was received by EFIH in connection with the issuance of the notes and/or the grant of the pledge, as applicable.

The Issuer may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, the Issuer will be required to offer to repurchase all of the notes at 101% of their respective principal amount plus accrued and unpaid interest. The source of funds for any purchase of the notes will be the Issuer’s available cash or cash generated from the Issuer’s subsidiaries’ operations or other sources, including borrowings, sales of assets, sales of equity or cash loaned or contributed by EFH Corp. The Issuer may not be able to repurchase the notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, EFIH may be restricted under the terms of debt agreements of Oncor and TCEH from receiving funds from Oncor and/or TCEH sufficient to repurchase all of the notes tendered by holders upon a change of control. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the notes unless the Issuer is able to refinance or obtain waivers under the instruments governing its indebtedness. The Issuer’s failure to repurchase the notes upon a change of control would cause a default under the indentures governing the notes and may cause a cross-default under certain of the Issuer’s and/or EFH Corp.’s or its subsidiaries’ other debt agreements.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

There may be limited liquidity in the trading market for the notes.

The Market Maker has advised us that it and its affiliates intend to make a market in the notes, as permitted by applicable laws and regulations; however, neither the Market Maker nor any of its affiliates is obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest in securities dealers making a market in the notes and other factors. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active market does not develop or is not maintained, the price and liquidity of the notes will be adversely affected.

Historically, the market for non-investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The interests of the Sponsor Group may differ from the interests of the holders of the notes.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully diluted basis through their investment in Texas Holdings. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s limited liability company agreement, to have shared voting or dispositive power over Texas Holdings. As a result of this ownership and the Sponsor Group’s aggregate ownership in interests of the General Partner, the Sponsor Group taken as a whole has indirect control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction, and will have the ability to prevent any transaction that requires the approval of the holders of our equity interests.

The interests of these persons may differ from your interests in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsor Group, as indirect equity holders, might conflict with your interests as a noteholder. The Sponsor Group may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a noteholder. Additionally, the indentures governing the notes permit us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and the Sponsor Group may have an interest in our doing so.

A decline in our credit ratings could negatively affect the trading price of the notes and also our ability to refinance our debt.

Our credit ratings and the ratings for the notes could be lowered, suspended or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant. A downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, of the credit ratings for the notes may cause the trading price of the notes to decline significantly. In addition, downgrades in our long-term debt ratings may make it more difficult to refinance our debt and increase the cost of any debt that we may incur in the future.

A downgrade in the credit ratings of Oncor could negatively affect Oncor’s ability to access capital.

Risks Related to Structure

EFIH is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.

EFIH’s cash flows and ability to meet its obligations are largely dependent upon the earnings of its subsidiaries, in particular, Oncor, and the payment of such earnings to EFIH in the form of dividends or distributions. These subsidiaries are separate and distinct legal entities and have no obligation (other than any existing contractual obligations) to provide EFIH with funds for its payment obligations. Any decision by a subsidiary to provide EFIH with funds for its payment obligations, whether by dividends or distributions, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in its existing and future debt agreements or applicable law. Further, the distributions that may be paid by Oncor are limited as discussed below.

Because EFIH is a holding company, its obligations to its creditors are structurally subordinated to all existing and future liabilities and existing and future preferred stock of its subsidiaries that do not guarantee such obligations. Therefore, EFIH’s rights and the rights of its creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors and holders of such subsidiary’s preferred stock. As of December 31, 2011, the notes would have been structurally subordinated to approximately $6.071 billion principal amount of debt (includes long-term debt, including amounts due currently, and short-term borrowings) of EFIH’s subsidiaries (other than EFIH Finance), including all of Oncor Holdings’ and its subsidiaries’ debt. In addition, as of December 31, 2011, Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility. To the extent that EFIH may be a creditor with recognized claims against any such subsidiary, EFIH’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by EFIH. Subject to restrictions contained in financing arrangements, EFIH’s subsidiaries may incur additional debt and other liabilities.

Oncor may or may not make any distributions to EFIH.

Upon the consummation of the merger (completed on October 10, 2007) referred to in the Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp. (the “Merger”), EFH Corp. and Oncor implemented certain structural and operational “ring-fencing” measures, including certain measures required by the PUCT’s Order on Rehearing in Docket No. 34077, that were based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to further enhance Oncor’s credit quality. These measures were put in place to mitigate Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that the assets and liabilities of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities.

As part of the ring-fencing measures, a majority of the members of the board of directors of Oncor are required to be, and are, independent from EFH Corp. Any new independent directors of Oncor are required to be appointed by the nominating committee of Oncor Holdings, which is required to be, and is, comprised of a majority of directors that are independent from EFH Corp. The organizational documents of Oncor give these independent directors, acting by majority vote, and, during certain periods, any director designated by Texas Transmission, the express right to prevent distributions from Oncor if they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements. Accordingly, there can be no assurance that Oncor will make any distributions to EFIH.

In addition, Oncor’s organizational documents limit Oncor’s distributions to its owners, including EFH Corp., through December 31, 2012 to an amount not to exceed Oncor’s net income (determined in accordance with US GAAP, subject to certain defined adjustments, including goodwill impairments) and prohibit Oncor from making any distribution to EFIH so long as and to the extent that such distribution would cause Oncor’s regulatory capital structure to exceed the debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity.

In 2009, the PUCT awarded Oncor the right to construct transmission lines and facilities associated with its Competitive Renewable Energy Zone (CREZ) Transmission Plan, the cost of which is estimated by Oncor to be approximately $2.0 billion (see discussion in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory Matters” in our 2011 Form 10-K). With the award, Oncor has incurred additional debt. In addition, Oncor may incur additional debt in connection with other investments in infrastructure or technology. Accordingly, while Oncor is required to maintain a specified debt-to-equity ratio, there can be no assurance that Oncor’s equity balance will be sufficient to maintain the required debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, thereby restricting Oncor from making any distributions to EFIH. In addition, any increase in Oncor’s interest expense may reduce the amounts available to be distributed to EFIH.

Risks Related to Exposure to EFH Corp. and TCEH

In addition to the risks described below, because of our significant exposure to EFH Corp. credit risk and to the business and financial condition of TCEH, see EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 21, 2012, for a complete understanding of EFH Corp.’s and its consolidated businesses and related risks.

EFH Corp.’s and TCEH’s substantial indebtedness could adversely affect their ability to fund their operations, limit their ability to react to changes in the economy or their industry (including changes to environmental regulations), expose them to interest rate risk to the extent of their variable rate debt, limit their ability to raise additional capital and adversely impact their ability to meet obligations under the various debt agreements governing their debt.

EFH Corp. and TCEH are highly leveraged. As of December 31, 2011, EFH Corp.’s and TCEH’s consolidated principal amount of debt (short-term borrowings and long-term debt, including amounts due currently) totaled $36.7 billion and $30.6 billion, respectively. EFH Corp.’s and TCEH’s substantial indebtedness could have significant consequences, including:

•	making it more difficult for them to make payments on their debt;

•

requiring a substantial portion of their cash flow to be dedicated to the payment of principal and interest on their debt, thereby reducing their ability to use their cash flow to fund operations, capital expenditures and future business opportunities and execution of their growth strategy;

•	increasing their vulnerability to adverse economic, industry or competitive conditions or developments, including changes to environmental regulations;

•	limiting their ability to make strategic acquisitions or causing them to make non-strategic divestitures;

•	limiting their ability to develop new generation facilities;

•

limiting their ability to obtain additional financing for working capital (including collateral posting), capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes, or to refinance existing debt; and

•

limiting their ability to adjust to changing market and industry conditions (including changes to environmental regulations) and placing them at a competitive disadvantage compared to competitors who are less highly leveraged and who, therefore, may be able to operate at a lower overall cost (including debt service) and take advantage of opportunities that they cannot.

EFH Corp. and TCEH may not be able to repay or refinance their debt as or before it becomes due, or obtain additional financing, particularly if forward natural gas prices do not significantly increase and/or if environmental regulations are adopted that result in significant capital requirements.

EFH Corp. and TCEH may not be able to repay or refinance their debt as or before it becomes due, or they may only be able to refinance such amounts on terms that will increase their cost of borrowing or on terms that may be more onerous. Their ability to successfully implement any future refinancing of their debt will depend, among other things, on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions, and to certain financial, business and other factors beyond their control, including, without limitation, wholesale electricity prices in ERCOT (which are primarily driven by the price of natural gas and ERCOT market heat rates), environmental regulations and general conditions in the credit markets. Refinancing may also be difficult because of the slow economic recovery, the possibility of rising interest rates and the impending, significant debt maturities of numerous other borrowers. Because their credit ratings are significantly below investment grade, they may be more heavily exposed to these refinancing risks than other borrowers. In addition, the timing of additional financings may require them to pursue such financings at inopportune times.

A substantial amount of EFH Corp.’s and TCEH’s long-term debt matures in the next few years, including approximately $120 million principal amount of debt maturing in 2012-2013, approximately $4.3 billion principal amount of debt maturing in 2014 and approximately $3.3 billion principal amount of debt maturing in 2015. A substantial amount of TCEH’s debt is comprised of debt incurred under the TCEH senior secured credit facilities. In April 2011, TCEH secured an extension of a significant portion of the commitments and loans under the TCEH senior secured credit facilities. However, even after taking the extension into account, TCEH still has a significant amount of commitments and loans under the TCEH senior secured credit facilities that will mature in 2013 and 2014 because a significant portion of the commitments (approximately $645 million maturing in 2013) and loans (approximately $3.85 billion principal amount maturing in 2014) were not extended. In addition, notwithstanding the extension, the extended commitments and loans could mature earlier as described in the next paragraph. Moreover, while TCEH was able to extend a significant portion of the commitments and loans under the TCEH senior secured credit facilities, the extensions were only for three years. As a result, EFH Corp. and TCEH have a substantial principal amount of debt that matures in 2016 (approximately $1.7 billion) and 2017 (approximately $16.7 billion, including $947 million under the TCEH letter of credit facility that is held in restricted cash).

The extended loans under the TCEH senior secured credit facilities include a “springing maturity” provision pursuant to which in the event that (a) more than $500 million aggregate principal amount of the TCEH 10.25% Notes or more than $150 million aggregate principal amount of the TCEH Toggle Notes (in each case, other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (b) TCEH’s consolidated total debt to consolidated EBITDA ratio (as defined in the TCEH senior secured credit facilities) is greater than 6.00 to 1.00 at such applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes. As a result of this “springing maturity” provision, TCEH may lose the benefit of the extension of the commitments and loans under the TCEH senior secured credit facilities if TCEH is unable to refinance the requisite portion of the TCEH Senior Notes by the applicable deadline. The TCEH 10.25% Notes mature on November 1, 2015, and the TCEH Toggle Notes mature on November 1, 2016. If holders of the TCEH Senior Notes are unwilling to extend the maturities of their notes, then, to avoid the “springing maturity” of the extended loans, TCEH may be required to repay a substantial portion of the TCEH Senior Notes at prices above market or at par. There is no assurance that TCEH will be able to make such payments, whether through cash on hand or additional financings. As of December 31, 2011, $3.125 billion and $1.568 billion aggregate principal amount of the TCEH 10.25% Notes and the TCEH Toggle Notes, respectively, were outstanding, excluding amounts held by EFH Corp. and EFIH.

Wholesale electricity prices in the ERCOT market have generally moved with the price of natural gas. Accordingly, the contribution to earnings and the value of TCEH’s nuclear and lignite/coal-fueled generation assets are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008 (from $10.90 per MMBtu in mid-2008 to $3.94 per MMBtu at December 31, 2011 for calendar year 2013). In recent years, natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/ demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. These market conditions are challenging to the long-term profitability of TCEH’s generation assets. Specifically, low natural gas prices and their effect in ERCOT on wholesale electricity prices could have a material impact on the overall profitability of TCEH’s generation assets for periods in which TCEH does not have significant hedge positions. As of December 31, 2011, TCEH had hedged only approximately 58% and 31% of its wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, based on currently governing CAIR regulation and it does not have any significant amounts of hedges in place for periods after 2014. Consequently, a continuation, or further decline, of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit or hinder TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to support its significant interest payments and debt maturities, which could adversely impact its ability to obtain additional liquidity and refinance and/or extend the maturities of its outstanding debt.

Aspects of EFH Corp.’s and TCEH’s current financial condition may also be challenging to their efforts to obtain additional financing (or refinance or extend their existing financing) in the future. For example, EFH Corp.’s liabilities and those of EFCH exceeded their and EFCH’s assets as shown on EFH Corp.’s and EFCH’s respective balance sheet prepared in accordance with GAAP as of December 31, 2011. EFCH’s assets included $6.152 billion of goodwill as of December 31, 2011. In 2010, EFCH recorded a $4.1 billion noncash goodwill impairment charge reflecting the estimated effect of lower wholesale electricity prices on the enterprise value of TCEH, driven by the sustained decline in forward natural gas prices, as indicated by cash flow projections and declines in market values of securities of comparable companies. The value of EFCH’s goodwill will continue to depend on, among other things, wholesale electricity prices in the ERCOT market. Further, third party analyses of TCEH’s business performed in connection with goodwill impairment testing in accordance with GAAP, which have indicated that the principal amount of TCEH’s outstanding debt exceeds its enterprise value, may make it more difficult for EFH Corp. and TCEH to successfully access the capital markets to obtain liquidity and/or implement any refinancing or extensions of their debt or obtain additional financing. Their ability to obtain future financing is also limited by the value of their unencumbered assets. Almost all of their assets are encumbered (in some cases by both first and second liens), and they have a limited value of assets which could be used as additional collateral in future financing transactions.

EFH Corp.’s (or any subsidiary’s) credit ratings could negatively affect EFH Corp.’s (or such subsidiary’s) ability to access capital and could require EFH Corp. or its subsidiaries to post collateral or repay certain indebtedness.

EFH Corp.’s (or any applicable subsidiary’s) credit ratings could be lowered, suspended or withdrawn entirely at any time by the rating agencies, if in each rating agency’s judgment, circumstances warrant. Downgrades in EFH Corp.’s or any of its subsidiaries’ long-term debt ratings generally cause borrowing costs to increase and the potential pool of investors and funding sources to decrease and could trigger liquidity demands pursuant to the terms of new commodity contracts, leases or other agreements. Future transactions by EFH Corp. or any of its subsidiaries, including the issuance of additional debt or the consummation of additional debt exchanges, could result in temporary or permanent downgrades of EFH Corp.’s or its subsidiaries’ credit ratings.

Most of EFH Corp.’s large customers, suppliers and counterparties require an expected level of creditworthiness in order for them to enter into transactions. If EFH Corp.’s (or any subsidiary’s) credit ratings decline, the costs to operate its businesses would likely increase because counterparties could require the posting of collateral in the form of cash or related instruments, or counterparties could decline to do business with EFH Corp. (or such subsidiary).

EFH Corp. and TCEH may pursue transactions and initiatives that are unsuccessful or do not produce the desired outcome.

Future transactions and initiatives that EFH Corp. and TCEH may pursue may have significant effects on their business, capital structure, liquidity and/or results of operations. For example, in addition to the completed exchanges, repurchases and extensions of their debt, they have and may continue to pursue, from time to time, transactions and initiatives of various types, including, without limitation, debt exchange transactions, debt repurchases, equity or debt issuances, debt refinancing transactions (including extensions of maturity dates of their debt), asset sales, joint ventures, recapitalizations, business combinations and other strategic transactions. There can be no guarantee that any of such transactions or initiatives would be successful or produce the desired outcome, which could ultimately affect them in a material manner.

Despite their current high debt level, EFH Corp. and TCEH may still be able to incur substantially more debt. This could further exacerbate the risks associated with their substantial debt.

EFH Corp. and TCEH may be able to incur additional debt in the future. Although their debt agreements contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions. Under certain circumstances, the amount of debt, including secured debt, that could be incurred in compliance with these restrictions could be substantial. If new debt is added to their existing debt levels, the related risks that they and holders of their existing debt, including EFIH, now face could intensify.

EFH Corp.’s and TCEH’s debt agreements and the Oncor “ring-fencing” measures contain restrictions that limit flexibility in operating their businesses.

EFH Corp.’s and TCEH’s debt agreements contain various covenants and other restrictions that limit their ability to engage in specified types of transactions and may adversely affect their ability to operate their businesses. These covenants and other restrictions limit their ability to, among other things:

•	incur additional debt or issue preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make investments;

•	sell or transfer assets;

•	create liens on assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries, and

•	repay, repurchase or modify certain subordinated and other material debt.

There are a number of important limitations and exceptions to these covenants and other restrictions.

Under the TCEH senior secured credit facilities, TCEH is required to maintain a consolidated secured debt to consolidated EBITDA ratio below specified levels. TCEH’s ability to maintain the consolidated secured debt to consolidated EBITDA ratio below such levels can be affected by events beyond its control, including, without limitation, wholesale electricity prices (which are primarily derived by the price of natural gas and ERCOT market heat rates) and environmental regulations, and there can be no assurance that TCEH will comply with this ratio. As of December 31, 2011, TCEH’s consolidated secured debt to consolidated EBITDA ratio was 5.78 to 1.00, which compares to the maximum consolidated secured debt to consolidated EBITDA ratio of 8.00 to 1.00 currently permitted under the TCEH senior secured credit facilities. The secured debt portion of the ratio excludes (a) up to $1.5 billion of debt secured by a first-priority lien (including the TCEH Senior Secured Notes) if the proceeds of such debt are used to repay term loans or deposit letter of credit loans under the TCEH senior secured credit facilities and (b) debt secured by a lien ranking junior to the TCEH senior secured credit facilities, including the TCEH Senior Secured Second Lien Notes. For the year ended December 31, 2012, the maximum consolidated secured debt to consolidated EBITDA ratio permitted under the TCEH senior secured credit facilities continues to be 8.00 to 1.00.

A breach of any of these covenants or restrictions could result in an event of default under one or more of EFH Corp.’s and TCEH’s debt agreements, including as a result of cross default provisions. Upon the occurrence of an event of default under one of these debt agreements, lenders or noteholders could elect to declare all amounts outstanding under that debt agreement to be immediately due and payable and/or terminate all commitments to extend further credit. Such actions by those lenders or noteholders could cause cross defaults or accelerations under other debt. If they were unable to repay those amounts, the lenders or noteholders could proceed against any collateral granted to them to secure such debt. If lenders or noteholders accelerate the repayment of all borrowings, EFH Corp. and TCEH would likely not have sufficient assets and funds to repay those borrowings.

In addition, EFH Corp. and Oncor have implemented a number of “ring-fencing” measures to enhance the credit quality of Oncor Holdings and its subsidiaries, including Oncor. Those measures, many of which were agreed to and required by the PUCT’s Order on Rehearing in Docket No. 34077, include, among other things:

•	Oncor Holdings’ and Oncor’s boards of directors being comprised of a majority of directors that are independent from the Texas Holdings Group, EFH Corp. and its other subsidiaries;

•	Oncor being treated as an unrestricted subsidiary with respect to EFH Corp.’s and EFIH’s debt;

•	Oncor not being restricted from incurring its own debt;

•	Oncor not guaranteeing or pledging any of its assets to secure the debt of any member of the Texas Holdings Group;

•

restrictions on distributions by Oncor, and the right of the independent members of Oncor’s board of directors and the largest non-majority member of Oncor to block the payment of distributions to Oncor Holdings (i.e., such distributions not being available to EFH Corp. under certain circumstances), and

•	restrictions on the ability to sell a majority interest in Oncor until October 2012.

Lenders and holders of TCEH debt have in the past alleged, and might allege in the future, that TCEH is not operating in compliance with covenants in its debt agreements or make allegations against directors and officers of TCEH and its affiliates of breach of fiduciary duty. In addition, holders of credit derivative securities related to TCEH’s debt securities (including credit default swaps) have in the past claimed, and might claim in the future, that a credit event has occurred under such credit derivative securities. In each case, even if the claims have no merit, these claims could cause the trading price of EFH Corp., TCEH and EFIH debt securities to decline, adversely affect their and our ability to raise additional capital and/or refinance their and our existing debt or require them to repay certain intercompany loans.

Lenders or holders of TCEH debt have in the past alleged, and might allege in the future, that TCEH is not operating in compliance with the covenants in its debt agreements, that a default under its debt agreements has occurred or that its or its affiliates’ boards of directors or similar bodies or officers are not properly discharging their fiduciary duties, or make other allegations regarding their business, including for the purpose, and potentially having the effect, of causing a default under their debt or other agreements, accelerating the maturity of such debt, protecting claims of debt issued at a certain entity or entities in their capital structure at the expense of debt claims elsewhere in their capital structure and/or obtaining economic benefits from them. These claims have included as recently as the first quarter of 2012, and may include in the future, among other things, claims that certain loans from TCEH to EFH Corp. were fraudulent transfers and should be repaid to TCEH, that authorization of these loans violates the fiduciary duties of EFCH’s and TCEH’s boards of directors, that the loans were in violation of the terms of TCEH’s debt agreements or that the interest rate on the loans should be increased. In the event that a lender were to prevail on these claims, EFH Corp. may immediately be required to repay the intercompany loans to TCEH and be prevented from further borrowings under such loans. EFH Corp. may not have sufficient cash to repay the entire balance of the intercompany notes. Further, holders of credit derivative securities related to TCEH’s debt securities (including credit default swaps) have in the past claimed, and may claim in the future, that a credit event has occurred under such credit derivative securities based on TCEH’s financial condition. Even if these claims are without merit, they could nevertheless cause the trading price of EFH Corp., TCEH and EFIH debt to decline and adversely affect their and our ability to raise additional capital and/or refinance their and our existing debt.

EFH Corp. and TCEH may not be able to generate sufficient cash to service their debt and may be forced to take other actions to satisfy the obligations under their debt agreements, which may not be successful.

EFH Corp.’s and TCEH’s ability to make scheduled payments on their debt obligations depends on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond their control, including, without limitation, wholesale electricity prices (which are primarily driven by the price of natural gas and ERCOT market heat rates) and environmental regulations. They may not be able to maintain a level of cash flows sufficient to pay the principal, premium, if any, and interest on their debt.

If cash flows and capital resources are insufficient to fund their debt obligations, they could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt. These alternative measures may not be successful, may not be completed on economically attractive terms or may not be adequate for them to meet their debt obligations when due. Additionally, their debt agreements limit the use of the proceeds from many dispositions of assets or operations. As a result, they may not be permitted to use the proceeds from these dispositions to satisfy their debt obligations.

Further, if they suffer or appear to suffer, from a lack of available liquidity, the evaluation of their creditworthiness by counterparties and rating agencies could be adversely impacted. In particular, such concerns by existing and potential counterparties could significantly limit TCEH’s wholesale market activities, including its natural gas price hedging program.

Under the terms of the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes and the terms of the TCEH senior secured credit facilities, TCEH is restricted from making certain payments to EFH Corp. EFH Corp. may be required to repay all or a portion of the intercompany notes it owes to TCEH.

EFH Corp. is a holding company and substantially all of its reported consolidated assets are held by its subsidiaries. As of December 31, 2011, TCEH and its subsidiaries held approximately 81% of EFH Corp.’s reported consolidated assets, and for the year ended December 31, 2011, TCEH and its subsidiaries represented all of EFH Corp.’s reported consolidated revenues. Accordingly, TCEH and its subsidiaries constitute an important funding source for EFH Corp. to satisfy its obligations, including with respect to EFH Corp. notes held by EFIH. However, under the terms of the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes and the terms of the TCEH senior secured credit facilities, TCEH is restricted from making certain payments to EFH Corp., except in the form of certain loans to cover certain of EFH Corp.’s obligations (and dividends and distributions in certain other limited circumstances if permitted by applicable state law). Further, the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes and the terms of the TCEH senior secured credit facilities do not permit such intercompany loans to service EFH Corp.’s debt unless required for EFH Corp. to pay principal, premium and interest when due on debt incurred by EFH Corp. to finance the Merger or that was in existence prior to the Merger, or any debt incurred by EFH Corp. to replace, refund or refinance such debt. Such loans are also permitted in order to service other debt, subject to limitations on the amount of the loans. In addition, TCEH is prohibited from making certain loans to EFH Corp. if certain events of default under the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes or TCEH Senior Secured Second Lien Notes or the terms of the TCEH senior secured credit facilities have occurred and are continuing. As of the date hereof, none of these events of default has occurred or is continuing.

In addition, the TCEH senior secured credit facilities contain provisions related to TCEH’s intercompany notes receivable from EFH Corp., which are guaranteed by EFCH and EFIH on a senior unsecured basis and are demand notes, which means that TCEH can require payment of all or a portion of these notes at any time. As of February 15, 2012, the aggregate principal amount of these intercompany notes was approximately $960 million. These provisions include the following related to cash loaned by TCEH to EFH Corp. for (i) debt principal and interest payments (P&I Note) and (ii) other general corporate purposes (SG&A Note and, together with the P&I Note, the Intercompany Notes):

•	TCEH will not make any further loans under the SG&A Note to EFH Corp.;

•	borrowings outstanding under the P&I Note will not exceed $2 billion in the aggregate at any time; and

•

the sum of (a) the outstanding senior secured indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (“EFIH Second-Priority Debt”) and (b) the aggregate outstanding amount of the Intercompany Notes will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. 9.75% Notes and EFH Corp. 10.000% Notes as in effect on April 7, 2011.

If TCEH is not able to continue making intercompany loans to EFH Corp. as a result of the restrictions in the amendment or otherwise, EFH Corp. may not have sufficient cash flows to meet its obligations, including with respect to its notes held by EFIH. If EFH Corp., or EFIH or EFCH (as guarantors), were not able to repay TCEH, it could negatively impact TCEH’s cash flows and its ability to meet its obligations. A failure by EFH Corp. to repay the intercompany notes when required, including as a result of any claims made by a creditor of TCEH as recently as the first quarter of 2012 that these loans constituted fraudulent transfers or breaches of fiduciary duty, could result in defaults under EFH Corp.’s other debt, including debt that EFCH and EFIH guarantee. It would also likely result in EFCH’s and EFIH’s guarantees of the intercompany notes being called, which could cause defaults under EFCH’s and EFIH’s other debt.

EFH Corp. has a very limited ability to control activities at Oncor due to structural and operational “ring-fencing” measures.

EFH Corp. depends upon Oncor for a significant amount of its cash flows and relies on such cash flows in order to satisfy its obligations. However, EFH Corp. has a very limited ability to control the activities of Oncor. As part of the “ring-fencing” measures implemented by EFH Corp. and Oncor, a majority of the members of Oncor’s board of directors are required to meet the New York Stock Exchange requirements for independence in all material respects, and the unanimous, or majority, consent of such directors is required for Oncor to take certain actions. In addition, any new independent directors are required to be appointed by the nominating committee of Oncor Holdings’ board of directors, a majority of whose members are independent directors. No member of EFH Corp.’s management is a member of Oncor’s board of directors. Under Oncor Holdings’ and Oncor’s organizational documents, EFH Corp. has limited indirect consent rights with respect to the activities of Oncor, including new issuances of equity securities by Oncor, material transactions with third parties involving Oncor outside of the ordinary course of business, actions that cause Oncor’s assets to be subject to an increased level of jurisdiction of the FERC, any changes to the state of formation of Oncor, material changes to accounting methods not required by GAAP, and actions that fail to enforce certain tax sharing obligations between Oncor and EFH Corp. In addition, Oncor’s organizational agreements contain restrictions on Oncor’s ability to make distributions to its members, including indirectly to EFH Corp.

Oncor may or may not make any distributions to EFH Corp.

Upon the consummation of the Merger, EFH Corp. and Oncor implemented certain structural and operational “ring-fencing” measures, including certain measures required by the PUCT’s Order on Rehearing in Docket No. 34077, that were based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to further enhance Oncor’s credit quality. These measures were put in place to mitigate Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that the assets and liabilities of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities.

As part of the ring-fencing measures, a majority of the members of the board of directors of Oncor are required to be, and are, independent from EFH Corp. Any new independent directors of Oncor are required to be appointed by the nominating committee of Oncor Holdings, which is required to be, and is, comprised of a majority of directors that are independent from EFH Corp. The organizational documents of Oncor give these independent directors, acting by majority vote, and, during certain periods, any director designated by Texas Transmission, the express right to prevent distributions from Oncor if they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements. Accordingly, there can be no assurance that Oncor will make any distributions to EFH Corp.

In addition, Oncor’s organizational documents limit Oncor’s distributions to its owners, including EFH Corp., through December 31, 2012 to an amount not to exceed Oncor’s net income (determined in accordance with GAAP, subject to certain defined adjustments, including goodwill impairments) and prohibit Oncor from making any distribution to EFH Corp. so long as and to the extent that such distribution would cause Oncor’s regulatory capital structure to exceed the debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity.

In 2009, the PUCT awarded Oncor the right to construct transmission lines and facilities associated with its CREZ Transmission Plan, the cost of which is estimated by Oncor to be approximately $2.0 billion. With the award, Oncor has incurred additional debt. In addition, Oncor may incur additional debt in connection with other investments in infrastructure or technology. Accordingly, while Oncor is required to maintain a specified debt-to-equity ratio, there can be no assurance that Oncor’s equity balance will be sufficient to maintain the required debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, thereby restricting Oncor from making any distributions to EFH Corp. In addition, any increase in Oncor’s interest expense may reduce the amounts available to be distributed to EFH Corp.

TCEH’s revenues and results of operations generally are negatively impacted by decreases in market prices for electricity, natural gas prices, and/or market heat rates.

TCEH is not guaranteed any rate of return on capital investments in its businesses. TCEH markets and trades electricity and natural gas, including electricity from its own generation facilities and generation contracted from third parties, as part of its wholesale markets operation. TCEH’s results of operations depend in large part upon wholesale market prices for electricity, natural gas, uranium, coal and transportation in its regional market and other competitive markets and upon prevailing retail electricity rates, which may be impacted by, among other things, actions of regulatory authorities. Market prices may fluctuate substantially over relatively short periods of time. Demand for electricity can fluctuate dramatically, creating periods of substantial under- or over-supply. During periods of over-supply, prices might be depressed. Also, at times, there may be political pressure, or pressure from regulatory authorities with jurisdiction over wholesale and retail energy commodity and transportation rates, to impose price limitations, bidding rules and other mechanisms to address volatility and other issues in these markets.

Some of the fuel for TCEH’s generation facilities is purchased under short-term contracts. Prices of fuel (including diesel, natural gas, coal and nuclear fuel) may also be volatile, and the price TCEH can obtain for electricity sales may not change at the same rate as changes in fuel costs. In addition, TCEH purchases and sells natural gas and other energy related commodities, and volatility in these markets may affect costs incurred in meeting obligations.

Volatility in market prices for fuel and electricity may result from the following:

•	volatility in natural gas prices;

•	volatility in ERCOT market heat rates;

•	volatility in coal and rail transportation prices;

•	severe or unexpected weather conditions;

•	seasonality;

•	changes in electricity and fuel usage;

•	illiquidity in the wholesale power or other commodity markets;

•	transmission or transportation constraints, inoperability or inefficiencies;

•	availability of competitively-priced alternative energy sources;

•	changes in market structure;

•	changes in supply and demand for energy commodities, including nuclear fuel and related enrichment and conversion services;

•	changes in the manner in which TCEH operates its facilities, including curtailed operation due to market pricing, environmental, safety or other factors;

•	changes in generation efficiency;

•	outages or otherwise reduced output from TCEH’s generation facilities or those of its competitors;

•	changes in the credit risk or payment practices of market participants;

•	changes in production and storage levels of natural gas, lignite, coal, crude oil, diesel and other refined products;

•	natural disasters, wars, sabotage, terrorist acts, embargoes and other catastrophic events, and

•	federal, state and local energy, environmental and other regulation and legislation.

All of TCEH’s generation facilities are located in the ERCOT market, a market with limited interconnections to other markets. Wholesale electricity prices in the ERCOT market have generally moved with the price of natural gas because marginal electricity demand is generally supplied by natural gas-fueled generation facilities. Accordingly, TCEH’s earnings and the value of its nuclear and lignite/coal-fueled generation assets, which provided a substantial portion of its supply volumes in 2011, are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008 (from $10.90 per MMBtu in mid-2008 to $3.94 per MMBtu at December 31, 2011 for calendar year 2013). In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period.

Wholesale electricity prices also have generally moved with ERCOT market heat rates, which could fall if demand for electricity were to decrease or if more efficient generation facilities are built in ERCOT. Accordingly, TCEH’s earnings and the value of its nuclear and lignite/coal-fueled generation assets are also dependent in significant part upon market heat rates. As a result, TCEH’s nuclear and lignite/coal-fueled generation assets could significantly decrease in profitability and value if ERCOT market heat rates decline.

The percentage of TCEH’s wholesale natural gas price exposure that is hedged declines significantly in future periods, which could result in reduced earnings (and related cash flows) and adversely affect TCEH’s ability to pay principal and interest on its debt in those periods and refinance its debt if wholesale natural gas prices do not increase.

TCEH’s hedging activities, in particular its natural gas price hedging program, are designed to mitigate the adverse effect on earnings (and related cash flows) of low wholesale electricity prices (due to low natural gas prices). These market conditions are challenging to the long-term profitability of TCEH’s generation assets. Specifically, low natural gas prices and their effect in ERCOT on wholesale power prices could have a material impact on the overall profitability of TCEH’s generation assets for periods in which it does not have significant hedge positions. While TCEH has significantly hedged its natural gas price exposure for 2012 (approximately 86% under CAIR regulation), as of December 31, 2011, it has hedged only approximately 58% and 31% of its wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, and does not have any significant amounts of hedges in place for periods after 2014.

Forward natural gas prices have generally trended downward since mid-2008. In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. Consequently, a continuation or further decline of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to pay principal and interest on its debt, which could adversely impact its ability to refinance its debt or obtain additional financing. Consequently, TCEH’s ability to fund its operations, meet its obligations under its debt agreements, refinance or extend its substantial indebtedness and obtain additional financing in the future is dependent on increases in the current and expected future price of natural gas.

If TCEH is required to comply with the CSAPR as revised by the EPA in February 2012, TCEH will likely incur material capital expenditures and operating costs and experience material revenue decreases due to reduced generation and wholesale power sales volumes.

In July, 2011, the EPA issued the CSAPR. In February 2012, the EPA released the Final Revisions and the Direct Final Rule revising certain aspects of the CSAPR, including emissions budgets for the State of Texas. If the EPA receives significant adverse comments on the Direct Final Rule, it will be withdrawn and its provisions considered in a proposed rule subject to normal notice-and-comment rulemaking procedures. In total, the emissions budgets established by the Final Revisions along with the Direct Final Rule would require our fossil-fueled generation units to reduce (i) their annual SO2 and NOx emissions by approximately 120,600 tons (56 percent) and 9,000 tons (22 percent), respectively, compared to 2010 actual levels, and (ii) their seasonal NOx emissions by approximately 3,300 tons (18 percent), compared to 2010 levels. TCEH could comply with these emissions limits either through physical reductions or through the purchase of emissions credits from third parties, but the volume of SO2 credits that may be purchased from sources outside of Texas is subject to limitations starting in 2014. Because the CSAPR is currently stayed by the D.C. Circuit Court, the Final Revisions and the Direct Final Rule do not impose any immediate legal or compliance requirements on Luminant, the State of Texas, or other affected parties. EFH Corp. and EFCH cannot predict whether, when, or in what form the CSAPR, the Final Revisions, or the Direct Final Rule will take effect.

Material capital expenditures would be required to comply with the CSAPR, as revised in February 2012, as well as with other pending and expected environmental regulations, including the Mercury and Air Toxics Standard (“MATS”). In 2011, total capital expenditures for environmental projects totaled $142 million. Analysis is ongoing regarding expected capital expenditures relating to the CSAPR, the Final Revisions and the Direct Final Rule, the status of which is uncertain given the pending legal proceeding, and the final MATS rule, which was published in February 2012. EFH Corp. and EFCH currently estimate that total capital expenditures related to the CSAPR, the Final Revisions, the Direct Final Rule, MATS, and other environmental regulations will be approximately $300 million in 2012. Prior to the publication of the final MATS rule, EFH Corp. and EFCH estimated that expenditures of more than $1.5 billion before the end of the decade in environmental control equipment would be required to comply with regulatory requirements, including the CSAPR and MATS. EFH Corp. and EFCH are currently evaluating this estimate in light of the final MATS rule, the Final Revisions and the Direct Final Rule.

EFH Corp. and EFCH cannot predict (i) whether the legal challenge to the CSAPR will be ultimately successful on the merits, (ii) when the D.C. Circuit Court will issue a final ruling on the validity of the CSAPR and/or (iii) the effective date of the CSAPR if it is ultimately implemented. As a result, there can be no assurance that TCEH will not be required to implement a CSAPR compliance plan in a short time frame or that such plan will not materially affect TCEH’s, EFCH’s and EFH Corp.’s results of operations, liquidity or financial condition.

Goodwill and/or other intangible assets not subject to amortization that were recorded in connection with the Merger are subject to at least annual impairment evaluations. As a result, EFH Corp. and EFCH could be required to write off some or all of this goodwill and other intangible assets, which may cause adverse impacts on their results of operations and financial condition.

In accordance with accounting standards, goodwill and certain other indefinite-lived intangible assets that are not subject to amortization are reviewed annually or more frequently for impairment, if certain conditions exist, and may be impaired. Factors such as the economic climate, market conditions, including the market prices for wholesale electricity and natural gas and market heat rates, environmental regulation, and the condition of assets are considered when evaluating these assets for impairment. The actual timing and amounts of any goodwill impairments will depend on many sensitive, interrelated and uncertain variables. Any reduction in or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could cause a material impact on EFH Corp.’s and EFCH’s reported results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated into this prospectus by reference, and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included or incorporated into this prospectus by reference, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of facilities, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors herein under “Risk Factors” and under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2011 Form 10-K that is incorporated into this prospectus by reference and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

•

prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the US Congress, the FERC, the NERC, the TRE, the PUCT, the EPA, and the Texas Commission on Environmental Quality (“TCEQ”), with respect to:

•	allowed rate of return;

•	permitted capital structure;

•	industry, market and rate structure;

•	recovery of investments;

•	acquisition and disposal of assets and facilities;

•	operation and construction of facilities;

•	changes in tax laws and policies, and

•	changes in and compliance with environmental and safety laws and policies;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of a recessionary environment;

•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist or cybersecurity threats or activities;

•	unanticipated population growth or decline, or changes in market demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans or vendor relationships;

•	unanticipated changes in interest rates or rates of inflation;

•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;

•

commercial bank and financial market conditions, access to capital, the cost of such capital, and the results of financing and refinancing efforts by EFIH and/or its subsidiaries and affiliates, including availability of funds in the capital markets and the potential impact of disruptions in US credit markets;

•	the willingness of EFH Corp.’s and TCEH’s lenders to extend the maturities of their debt instruments and the terms and conditions of any such extensions;

•	activity in the credit default swap market related to our debt securities or debt securities of EFH Corp. that we guarantee;

•	inability of various counterparties to meet their financial obligations to EFIH and/or its subsidiaries, including failure of counterparties to perform under agreements;

•	changes in technology used by and services offered by EFIH and/or its subsidiaries;

•

significant changes in the relationship of EFIH and/or its subsidiaries with their employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•

changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and other postretirement employee benefits, and future funding requirements related thereto;

•	significant changes in critical accounting policies material to EFIH and/or its subsidiaries;

•	circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets;

•	financial restrictions imposed by the agreements governing EFIH’s, Oncor’s and certain of EFH Corp.’s debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on our debt instruments;

•

EFH Corp.’s or its subsidiaries’, including, in particular, TCEH’s, ability to make principal and interest payments on their debt we hold as an investment or to provide sufficient capital contributions or loans to us to make interest payments on our debt instruments;

•	hazards customary to the industry and the possibility that EFIH and/or its subsidiaries may not have adequate insurance to cover losses resulting from such hazards;

•	actions by credit rating agencies;

•	adverse claims by our creditors or holders of our debt securities, and

•	the ability of EFIH and/or its subsidiaries to effectively execute their operational strategy.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT and the PUCT. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe that such internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

USE OF PROCEEDS

This prospectus may be delivered in connection with the resale of notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such resales.

DESCRIPTION OF THE 9.75% NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” Defined terms used in this description apply solely to this section of the prospectus. In this description, (i) the terms “we,” “our” and “us” each refer to Energy Future Intermediate Holding Company LLC (“EFIH”) and its consolidated Subsidiaries; and (ii) the term “Issuer” refers only to collectively, EFIH and EFIH Finance Inc. (“EFIH Finance”), a Delaware corporation and a direct, wholly-owned subsidiary of EFIH, and not to any of EFIH’s other Subsidiaries.

The Issuer issued $141,083,000 aggregate principal amount of 9.75% Senior Secured Notes due 2019 (the “Notes”) under an Indenture dated as of November 16, 2009 (the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), in the Exchange Offer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Oncor Electric Delivery Company LLC (“Oncor Electric Delivery”) has undertaken certain ring-fencing measures to separate itself, its subsidiaries and its immediate parent, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), from Energy Future Holdings Corp. (“EFH Corp.”) and EFH Corp.’s other Affiliates, including the Issuer. Those measures include the Oncor Subsidiaries being treated as “Unrestricted Subsidiaries” with respect to the Notes, the EFIH 10.000% Notes, the EFIH 11% Notes and the EFIH 11.750% Notes, and with respect to the 2017 Notes, the EFH Corp. Notes and the 10.000% Senior Secured Notes due 2020 issued on January 12, 2010 and March 16, 2010 (the “2020 Notes”), in each case, issued by EFH Corp. and guaranteed by EFIH and Energy Future Competitive Holdings Company (“EFCH”). As Unrestricted Subsidiaries, the Oncor Subsidiaries are not subject to any of the covenants described herein and do not guarantee the Notes.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the noteholders under Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and its other Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and its assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes will not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and will have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture and the Security Documents, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as Holders of the Notes. You may request copies of the Indenture and the Security Documents at our address set forth under the heading “Incorporation by Reference.”

No Restricted Subsidiaries

The Issuer does not have any Restricted Subsidiaries as of the date of this prospectus. As of the date of this prospectus, the only Subsidiaries of EFIH consist of the Oncor Subsidiaries, which are Unrestricted Subsidiaries, and EFIH Finance, which does not have any Subsidiaries. Accordingly, none of EFIH’s Subsidiaries (other than EFIH Finance) is subject to the restrictive covenants described herein and none of such Subsidiaries guarantees the Notes.

Brief Description of Notes

The Notes:

•

are senior obligations of the Issuer and rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer (including the EFIH 10.000% Notes and EFIH’s guarantees of certain of EFH Corp.’s Indebtedness, including the 2017 Notes, the EFH Corp. Notes and the 2020 Notes);

•

are secured by the pledge of any investments EFIH owns in any Oncor Subsidiary (as described below under “—Security for the Notes”), which on the date of this prospectus consist of all of the membership interests EFIH owns in Oncor Holdings;

•	are effectively senior to all unsecured Indebtedness of EFIH and any future Junior Lien Debt (including the EFIH 11% Notes and the EFIH 11.750% Notes), to the extent of the value of the Collateral;

•	are effectively subordinated to any Indebtedness of EFIH secured by assets of EFIH other than the Collateral, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of the Subsidiaries of EFIH (other than EFIH Finance), including the Oncor Subsidiaries, any of the Issuer’s Foreign Subsidiaries and any other Unrestricted Subsidiaries; and

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer.

See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—If a court were to find that EFIH was insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the notes or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Holding Company Structure

EFIH is a holding company for its Subsidiaries, including EFIH Finance, with no material operations of its own. Accordingly, EFIH is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, payments of interest and principal on debt securities of EFH Corp. and Texas Competitive Electric Holdings Company LLC (“TCEH”), a subsidiary of EFCH, held as investments by EFIH and investments into EFIH by its parent company, EFH Corp., to service its debt obligations. EFH Corp. is itself a holding company and is primarily dependent upon the distribution of the earnings of its other Subsidiaries (including TCEH and its Subsidiaries), whether in the form of dividends, advances or payments on account of intercompany obligations, and investments into EFH Corp. by its parent company, Texas Energy Future Holdings Limited Partnership, to make such Investments in EFIH. See “Risk Factors—Risks Related to Structure—EFIH is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.”

As of the date of this prospectus, the Notes are not guaranteed. Therefore, the Notes are structurally subordinated to all Indebtedness and other liabilities of all the Subsidiaries of EFIH (other than EFIH Finance). In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to EFIH. For the year ended December 31, 2011, the non-guarantor Subsidiaries generated all of the Issuer’s reported consolidated total revenue. In addition, as of December 31, 2011, EFIH’s investment in the non-guarantor Subsidiaries represented approximately 60% of the Issuer’s reported total assets.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. The initial registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $141.1 million in aggregate principal amount of Notes on the Issue Date in the Exchange Offer. The Notes will mature on October 15, 2019. Subject to compliance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens,” the Issuer may issue additional Notes from time to time after the Issue Date under the Indenture (any such Notes, “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the 9.75% Notes” section include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 9.75% per annum and will be payable semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2010, to the Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to October 15, 2014.

At any time prior to October 15, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 15, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2014	104.875%
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

In addition, until October 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Security for the Notes

Collateral Trustee

EFIH has appointed The Bank of New York Mellon Trust Company, N.A. to serve as the collateral trustee (the “Collateral Trustee”) for the benefit of the holders of the Secured Debt Obligations outstanding from time to time.

The Security Documents provide that the Collateral Trustee is subject to such directions as may be given it by the Trustee and by any other Parity Lien Debt Representatives from time to time as required or permitted by the Indenture and the other Parity Lien Debt Documents. The relative rights with respect to control of the Collateral Trustee are specified in the collateral trust agreement dated as of November 16, 2009 by and among EFIH, the trustees for the Notes and the EFH Corp. Notes, any other Parity Lien Debt Representatives (including the trustee for the 2020 Notes, which entered into joinders to such collateral trust agreement on January 12, 2010 and March 16, 2010), any Junior Lien Debt Representatives and the Collateral Trustee (the “Collateral Trust Agreement”). Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Collateral

The Indenture and the Security Documents provide that all Note Obligations of EFIH, together with any other Parity Lien Debt (which on the date of this prospectus includes EFIH’s guarantees of the EFH Corp. Notes and the 2020 Notes), are secured on an equal and ratable basis by first-priority security interests granted to the Collateral Trustee, in all of the following property of EFIH:

(1) any Equity Interests it owns on the date of this prospectus or may hereafter acquire in any Oncor Subsidiary and any promissory notes or other Indebtedness owed by, or other Investments in, any Oncor Subsidiary that it owns on the date of this prospectus or may hereafter acquire;

(2) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing, which, in the case of cash dividends and distributions received by EFIH from Oncor Holdings may be used by EFIH for any purpose not prohibited by the Indenture so long as no Event of Default and no event of default under any other Parity Lien Debt, including the EFH Corp. Notes and the 2020 Notes, shall have occurred and be continuing; and

(3) any Asset Sale Cash Collateral Account established pursuant to the Indenture, the EFH Corp. Notes Indenture or the indenture pursuant to which the 2020 Notes were issued.

On the date of this prospectus, the Collateral consists of a pledge of all of the membership interests EFIH owns in Oncor Holdings. Oncor Holdings owns approximately 80% of Oncor Electric Delivery’s outstanding membership interests. On November 16, 2009, EFIH and the Collateral Trustee entered into a pledge agreement (the “Pledge Agreement”), whereby the Collateral was pledged in favor of the Collateral Trustee for the benefit of the Collateral Trustee, the trustees for the Notes and the EFH Corp. Notes and the holders of the Notes and the EFH Corp. Notes and the holders of any other Secured Debt Obligations issued in accordance with the Indenture and the EFH Corp. Notes Indenture (including the 2020 Notes). The Collateral does not consist of any assets of any Oncor Subsidiary. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The notes are secured only to the extent of the value of the assets that have been granted as security for the notes”; “— Regulatory approvals may be required in order to enforce the security interests in the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures the notes”; “—In the event of the Issuer’s bankruptcy, the ability of the holders of the notes to realize upon the Collateral securing the notes will be subject to certain bankruptcy law limitations”; and “—The value of the Collateral may be diluted if we incur additional debt that is secured equally and ratably by the same Collateral securing the notes or if the Collateral is sold.”

No appraisal of the value of the Collateral was made in connection with the issuance of the Notes and the value of the Collateral in the event of liquidation will depend on many factors. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the Secured Debt Obligations, including the Notes.

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Parity Lien Obligations, including the Note Obligations. Any claim for the difference between the amount, if any, realized by Holders of the Notes from the sale of Collateral securing the Secured Debt Obligations will rank equally in right of payment with all of our other unsecured unsubordinated Indebtedness and other obligations, including trade payables.

So long as no Event of Default and no event of default under any other Parity Lien Debt, including the EFH Corp. Notes and the 2020 Notes, shall have occurred and be continuing, and subject to certain terms and conditions, EFIH will be entitled to exercise any voting and other consensual rights pertaining to the Collateral (other than as set forth in the Pledge Agreement and the other Security Documents). The Pledge Agreement requires EFIH to deliver to the Collateral Trustee, for the Collateral Trustee to maintain in its possession, certificates, if any, evidencing the Collateral. Upon the occurrence and during the continuance of an Event of Default under the Notes, to the extent permitted by law and subject to the provisions of the Pledge Agreement, all of the rights of EFIH to exercise voting or other consensual rights with respect to the Collateral will cease, and all such rights will become vested in the Collateral Trustee, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights.

Certain Bankruptcy Limitations

The right of the Collateral Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against EFIH prior to the Collateral Trustee having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Trustee could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount at maturity of the obligations secured by the Collateral. There can be no assurance that the value of the Collateral will exceed the outstanding principal amount of the Notes and the other Parity Lien Debt Obligations, including the EFH Corp. Notes and the 2020 Notes.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes and the other Parity Lien Debt Obligations, including the EFH Corp. Notes and the 2020 Notes, the Holders of the Notes and the holders of the other Parity Lien Debt would hold secured claims to the extent of the value of the Collateral to which the Holders of the Notes and the holders of the other Parity Lien Debt are entitled, and unsecured claims with respect to any such shortfall.

Additional Parity Lien Debt

As of the date of this prospectus, $2,180,000,000 aggregate principal amount of EFIH 10.000% Notes was outstanding, $115,446,000 aggregate principal amount of EFH Corp. 9.75% Notes was outstanding and $1,060,757,000 aggregate principal amount of EFH Corp. 10.000% Notes was outstanding, all of which constitutes Parity Lien Debt and is secured by the Collateral on an equal and ratable basis with the Notes. As of the date of this prospectus, $3,356,203,000 aggregate principal amount of Parity Lien Debt was outstanding. The Indenture and the Security Documents provide that the Issuer may incur additional Parity Lien Debt as permitted by the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens,” by issuing Additional Notes under the Indenture or under one or more additional indentures or incurring other Indebtedness secured by Parity Liens on the Collateral. All additional Parity Lien Debt will be secured equally and ratably with the Notes by Liens on the Collateral held by the Collateral Trustee for as long as EFIH’s Note Obligations are secured by the Collateral. The Collateral Trustee under the Collateral Trust Agreement will hold all Parity Liens in trust for the benefit of the Holders of the Notes, the EFH Corp. Notes, the 2020 Notes and the holders of any future Parity Lien Debt and all other Parity Lien Obligations. Additional Parity Lien Debt will be permitted to be secured by the Collateral only if such Parity Lien Debt and the related Parity Liens are permitted to be incurred under the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The agent or representative of any Parity Lien Debt will become a party to the Security Documents by joinder agreement.

Future Junior Lien Debt

The Indenture and the Security Documents provide that EFIH may incur Junior Lien Debt in the future by issuing or guaranteeing debt securities under one or more indentures, incurring Indebtedness under Credit Facilities or otherwise issuing or increasing a new Series of Secured Lien Debt secured by Junior Liens on the Collateral, such as the EFIH 11% Notes and the EFIH 11.750% Notes. Junior Lien Debt will be permitted to be secured by the Collateral only if such Junior Lien Debt and the related Junior Liens are permitted to be incurred under the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The Collateral Trustee under the Collateral Trust Agreement will hold all Junior Liens in trust for the benefit of the holders of any Junior Lien Debt and all other Junior Lien Obligations. The agent or representative of any Junior Lien Obligations shall become a party to the Collateral Trust Agreement by joinder agreement.

Enforcement of Liens

If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee will await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable to preserve and protect the value of the Collateral.

Until the Discharge of Parity Lien Obligations, the Holders of the Notes and the holders of other Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and neither the provisions of the Security Documents relating thereto (other than in accordance with the Collateral Trust Agreement) nor any Junior Lien Representative or holder of Junior Lien Obligations, if any, may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may direct the Collateral Trustee with respect to such matters:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;

(2) to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;

(3) as necessary to perfect or establish the priority (subject to Parity Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee as agent for the benefit of the Parity Lien Representative and holders of the Parity Lien Obligations agreeing pursuant to the Collateral Trust Agreement to act as bailee for the Collateral Trustee as agent for the benefit of the Junior Lien Representatives and holders of the Junior Lien Obligations); or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

Both before and during an insolvency or liquidation proceeding until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will be permitted to:

(1) request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;

(2) oppose or otherwise contest any motion for (A) relief from the automatic stay or (B) any injunction against foreclosure or (C) any enforcement of Parity Liens, in each case made by any holder of Parity Lien Obligations or any Parity Lien Representative in any insolvency or liquidation proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Lien Obligations at any sale of Collateral in the foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations or Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against EFIH in accordance with applicable law; provided the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited by clauses (1) through (5) of the preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described under “—Insolvency or Liquidation Proceedings.”

At any time prior to the Discharge of Parity Lien Obligations and after (1) the commencement of any insolvency or liquidation proceeding in respect of EFIH or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative stating that (A) any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by EFIH to the Collateral Trustee (other than distributions to the Collateral Trustee in respect of its fees under the Collateral Trust Agreement and for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations).

All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of the immediately preceding paragraph will be held by such Person in trust for the account of the holders of Parity Lien Obligations and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and, subject to the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of the immediately preceding paragraph will be received by such Person free from the Parity Liens.

Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915 and, through October 10, 2012, to the Order on Rehearing in Public Utility Commission of Texas (“PUCT”) Docket No. 34077, the PUCT must approve any change in majority ownership, controlling ownership or operational control of Oncor Electric Delivery. As a result, prior to any foreclosure on the Collateral consisting of membership interests in Oncor Holdings, approval of the PUCT will be required if such foreclosure consists of a change in majority ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor Electric Delivery. We cannot assure you that such approval will be granted and, if it is not granted, the Collateral Trustee may not be able to liquidate the Collateral consisting of membership interests and, accordingly, the Collateral Trustee may not be able to distribute any proceeds to Holders of the Notes upon such foreclosure. If the approval is granted, then PUCT approval would also be required with respect to any subsequent disposition of a majority or controlling interest in the membership interests of Oncor Holdings.

In addition, pursuant to the terms of an investor rights agreement among EFH Corp., Oncor Holdings, Oncor Electric Delivery and the minority investor in Oncor Electric Delivery, a transfer of the Equity Interests in Oncor Holdings to a third party, including as a result of any enforcement of the Lien on the Collateral consisting of Equity Interests of Oncor Holdings or Oncor Electric Delivery, may give rise to a tag-along right of the minority investor(s) in Oncor Electric Delivery to participate in that transfer on a pro rata basis.

Waiver of Right of Marshalling

The Collateral Trust Agreement provides that, prior to the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as senior or priority lienholders) with respect to the Collateral. Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.

Insolvency or Liquidation Proceedings

If in any insolvency or liquidation proceeding and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such insolvency or liquidation proceeding;

(3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

(4) relating to a sale of assets of EFIH that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then the holders of Junior Lien Obligations and the Junior Lien Representatives will not oppose or otherwise contest the entry of such order; provided, that the holders of Junior Lien Obligations or a Junior Lien Representative may request the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a Junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated, as provided in the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” to, such Lien and all Parity Liens on such property. The holders of Parity Lien Obligations (including the Holders of the Notes) and the Parity Lien Representatives (including the Trustee) will agree not to oppose or otherwise contest in any respect any request made by the Junior Lien Representatives for a Junior Lien pursuant to the proviso to the preceding sentence.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency or liquidation proceedings against EFIH in accordance with applicable law; provided that the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited under the third and fourth paragraphs of the provisions described under “—Enforcement of Liens,” or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

Neither the holders of Junior Lien Obligations nor any Junior Lien Representative will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated, as provided in the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” to, all Liens granted in such insolvency or liquidation proceeding to, or for the benefit of, the holders of Parity Lien Obligations; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, ratably to the respective Parity Lien Representatives for application, after payment of any fees and expenses (including but not limited to, attorney’s fees and expenses) of such Parity Lien Representative, to the payment of all outstanding Notes and other Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the relevant Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the relevant Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

THIRD, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to EFIH, or its successors or assigns, or as a court of competent jurisdiction may direct.

If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds in respect of any foreclosure, collection or other enforcement to which it was not entitled pursuant to the terms of the immediately preceding paragraphs, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee to be applied in accordance with the provisions set forth in the immediately preceding paragraphs. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, in trust for the benefit of the holders of the Parity Lien Obligations. These provisions will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.

The provisions set forth above under this “Order of Application” caption are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Parity Liens and Junior Liens. EFIH will be required to cause the Secured Debt Representative of each future Series of Secured Lien Debt to deliver a joinder to the Collateral Trust Agreement, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Lien Debt.

In connection with the application of proceeds in accordance with the provisions set forth above under this “Order of Application” caption, except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

Release of Security Interests

The Security Documents provide that the Collateral will be released:

1. in whole, upon (a) payment in full of all outstanding Secured Debt Obligations at the time such debt is paid in full and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization in an account maintained by the Collateral Trustee (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents; provided that the Issuer has delivered an Officer’s Certificate to the Collateral Trustee certifying that the conditions described in this paragraph 1. have been met and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

2. with respect to the Note Obligations only, upon satisfaction and discharge of the Indenture as set forth under “—Satisfaction and Discharge”;

3. with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth under “—Legal Defeasance and Covenant Defeasance”;

4. with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

5. with respect to any Secured Debt Obligations (other than Note Obligations) only, upon payment in full of such Secured Lien Debt and all other Secured Debt Obligations in respect thereof that is outstanding, due and payable at the time such Secured Lien Debt is paid in full;

6. as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by holders of 66 2/3% of the aggregate principal amount of Parity Lien Debt at the time outstanding voting together as one class, as provided for in the applicable Secured Debt Documents; provided that if an Event of Default under the Notes or an event of default with respect to any other Secured Lien Debt has occurred and is continuing at the time of the solicitation of any such consent, the consent of holders of 66 2/3% of the aggregate principal amount of Secured Lien Debt at the time outstanding voting together as one class shall also be required, and (b) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

7. as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens (or, at any time after the Discharge of Parity Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by holders of a majority of the aggregate principal amount of Parity Lien Debt at the time outstanding voting as one class, as provided for in the Parity Lien Documents (or, at any time after the Discharge of Parity Lien Obligations, holders of a majority of the aggregate principal amount of the Junior Lien Debt at the time outstanding voting together as one class, as provided for in the Junior Lien Documents) and (B) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

8. as to any Collateral that is sold, transferred or otherwise disposed of by EFIH in a transaction or other circumstance that is not prohibited by the terms of any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such sale, transfer or other disposition does not violate the terms of any applicable Secured Debt Document; or

9. with respect to the Note Obligations only, in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described under “—Amendment, Supplement and Waiver,” and upon delivery of instructions and any other documentation, in each case as required by the Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee.

Upon compliance by EFIH with the conditions precedent set forth above, the Collateral Trustee will promptly cause to be released and reconveyed to EFIH the released Collateral.

Amendment

The Collateral Trust Agreement provides that no amendment or supplement to the provisions of the Collateral Trust Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Lien Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (b) curing any ambiguity, defect or inconsistency; (c) providing for the assumption of the obligations of EFIH under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of EFIH; or (d) making any change that would provide any additional rights or benefits to the holders of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee or that does not adversely affect the legal rights under any Secured Debt Document of any holder of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee, will, in each case, become effective when executed and delivered by EFIH and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(a) to vote its outstanding Secured Lien Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders,” “Required Parity Lien Debtholders” or “Required Junior Lien Debtholders”);

(b) to share in the order of application described under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described under “—Release of Security Interests”; or

(c) to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described under “—Release of Security Interests”;

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Lien Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion, or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

Notwithstanding the foregoing clause (1), but subject to clauses (2) and (3) above:

(1) any Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Parity Lien Documents; and

(2) any amendment or waiver of, or any consent under, any provision of the Collateral Trust Agreement or any other Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Junior Lien Debt is required pursuant to the Collateral Trust Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by EFIH or any Holder of Notes or holder of other Junior Lien Obligations.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Lien Debt, each Series of Secured Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Lien Debt. The amount of Secured Lien Debt to be voted by a Series of Secured Lien Debt will equal (1) the aggregate outstanding principal amount of Secured Lien Debt held by such Series of Secured Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Lien Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Lien Debt will vote the total amount of Secured Lien Debt under that Series of Secured Lien Debt as a block in respect of any vote under the Collateral Trust Agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

The Indenture provides that, notwithstanding:

(1) anything contained in the Collateral Trust Agreement or in any other Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens granted at any time by EFIH will secure, equally and ratably, all present and future Parity Lien Obligations.

The foregoing section is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Ranking of Parity Liens

The Indenture requires the Junior Lien Documents, if any, to provide that, notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by EFIH will be subject and subordinate to all Parity Liens securing Parity Lien Obligations.

The Indenture also requires the Junior Lien Documents, if any, to provide that the provisions described in the foregoing clauses (1) through (7) are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Relative Rights

The Indenture requires that nothing in the Junior Lien Documents will:

(1) impair, as between EFIH and the Holders of the Notes, the obligation of EFIH to pay principal, premium, if any, and interest on the Notes in accordance with their terms or any other obligation of EFIH under the Indenture;

(2) affect the relative rights of Holders of Notes as against any other creditors of EFIH (other than holders of Junior Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings”);

(4) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings”; or

(5) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings.”

Further Assurances

The Indenture and the Security Documents provide that EFIH, at its own expense, will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

Impairment of Security Interest

The Pledge Agreement provides that EFIH will not take or omit to take any action which would or could reasonably be expected to have the result of materially adversely affecting or impairing the Liens in favor of the Collateral Trustee, the Trustee and the holders of the Notes with respect to the Collateral. EFIH shall not grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any interest whatsoever in the Collateral, other than pursuant to clause (3) of the definition of “Permitted Liens.” EFIH and its Restricted Subsidiaries will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Security Documents. EFIH shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Pledge Agreement or any other Security Document.

After-Acquired Property

Promptly following the acquisition by EFIH of any Equity Interests in any Oncor Subsidiary or any Indebtedness of, or other Investments in, any Oncor Subsidiary or any property or assets required to be pledged as Collateral pursuant to the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any Equity Interests in or any Indebtedness of, or other Investments in, any Successor Oncor Business, EFIH will execute and deliver such security instruments, pledges, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected first-priority security interest in such Equity Interests, Indebtedness or other Investments or property or assets and to have such Equity Interests, Indebtedness or other Investments or property or assets added to the Collateral and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such Equity Interests, Indebtedness or other Investments or property or assets to the same extent and with the same force and effect.

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with the covenant described under this “—Repurchase at the Option of Holders—Change of Control” section, that a Holder must follow.

Any proceeds received by the Issuer or its Restricted Subsidiaries from a sale, conveyance or disposition of Collateral or other Oncor-related Assets that constitutes a Change of Control shall be subject to a perfected security interest for the benefit of the holders of the Secured Debt Obligations until consummation of the Change of Control Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under such agreements, we could seek a waiver of such default or seek to refinance the applicable indebtedness. In the event we do not obtain such a waiver or refinance the applicable indebtedness, such default could result in amounts outstanding under the applicable indebtedness being declared due and payable and could cause any Receivables Facility to be wound down. Additionally, the terms of the Notes and certain series of EFH Corp.’s debt, including debt guaranteed by EFIH, provide that certain change of control events (including a Change of Control under the Indenture) would result in EFH Corp. being required to offer to purchase such debt.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us or EFH Corp. and, thus, the removal of incumbent management. As discussed above, a change in control of EFIH would require regulatory approval by the PUCT under the public interest standard and, through October 10, 2012, the PUCT order. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control and we are not aware of any such transaction being contemplated by EFH Corp., although it is possible that we or EFH Corp. could decide to engage in such a transaction in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes, subject to certain exceptions, a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding Notes.

Asset Sales

The Indenture provides that EFIH will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) EFIH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by EFIH) of the assets sold or otherwise disposed of; and

(2)(A) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by EFIH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) except in the case of an Asset Sale of Collateral, any liabilities (as shown on EFIH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of EFIH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to EFIH or an Affiliate of EFIH, that are assumed by the transferee of any such assets and for which EFIH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by the EFIH or such Restricted Subsidiary from such transferee that are converted by EFIH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by EFIH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided that the aggregate fair market value of Designated Non-cash Consideration received by EFIH after the Issue Date in respect of Asset Sales of Collateral shall not exceed $400.0 million, shall be deemed to be cash for purposes of this clause (A) and for no other purpose; and

(B) any consideration received by EFIH from an Asset Sale of Collateral shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and holders of the other Secured Debt Obligations; provided that to the extent such consideration is received by EFIH in cash, it shall be held in an Asset Sale Cash Collateral Account pending the application of such cash consideration pursuant to this covenant.

In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales (other than an Asset Sale of Collateral or other Oncor-related Assets), within 450 days after the receipt of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to repay or prepay Parity Lien Debt of EFIH (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. (other than Indebtedness owed to a Subsidiary of EFH Corp.) that is guaranteed by EFIH and constitutes Parity Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate principal amount of all Parity Lien Debt (including the Notes), based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any;

(2) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);

(3) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(4) to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as EFIH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, EFIH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then EFIH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. EFIH will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale (other than Asset Sales of Collateral or other Oncor-related Assets) at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales of Collateral or other Oncor-related Assets, within 450 days after the receipt by EFIH or any Restricted Subsidiary of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary shall be required to deposit the Net Proceeds from such Asset Sale into an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the holders of Secured Lien Debt to be held solely for the purpose of repayment of principal, premium, if any, and interest on, and/or to repay, prepay, repurchase or redeem, the Notes and other Parity Lien Obligations as described in the following clauses (1) and (2),

(1) to repay or prepay Parity Lien Debt of EFIH (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate outstanding principal amount of all Parity Lien Debt (including the Notes), in each case based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued and unpaid interest, if any; or

(2) to repay, repurchase or redeem the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an Investment in any Oncor Subsidiary, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Parity Lien Debt, to the holders of such Parity Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer and/or any of its Restricted Subsidiaries will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture and the terms of such Parity Lien Debt. If the aggregate principal amount of Notes or the Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such Parity Lien Debt will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Parity Lien Debt tendered. Additionally, the Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and its Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture; provided, however, that any Net Proceeds that represents proceeds of Collateral or other Oncor-related Assets shall be deposited and held in an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations pending final application thereof in accordance with this covenant. For the avoidance of doubt, final application of Net Proceeds that represent proceeds of Collateral or other Oncor-related Assets includes, without limitation, the consummation of a Collateral Asset Sale Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

EFIH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of EFIH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by EFIH payable solely in Equity Interests (other than Disqualified Stock) of EFIH; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, EFIH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of EFIH or any direct or indirect parent of EFIH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (other than Subordinated Indebtedness of EFIH to EFH Corp. or any of its subsidiaries which was used by EFIH to pay principal on its Indebtedness); or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by EFIH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9), (14) and (18) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of EFIH for the period (taken as one accounting period) beginning October 11, 2007, to the end of EFIH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by EFIH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A)Equity Interests of EFIH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of EFIH, any direct or indirect parent company of EFIH and EFIH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of EFIH, Equity Interests of EFIH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of EFIH that have been converted into or exchanged for such Equity Interests of EFIH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of EFIH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property contributed to the capital of EFIH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to EFIH or a Restricted Subsidiary) of Restricted Investments (other than Restricted Investments in any Oncor Subsidiary or Successor Oncor Business) made by EFIH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from EFIH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by EFIH or its Restricted Subsidiaries after the Closing Date; or

(ii) the sale (other than to EFIH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than (x) to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph (y) to the extent such Investment constituted a Permitted Investment or (z) an Investment in the Oncor Subsidiaries or any Successor Oncor Business) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date (other than distributions or dividends from the Oncor Subsidiaries or any Successor Oncor Business, except to the extent such distributions or dividends were received prior to the Issue Date and exceeded the aggregate amount of Investments in the Oncor Subsidiaries then outstanding under clauses (7) and (11) of the next succeeding paragraph and clauses (8) and (13) of the definition of “Permitted Investments”; and to the extent that the amount of such distributions or dividends did not exceed such aggregate amount of Investments then outstanding under such clauses, the amount of such Investments then outstanding under any of such clauses shall be reduced by the amount of such distributions or dividends received); plus

(e) in the case of the redesignation of an Unrestricted Subsidiary (other than the Oncor Subsidiaries or any Successor Oncor Business) as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by EFIH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of EFIH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent contributed to the capital of EFIH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of EFIH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of EFIH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH)); provided, further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of EFIH and, to the extent contributed to EFIH, Equity Interests of any of EFIH’s direct or indirect parent companies, in each case to members of management, directors or consultants of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by EFIH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further that cancellation of Indebtedness owing to EFIH or any Restricted Subsidiary from members of management of EFIH, any of EFIH’s direct or indirect parent companies or any of EFIH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of EFIH or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of EFIH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by EFIH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of EFIH, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to EFIH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed (A) 1.5% of Total Assets at the time of such Investment and (B) to the extent invested in any of the Oncor Subsidiaries or any Successor Oncor Business, $500.0 million;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on EFIH’s common stock or membership interests (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of EFIH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to EFIH in or from any such public offering, other than public offerings with respect to EFIH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions;

(11) (A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(A) not to exceed $100.0 million; and (B) the making of Intercompany Loans to EFH Corp. so long as EFIH is a Subsidiary of EFH Corp. in amounts required (after taking into account any funds received by EFH Corp. from its other Subsidiaries after the Issue Date for such purpose) for EFH Corp. to pay, in each case without duplication, (1) interest when due on the Existing EFH Corp. Notes (other than any Existing EFH Corp. Notes then held by EFIH), the EFH Corp. Notes and any Indebtedness incurred to replace, refund or refinance any such debt and (2) any Optional Interest Repayment (as defined in the 2017 Notes) or any similar payments on Indebtedness incurred to replace, refund or refinance such Indebtedness; provided that in connection with any such replacement, refunding or refinancing under this clause (2), the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long- term incentive plan or in respect of tax gross-ups or other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of EFIH to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by EFIH to, or the making of loans to, any direct or indirect parent company in amounts required (after taking into account any funds received by such parent company from its other Subsidiaries after the Issue Date for such purpose) for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of EFIH and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of EFIH to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of EFIH and its Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of EFIH to the extent such costs and expenses are attributable to the ownership or operation of EFIH and its Subsidiaries;

(e) fees and expenses other than to Affiliates of EFIH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments to EFH Corp. with the Net Proceeds from Asset Sales to be used by EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, to the extent the repayment or prepayment of such Indebtedness is permitted by the second or sixth paragraph of, or an Asset Sale Offer or a Collateral Asset Sale Offer made in accordance with, the covenant described under “—Repurchase at Option of Holders—Asset Sales”;

(17) Restricted Payments in the form of a dividend to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) of (a) any Existing EFH Corp. Notes or Indebtedness of TCEH received by EFIH (i) in exchange for the Notes in the Exchange Offer or otherwise contributed to it or (ii) in exchange for Indebtedness of EFH Corp. or TCEH received in exchange for the Notes in the Exchange Offer or otherwise contributed to it, or (b) any Indebtedness of EFH Corp. or its Subsidiaries existing on the Issue Date received by EFIH in exchange for Indebtedness of the Issuer or any Guarantor permitted to be incurred under clause (2) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” in each case, including any payments received from the applicable obligor thereon to the extent such payments are excluded when calculating Consolidated Net Income;

(18) Restricted Payments to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) in an aggregate amount not to exceed EFH Corp.’s Ratable Portion of Oncor Dividends to the extent such dividends have not been used by EFIH or any of its Restricted Subsidiaries to make a Restricted Payment pursuant to the first paragraph of this covenant; provided that the proceeds of such Restricted Payments are used by EFH Corp. to pay interest on the Existing EFH Corp. Notes, the EFH Corp. Notes, any Parity Lien Debt of EFH Corp. or any refinancings thereof;

(19) guarantees of Indebtedness of EFH Corp. to the extent permitted to be incurred under clause (2) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(20) Restricted Payments in the form of a dividend to EFH Corp. from the cash collateral account established to hold Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the sixth paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” solely to fund scheduled interest payments when due and payable on Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt; provided that any individual Restricted Payment made pursuant to this clause (20) may not exceed the amount of the next scheduled interest payment on such Parity Lien Debt of EFH Corp. and that proceeds from such cash collateral account are being applied pro rata to make scheduled interest payments on Parity Lien Debt of EFIH.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For the avoidance of doubt, the spin-off by EFH Corp. of the Equity Interests of EFIH in a Permitted Asset Transfer would not be a Restricted Payment.

On the date of this prospectus, all of EFIH’s Subsidiaries (including the Oncor Subsidiaries) are Unrestricted Subsidiaries other than EFIH Finance. EFIH will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by EFIH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Notwithstanding the foregoing provisions of this covenant, EFIH will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution to EFH Corp. or in respect of EFIH’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of EFIH would be equal to or less than 6.00 to 1.00 prior to a Permitted Asset Transfer and 7.00 to 1.00 after a Permitted Asset Transfer and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

EFIH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and EFIH will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that EFIH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for EFIH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $750.0 million outstanding at any one time;

(2) the incurrence (v) by the Issuer or any Guarantor of Indebtedness represented by the Notes issued on the Issue Date, (w) by EFIH of the guarantees of the EFH Corp. Notes issued on the Issue Date, (x) by the Issuer or any Guarantor of any Additional Notes (including any guarantees thereof) to be issued after the Issue Date or of any guarantee of any additional EFH Corp. Notes to be issued after the Issue Date, (y) by the Issuer or any Guarantor of any other Indebtedness and (z) by the Issuer of the EFH Corp. Notes or any other Parity Lien Debt of EFH Corp. in the event it is assumed by the Issuer in connection with a Permitted Asset Transfer; provided that the aggregate principal amount of Indebtedness incurred under this clause (2), together with refinancings thereof, shall not exceed $4.0 billion; and provided, further that the aggregate amount of Indebtedness that may be incurred under this clause (2) shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(3) Indebtedness represented by the guarantee by EFIH of (i) Indebtedness of EFH Corp. in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including its guarantees of the Existing EFH Corp. Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof) and (ii) additional Indebtedness of EFH Corp. incurred after the Issue Date (other than Indebtedness described in clauses (1) and (2)) up to an aggregate principal amount of $3.0 billion outstanding at any one time;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by EFIH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of EFIH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of EFIH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of EFIH to a Restricted Subsidiary or (so long as EFIH is a Subsidiary of EFH Corp.) to EFH Corp. or any of its restricted Subsidiaries, (a) to the extent the proceeds of any such Indebtedness to EFH Corp. or any of its restricted Subsidiaries is used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (b) to the extent such Indebtedness to EFH Corp. or its restricted Subsidiaries refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any such Indebtedness is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (a) to the extent the proceeds of such Indebtedness to EFH Corp. or its restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (b) to the extent such Indebtedness refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that if a Guarantor incurs such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp. or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (a) to the extent that the proceeds of such Preferred Stock issued to EFH Corp. or its Restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (b) to the extent such Preferred Stock refinances Indebtedness of EFIH, such Preferred Stock has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Preferred Stock issued to EFH Corp or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such shares of Preferred Stock (except to EFIH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that such Hedging Obligations are not entered into for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith);

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by EFIH since immediately after the Closing Date from the issue or sale of Equity Interests of EFIH or cash contributed to the capital of EFIH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to EFIH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $250.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which EFIH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by EFIH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of EFIH that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of EFIH or a Guarantor;

and, provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens; and, provided, further that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) EFIH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by EFIH or any Restricted Subsidiary or merged into EFIH or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either (a) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) such Fixed Charge Coverage Ratio of EFIH and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of EFIH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by EFIH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of EFIH; provided that such guarantee is incurred in accordance with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of EFIH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(19) Indebtedness consisting of Indebtedness issued by EFIH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof or of any direct or indirect parent company of EFIH, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, EFIH, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, EFIH will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that EFIH will not, and will not permit EFIH Finance or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

EFIH will not, and will not permit EFIH Finance or any Guarantor that is a Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor that is a Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) or clause (3) (ii) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that the Notes or any related Guarantee are secured on at least an equal and ratable basis as such Indebtedness, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Notwithstanding the foregoing, EFIH will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral (other than a Permitted Lien described under clause (3) of the definition of “Permitted Liens”), or any income or profits therefrom, or assign or convey any right to receive income therefrom except:

(1) Liens on the Collateral securing up to $4.0 billion in aggregate principal amount of Parity Lien Debt (including the Notes, any Additional Notes, the EFH Corp. Notes, any additional EFH Corp. Notes and any guarantees of any of the foregoing and/or other Indebtedness incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided that such amount shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(2) Junior Liens on the Collateral securing Junior Lien Debt permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Merger, Consolidation or Sale of All or Substantially All Assets

EFIH may not consolidate or merge with or into or wind up into (whether or not EFIH is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) EFIH is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than EFIH) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of EFIH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than EFIH, and, to the extent the Successor Company is not a corporation, a Subsidiary of such Successor Company that is a co-obligor and a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, expressly assumes all the obligations of EFIH under the Notes, the Indenture and the Security Documents, to the extent EFIH is a party thereto, pursuant to a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee; provided that in the case of a merger of EFIH with and into EFH Corp., such supplemental indenture shall amend the definitions, covenants, events of default and other terms of the Indenture such that the amended terms shall be substantially similar to those of the EFH Corp. Notes and the EFH Corp. Notes Indenture;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or the Issuer, as the case may be), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(5) in connection with a Permitted Asset Transfer other than a merger of EFIH with and into EFH Corp., the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period;

(6) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under the Indenture and the Notes; and

(7) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture;

provided, for the purposes of this covenant only, a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” will not be deemed to be a sale, assignment, transfer conveyance or other disposition of all or substantially all of the properties or assets of EFIH and its Subsidiaries. For the avoidance of doubt, EFIH may consummate a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” without complying with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant, and the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of EFIH and its Subsidiaries under any other agreement to which EFIH is a party.

The Successor Company will succeed to, and be substituted for, EFIH under the Indenture and the Notes. Notwithstanding clauses (3) and (4) of the first paragraph of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant,

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to EFIH, and

(2) EFIH may merge with an Affiliate of EFIH solely for the purpose of reincorporating EFIH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of EFIH and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and EFIH will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not EFIH or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or EFIH, (ii) merge with an Affiliate of EFIH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

EFIH Finance may not consolidate or merge with or into or wind up into (whether or not EFIH Finance is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of EFIH Finance’s properties or assets, in one or more related transactions, to any Person unless:

(1) (a) concurrently therewith, a corporate Wholly-Owned Subsidiary of EFIH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes all the obligations of EFIH Finance under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; or

(b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists; and

(3) EFIH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral

EFIH will not permit any Restricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business or any other Collateral.

EFIH will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, EFIH, and will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business; provided that an Oncor Subsidiary may hold Equity Interests in, or Indebtedness of, or other Investments in, another Oncor Subsidiary and a Successor Oncor Business may hold Equity Interests in, Indebtedness of, or other Investments in, another Successor Oncor Business.

EFIH will not permit any of its Unrestricted Subsidiaries to accept any Investment from any Oncor Subsidiary or any Successor Oncor Business; provided that an Oncor Subsidiary may accept an Investment from another Oncor Subsidiary and a Successor Oncor Business may accept an Investment from another Successor Oncor Business.

EFIH will not sell, assign, transfer, convey or otherwise dispose of any Collateral, including any consideration (other than cash and Cash Equivalents) received by EFIH in an Asset Sale, including in respect of a Permitted Asset Swap of Collateral, except in connection with a sale of all or substantially all of the assets of EFIH in a manner permitted pursuant to the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or pursuant to an Asset Sale that complies with the provisions of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” pertaining to an Asset Sale of Collateral.

Transactions with Affiliates

EFIH will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of EFIH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) EFIH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of EFIH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions (A) between or among EFIH or any of its Restricted Subsidiaries or between or among EFIH, any of its Restricted Subsidiaries and the Oncor Subsidiaries in the ordinary course of business or (B) between or among EFIH or any of its Restricted Subsidiaries and EFH Corp. or any of its restricted Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under “—Limitation on Restricted Payments” and the definition of “Permitted Investments” or to any Permitted Asset Transfer made in accordance with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets” to the extent the agreements with respect to which contain reasonable and customary provisions (as determined by EFIH in good faith);

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date and only to the extent not otherwise paid for with funds (excluding any funds advanced on behalf of EFIH) provided by EFH Corp. or its other Subsidiaries, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of EFIH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which EFIH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to EFIH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to EFIH and its Restricted Subsidiaries, in the reasonable determination of the board of directors of EFIH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of EFIH to any Permitted Holder or to any director, officer, employee or consultant of EFIH or any of its direct or indirect parent companies;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(12) payments by EFIH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of EFIH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by EFIH in good faith;

(14) investments by the Investors in securities of EFIH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by EFIH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among EFIH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of EFIH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

EFIH will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to EFIH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to EFIH or any of its Restricted Subsidiaries;

(2) make loans or advances to EFIH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to EFIH or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing EFH Corp. Notes and related documentation;

(b) (i) the Indenture, the Notes and the Security Documents and (ii) the EFH Corp. Notes and related documentation (including the related security documents) in effect on the Issue Date;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by EFIH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of EFIH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) (A) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to EFIH, taken as a whole, as determined by EFIH in good faith, than the provisions contained in the Indenture, as in effect on the Issue Date or (ii) any such encumbrance or restriction does not prohibit (except upon a default thereunder) the payment of dividends or loans in an amount sufficient, as determined by EFIH in good faith, to make scheduled payments of cash interest of the Notes when due;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of EFIH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries that, in the good faith determination of EFIH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which EFIH or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely to the property or assets of EFIH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of EFIH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

EFIH will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of EFIH, EFIH Finance or any Guarantor), other than EFIH Finance, a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of EFIH, EFIH Finance or any Guarantor, unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against EFIH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

In the event there is a future Restricted Subsidiary that Guarantees the Notes in accordance with this “Limitations of Guarantees of Indebtedness by Restricted Subsidiaries” covenant, such Guarantor, as a primary obligor and not merely as a surety, will fully and unconditionally guarantee (and jointly and severally with any other Guarantors), on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor, if any, under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—If a court were to find that EFIH was insolvent before or after giving effect to the issuance of the notes in the exchange offers and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the notes or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

In the event there is a future Restricted Subsidiary that Guarantees the Notes in accordance with this “Limitations of Guarantees of Indebtedness by Restricted Subsidiaries” covenant, any such Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger, consolidation, wind-up or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Limitations on Business Activities of EFIH Finance

EFIH Finance may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by EFIH and may engage in any activities directly related thereto or necessary in connection therewith. EFIH Finance shall be a Wholly-Owned Subsidiary of EFIH at all times.

Reports and Other Information

Notwithstanding that EFIH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires EFIH to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which EFIH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that EFIH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event EFIH will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time EFIH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that any direct or indirect parent company of EFIH becomes a Guarantor of the Notes, the Indenture permits EFIH to satisfy its obligations in this covenant with respect to financial information relating to EFIH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to EFIH and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, EFIH will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture, the Notes or the Security Documents relating to the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by EFIH or any of its Restricted Subsidiaries or the payment of which is guaranteed by EFIH or any of its Restricted Subsidiaries, other than Indebtedness owed to EFIH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to Collateral having a fair market value in excess of $250.0 million in the aggregate, any security interest and Lien purported to be created by any Security Document with respect to the Collateral (a) ceases to be in full force and effect, (b) ceases to give the Collateral Trustee, for the benefit of the holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by EFIH not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

Holders of the Notes may not enforce the Indenture, the Notes, the Security Documents or the Collateral Trust Agreement except as provided in such documents. The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and any Guarantor under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided under “—Security for the Notes—Release of Security Interests,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this “Legal Defeasance and Covenant Defeasance” section.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes, as provided under “—Security for the Notes—Release of Security Interests,” upon a discharge of the Indenture in accordance with the provisions described in this “Satisfaction and Discharge” section.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes and the Security Documents relating to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (for the avoidance of doubt, the provisions described under “—Repurchase at the Option of Holders” are not redemptions of Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking provisions of the Indenture or the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not modify any Security Document relating to the Notes or the provisions of the Indenture dealing with the Security Documents or application of trust moneys in any manner materially adverse to the Holders other than in accordance with the Indenture and the Security Documents. Without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release all or substantially all of the Collateral. Without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release less than all or substantially all of the Collateral.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee, the Notes or any Security Document without the consent of any Holder to;

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with the covenant relating to mergers, consolidations and sales of assets;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) provide for the issuance of Additional Notes;

(10) add a Guarantor under the Indenture;

(11) conform the text of the Indenture, the Guarantees, the Notes or any Security Document to any provision of this “Description of the 9.75% Notes” to the extent that such provision in this “Description of the 9.75% Notes” was intended to be a verbatim recitation of a provision of the Indenture, any Guarantees, the Notes or any Security Document;

(12) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(14) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by the Indenture, including to add any additional secured parties to the extent not prohibited by the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantees are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt; and

(2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described under “—Security for the Notes—Voting.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at October 15, 2014 (such redemption price being set forth in the table appearing under “—Optional Redemption”), plus (ii) all required interest payments due on such Note through October 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of EFIH or any of its Restricted Subsidiaries (including the disposition of outstanding Equity Interests of an Unrestricted Subsidiary owned directly by EFIH or any of its Restricted Subsidiaries) and, solely to the extent cash or Cash Equivalents are received therefrom by any Oncor Subsidiary or any Successor Oncor Business and are thereafter dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries: (i) the primary issuance of new Equity Interests by any Oncor Subsidiary or any Successor Oncor Business, (ii) the disposition of outstanding Equity Interests of an Oncor Subsidiary or a Successor Oncor Business owned directly by another Oncor Subsidiary or by another Successor Oncor Business and (iii) the disposition of assets owned directly or indirectly by any Oncor Subsidiary or any Successor Oncor Business. For the avoidance of doubt, with respect to Unrestricted Subsidiaries other than Oncor Subsidiaries or Successor Oncor Businesses, the following shall not be deemed to be “Asset Sales”: (i) the primary issuance of new Equity Interests by an Unrestricted Subsidiary and (ii) sales or transfers of assets owned directly by Unrestricted Subsidiaries; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of EFIH in a manner permitted by the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” (other than a disposition excluded from such covenant by the proviso at the end of the first paragraph of such covenant) or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to EFIH or by EFIH or a Restricted Subsidiary to another Restricted Subsidiary; provided however to the extent such transfer involves Collateral or any part thereof, the transferee shall execute a joinder agreement to the Security Documents and the Collateral Trust Agreement or enter into a substantially similar collateral trust or intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral for the benefit of the Holders of the Notes;

(f) except in the case of a disposition of Collateral, to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) (i) any disposition of Equity Interests in an Unrestricted Subsidiary (other than an Oncor Subsidiary or a Successor Oncor Business) and (ii) any sale, conveyance, transfer or other disposition of Equity Interests in, or assets of, any of the Oncor Subsidiaries or a Successor Oncor Business (other than the Collateral) to the extent no cash or Cash Equivalents are received in connection with such sale, conveyance, transfer or other disposition or to the extent any cash or Cash Equivalents received in connection with such sale, conveyance, transfer or other disposition are not dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries;

(i) foreclosures on assets not constituting Collateral;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by EFIH or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) except in the case of a disposition of Collateral, sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/ call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders— Asset Sales” or EFIH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights); provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by EFIH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by EFIH to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Cash Collateral Account” means a segregated account pledged under the Security Documents that is (i) subject to a perfected security interest for the benefit of the holders of Secured Lien Debt, (ii) under the sole control of the Collateral Trustee and (iii) free from all other Liens (other than Liens permitted to be placed on the Collateral pursuant to the second paragraph of the covenant described under “— Certain Covenants — Liens”).

“Asset Sale Offer” has the meaning set forth in the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Issue Date (i) that were not included on the balance sheet of EFIH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by EFIH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital. and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EFIH and its Subsidiaries, taken as a whole, or all or substantially all of the Collateral or Oncor-related Assets to any Person other than a Permitted Holder, other than (A) a Permitted Asset Transfer meeting the requirements of the proviso following clause (3) of this definition of “Change of Control” and (B) any foreclosure on the Collateral; provided, however, that a transaction that would otherwise constitute a Change of Control pursuant to this clause (1) shall not constitute a Change of Control if:

(a) the consideration received in respect of such transaction (i) is received by EFIH or an Oncor Subsidiary or Successor Oncor Business, as the case may be; (ii) consists of Capital Stock of a Person in a Similar Oncor Business that (A) would become a Subsidiary of EFIH or such Oncor Subsidiary or Successor Oncor Business or (B) is a joint venture in which EFIH or such Oncor Subsidiary or Successor Oncor Business would have a significant equity interest (as determined by EFIH in good faith), (iii) is at least equal to the fair market value (as determined by EFIH in good faith) of the assets sold, transferred, conveyed or otherwise disposed of and (iv) if received by EFIH, shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations;

(b) immediately after such transaction no Default exists;

(c) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of EFIH) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(ii) such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(d) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such transaction, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of such transaction or the intention of the Issuer or any Subsidiary thereof to effect such transaction and ending on the date 60 after such public notice relative to the rating at the start of such period; and

(e) each Guarantor, unless it is the other party to the transaction, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under the Indenture and the Notes;

(2) EFIH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own, directly or indirectly, beneficially and of record at least a majority of the total voting power of the voting stock of EFIH:

provided, however, that a Permitted Asset Transfer shall not constitute a Change of Control if,

(a) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, such Permitted Asset Transfer complies with the “Merger, Consolidation or Sale of All or Substantially All Assets” covenant; provided that the Successor Company may not be an Oncor Subsidiary;

(b) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, the Successor Company has assumed all the obligations of the Issuer under the Notes and the Indenture and the Security Documents to which the Issuer is a party pursuant to agreements, in each case, reasonably satisfactory to the Trustee and the Collateral Trustee, in accordance with the “Merger, Consolidation or Sale of All or Substantially All Assets” covenant;

(c) immediately after such transaction no Default exists;

(d) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or EFIH, as the case may be) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) the Successor Company, or EFIH, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(ii) the Fixed Charge Coverage Ratio (as defined in the Indenture) for the Successor Company and its Restricted Subsidiaries or EFIH and its Restricted Subsidiaries, as the case may be, would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(e) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period; and

(f) EFIH or the Successor Company, as the case may be, shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, exclusions and qualifications, the existing Security Documents, or to the extent that a Permitted Asset Transfer pursuant to clause (2) of the definition thereof or by way of merger, wind-up or consolidation of EFIH pursuant to clause (1) of the definition thereof is being consummated, the new or amended Security Documents to be entered into by EFIH or the Successor Company, as the case may be, are enforceable obligations of EFIH or the Successor Company, as the case may be, create a legally valid and enforceable security interest in the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the other Secured Debt Obligations, and that the security interests in the Collateral created by the Security Documents have been perfected.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof.

“Collateral Asset Sale Offer” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Debt Obligations.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting, (w) any “additional interest” imposed in connection with failure to register any other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) interest on Indebtedness of another Person that is guaranteed by EFIH solely to the extent such interest is actually paid by EFIH under such guarantee; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and such EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by EFIH, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of EFIH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, other than dividends, distributions or other payments from the Oncor Subsidiaries or any Successor Oncor Business (i) from the proceeds of sales of Oncor-related Assets made after the Issue Date and (ii) consisting of Oncor-related Assets made after the Issue Date;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is otherwise permitted by the covenant described under “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; provided that Consolidated Net Income of EFIH will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to EFIH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to EFIH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as EFIH has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income (A) any income arising from any sale or other disposition of Restricted Investments made by EFIH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from EFIH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by EFIH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof and (B) any income described in paragraph (17) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of EFIH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of EFIH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of EFIH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by EFIH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to EFIH or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means any Deposit L/C Loans under, and as defined in, any Credit Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by EFIH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of EFIH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of EFIH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by EFIH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of EFIH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on, all Parity Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of EFIH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by EFIH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the Exchange Offer, the offerings of any Additional Notes, any Credit Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to any Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by EFIH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of EFIH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of EFIH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Corp.” means Energy Future Holdings Corp., the parent of EFIH.

“EFH Corp. Notes” means the 9.75% Senior Secured Notes due 2019 issued by EFH Corp. under the EFH Corp. Notes Indenture, including any guarantees thereof.

“EFH Corp. Notes Indenture” means the Indenture, dated as of November 16, 2009, under which the EFH Corp. Notes were issued.

“EFH Corp.’s Ratable Portion of Oncor Dividends” means the amount obtained by multiplying (a) the aggregate amount of cash received by EFIH by means of a cash dividend from the Oncor Subsidiaries after the Issue Date (other than dividends constituting proceeds from Asset Sales of Oncor-related Assets) by (b) a fraction, the numerator of which shall be the sum of the aggregate principal amount of the EFH Corp. Notes and any other Parity Lien Debt of EFH Corp. that is guaranteed by EFIH under clause (2) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and the denominator of which shall be the aggregate principal amount of (i) the EFH Corp. Notes and any other Parity Lien Debt of EFH Corp. that is guaranteed by EFIH plus (ii) the Notes, any Additional Notes and any other Parity Lien Debt of EFIH, in the case of clauses (i) and (ii) incurred pursuant to clause (2) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and at the time outstanding.

“EFIH” means Energy Future Intermediate Holding Company LLC; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “EFIH” shall be deemed to mean the board of directors of EFIH when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“EFIH 10.000% Notes” means the 10.000% Senior Secured Notes due 2020 issued by the Issuer.

“EFIH 11% Notes” means the 11% Senior Secured Second Lien Notes due 2021 issued by the Issuer.

“EFIH 11.750% Notes” means the 11.750% Senior Secured Second Lien Notes due 2022 issued by the Issuer.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Issuer or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by EFIH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between the holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Parity Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Indebtedness pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of EFIH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to EFIH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of EFIH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas, Inc. or any entity approved to perform the functions of an independent system operator within the power region that includes approximately 80% of the electric transmission within the State of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “—Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the exchange of certain existing Indebtedness of EFH Corp. and/or TCEH for the Notes and the EFH Corp. Notes pursuant to the Issuer’s Prospectus dated November 10, 2009.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by EFIH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of EFIH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of EFIH or any of its direct or indirect parent companies) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of EFIH,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of EFIH on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing EFH Corp. Notes” means

•	EFH Corp. 5.55% Fixed Senior Notes Series P due 2014;

•	EFH Corp. 6.50% Fixed Senior Notes Series Q due 2024;

•	EFH Corp. 6.55% Fixed Senior Notes Series R due 2034;

•	EFH Corp. 10.875% Senior Notes due 2017;

•	EFH Corp. 11.250%/12.000% Senior Toggle Notes due 2017; and

•	EFH Corp. 4.80% Series O Senior Notes due 2009;

in each case to the extent outstanding on the Issue Date.

“Existing EFH Corp. Notes Indentures” means each of the indentures or other documents containing the terms of the Existing EFH Corp. Notes.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that EFIH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by EFIH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into EFIH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of EFIH. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of EFIH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as EFIH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means any Incremental Deposit L/C Loans under, and as defined in, any Credit Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between EFIH and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of EFIH, qualified to perform the task for which it has been engaged.

“Intercompany Loan” means a senior, unsecured loan by EFIH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among EFIH and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of EFIH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of EFIH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, EFIH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) EFIH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by EFIH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 16, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including the Collateral Trust Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an officers’ certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(2) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of EFIH or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by EFIH and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by EFIH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied using proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) to the repayment of principal, premium, if any, and interest on other Senior Indebtedness required (other than required by clause (1) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by EFIH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by EFIH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Note Obligations” means the Notes, the Guarantees and all other Obligations of any of the Issuer and any Guarantors under the Indenture, the Notes, the Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of EFIH or other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of EFIH by an Officer of EFIH or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of EFIH or such other Person, as applicable, that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings Company LLC.

“Oncor-related Assets” means the Equity Interests of any of the Oncor Subsidiaries or any Successor Oncor Business (including the Collateral) owned by EFIH or any Oncor Subsidiary or any Successor Oncor Business or constituting a primary issuance of such Equity Interests to the extent such issuance would constitute an Asset Sale and any assets owned directly or indirectly by any of the Oncor Subsidiaries or any Successor Oncor Business.

“Oncor Subsidiaries” means Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Notes issued by the Issuer under the Indenture on the Issue Date and any Additional Notes issued under the Indenture;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of EFIH, including the guarantee by EFIH of any indebtedness of any other Person, including the EFH Corp. Notes, that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that, except with respect to the EFH Corp. Notes issued on the Issue Date:

(a) on or before the date on which such Indebtedness is incurred by EFIH, such Indebtedness is designated by EFIH, in accordance with the Collateral Trust Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Parity Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and

(3) Hedging Obligations of EFIH incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Parity Lien Documents” means the Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents that create or perfect Liens securing Parity Lien Obligations.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) the Trustee, in the case of the Notes, (2) The Bank of New York Mellon Trust Company, N.A., in the case of the EFH Corp. Notes or (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between EFIH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of EFH Corp. (including without limitation a merger of EFIH with and into EFH Corp.) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, the Oncor Subsidiaries, Successor Oncor Businesses and all other Collateral held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests, other Investments and any other Collateral, in each case other than any foreclosure on the Collateral.

“Permitted Holders” means each of the Investors, members of management (including directors) of EFIH or any of its direct or indirect parent companies or Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of EFIH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in EFIH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by EFIH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EFIH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by EFIH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by EFIH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by EFIH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of EFIH or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness of EFIH or any of its Restricted Subsidiaries permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of EFIH, are necessary or advisable to effect any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of EFIH or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; or

(18) (A) Investments in Indebtedness of TCEH or EFH Corp. received by EFIH (i) in exchange for the Notes in the Exchange Offer or (ii) in exchange for Indebtedness of TCEH or EFH Corp. received in exchange for the Notes in the Exchange Offer and (B) Investments in Indebtedness of EFH Corp. or its Subsidiaries received by EFIH in exchange for other Indebtedness of EFIH or any Guarantor incurred under clause (2) under the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, including in the case of both (A) and (B) above, for the avoidance of doubt, the exchanges of any such Indebtedness, which shall be deemed to be “Permitted Investments” hereunder.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(9) Liens on property at the time EFIH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into EFIH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to EFIH or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations, of EFIH or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by EFIH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of EFIH or any Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of EFIH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by EFIH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of EFIH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of EFIH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by EFIH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of EFIH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of EFIH or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of EFIH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of EFIH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(33) Liens on cash and Cash Equivalents (i) deposited by EFIH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by EFIH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) through (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) through (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of EFIH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning, land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Lien arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable EFIH or any of its Restricted Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of EFIH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of EFIH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by EFIH or any Subsidiary of EFIH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under the definition of “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) [Intentionally omitted]; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of EFIH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures, including Environmental CapEx Debt and Necessary CapEx Debt.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by EFIH in good faith.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch shall not make a rating on the Notes or other investment publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by EFIH which shall be substituted for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to EFIH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which EFIH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Related Business Assets” means (A) except in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or securities of, a Similar Business; provided that any assets or securities received by EFIH or a Restricted Subsidiary in exchange for assets or securities transferred by EFIH or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary and (B) in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or Capital Stock of, a Similar Oncor Business; provided that any Capital Stock received by EFIH in exchange for Collateral will not be deemed to be Related Business Assets, unless upon receipt of the Capital Stock of such Person, such Person would become a Subsidiary of EFIH or a joint venture in which EFIH has a significant equity interest (as determined by EFIH in good faith).

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, calculated in accordance with the provisions described under “—Security for the Notes—Voting.” For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, calculated in accordance with the provisions described under “—Security for the Notes—Voting.” For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that EFIH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment Coverage Ratio” means (i) for Restricted Payments (other than payments of cash dividends or distributions to EFH Corp. on, or in respect of, EFIH’s Capital Stock, purchases for cash or other acquisitions for cash of any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any such dividend or distribution to, or acquisitions of Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guaranteeing any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, all such Restricted Payments being referred to as “Investor Payments”), the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation and (ii) for Restricted Payments constituting Investor Payments, the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of EFIH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by EFIH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by EFIH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Parity Lien Obligations and Junior Lien Obligations.

“Secured Indebtedness” means any Indebtedness of EFIH or any of its Restricted Subsidiaries secured by a Lien.

“Secured Lien Debt” means Parity Lien Debt and Junior Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement, the Pledge Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by EFIH, a Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under EFIH’s guarantee of the EFH Corp. Notes, EFIH’s guarantee of any Existing EFH Corp. Notes, or the Notes and any related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations of the Issuer or any Guarantor (and guarantees thereof) owing to a lender or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; and

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates).

“Series of Parity Lien Debt” means, severally, the Notes and any Additional Notes or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Secured Lien Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by EFIH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Similar Oncor Business” means any business which is primarily engaged in a regulated electricity or other energy transmission or distribution business in the United States (as determined by EFIH in good faith).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Oncor Business” means any Person the Capital Stock of which is received by EFIH in an Asset Sale, including a Permitted Asset Swap, of Collateral or as a dividend or distribution from an Oncor Subsidiary.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Notes” means the notes previously issued by TCEH to refinance indebtedness under the TCEH Senior Interim Facility.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among Energy Future Competitive Holdings, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date, as amended on August 7, 2009, by and among Energy Future Competitive Holdings, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any additional amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”).

“Total Assets” means the total assets of EFIH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of EFIH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date, any repayments of indebtedness of EFH Corp. and its Subsidiaries in connection therewith, and the issuance of the 2017 Notes and the TCEH Notes and any repayments of Indebtedness of EFH Corp. and its Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Merger Sub, Texas Energy Future Holdings Limited Partnership and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2014; provided, however, that if the period from the Redemption Date to October 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“2017 Notes” means EFH Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “—Certain Covenants—Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of EFIH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of EFIH and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries;

(2) any Subsidiary of EFIH other than EFIH Finance or any Guarantor owning Collateral which at the time of determination is an Unrestricted Subsidiary (as designated by EFIH, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

EFIH may designate any Subsidiary of EFIH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH Finance or any Guarantor owning Collateral to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, EFIH or any Subsidiary of EFIH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by EFIH;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of EFIH or any Restricted Subsidiary.

EFIH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and in the case of any Subsidiary of EFIH, (A) EFIH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (B) the Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by EFIH shall be notified by EFIH to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of EFIH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding, Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE 10.000% NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” Defined terms used in this description apply solely to this section of the prospectus. In this description, (i) the terms “we,” “our” and “us” each refer to Energy Future Intermediate Holding Company LLC (“EFIH”) and its consolidated Subsidiaries; and (ii) the term “Issuer” refers only to collectively, EFIH and EFIH Finance Inc. (“EFIH Finance”), a Delaware corporation and a direct, wholly-owned subsidiary of EFIH, and not to any of EFIH’s other Subsidiaries.

The Issuer issued $2,180,000,000 aggregate principal amount of 10.000% Senior Secured Notes due 2020 (the “Notes”) under an Indenture dated as of August 17, 2010 (the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), in the Exchange Offer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Oncor Electric Delivery Company LLC (“Oncor Electric Delivery”) has undertaken certain ring-fencing measures to separate itself, its subsidiaries and its immediate parent, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), from Energy Future Holdings Corp. (“EFH Corp.”), the parent of EFIH, and EFH Corp.’s other Affiliates, including the Issuer. Those measures include the Oncor Subsidiaries being treated as “Unrestricted Subsidiaries” with respect to the Notes, the EFIH 9.75% Notes, the EFIH 11% Notes and the EFIH 11.750% Notes, and with respect to the EFH Corp. 2017 Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, in each case guaranteed by EFIH and Energy Future Competitive Holdings Company (“EFCH”). In order to comply with these ring-fencing obligations, the Oncor Subsidiaries are Unrestricted Subsidiaries with respect to the Notes. As Unrestricted Subsidiaries, the Oncor Subsidiaries are not subject to any of the covenants described herein and do not guarantee the Notes.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the noteholders under Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and its other Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and its assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes will not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and will have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture and the Security Documents, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as Holders of the Notes. You may request copies of the Indenture and the Security Documents at our address set forth under the heading “Incorporation by Reference.”

No Restricted Subsidiaries

EFIH is a holding company for its Subsidiaries, including EFIH Finance, with no material operations of its own. EFIH does not have any Restricted Subsidiaries as of the date of this prospectus (other than EFIH Finance). As of the date of this prospectus, the only Subsidiaries of EFIH consist of the Oncor Subsidiaries, which are Unrestricted Subsidiaries, and EFIH Finance, which does not have any Subsidiaries. Accordingly, none of EFIH’s Subsidiaries (other than EFIH Finance) is subject to the restrictive covenants described herein and none of such Subsidiaries guarantees the Notes.

Brief Description of Notes

The Notes:

•

are senior obligations of the Issuer and rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer (including the EFIH 9.75% Notes and EFIH’s guarantees of certain of EFH Corp.’s Indebtedness, including the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and the EFH Corp. 2017 Notes);

•

are secured, equally and ratably with the EFIH 9.75% Notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, by the pledge of any investments EFIH owns in any Oncor Subsidiary (as described below under “—Security for the Notes”), which on the date of this prospectus consist of all of the membership interests EFIH owns in Oncor Holdings;

•	are effectively senior to all unsecured Indebtedness of EFIH and any future Junior Lien Debt (including the EFIH 11% Notes and the EFIH 11.750% Notes), to the extent of the value of the Collateral;

•	are effectively subordinated to any Indebtedness of EFIH secured by assets of EFIH other than the Collateral, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of the Subsidiaries of EFIH (other than EFIH Finance), including the Oncor Subsidiaries, any of EFIH’s Foreign Subsidiaries and any other Unrestricted Subsidiaries; and

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer.

Holding Company Structure

EFIH is a holding company for its Subsidiaries, including EFIH Finance, with no material operations of its own and only limited assets. Accordingly, EFIH is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, payments of interest and principal on debt securities of EFH Corp. and Texas Competitive Electric Holdings Company LLC (“TCEH”), a subsidiary of EFCH, held as investment by EFIH and investments into EFIH by its parent company, EFH Corp., to service its debt obligations. EFH Corp. is itself a holding company and is primarily dependent upon the distribution of the earnings of its other Subsidiaries (including TCEH and its Subsidiaries), whether in the form of dividends, advances or payments on account of intercompany obligations, and investments into EFH Corp. by its parent company, Texas Energy Future Holdings Limited Partnership, to make such Investments in EFIH. See “Risk Factors—Risks Related to Structure—EFIH is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.”

As of the date of this prospectus, the Notes are not guaranteed. Therefore, the Notes are structurally subordinated to all Indebtedness and other liabilities of all the Subsidiaries of EFIH (other than EFIH Finance). In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to EFIH. For the year ended December 31, 2011, the non-guarantor Subsidiaries generated all of the Issuer’s reported consolidated total revenue. In addition, as of December 31, 2011, EFIH’s investment in the non-guarantor Subsidiaries represented approximately 60% of its reported total assets.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. The initial registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $2.18 billion in aggregate principal amount of Notes on the Issue Date in the Exchange Offer. The Notes will mature on December 1, 2020. Subject to compliance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Limitation on Liens,” the Issuer may issue additional Notes from time to time after the Issue Date under the Indenture (any such Notes, “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the 10.000% Notes” section include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 10.00% per annum and will be payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2010, to the Holders of record on the immediately preceding May 15 and November 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to December 1, 2015.

At any time prior to December 1, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 1, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2015	105.000%
2016	103.333%
2017	101.667%
2018 and thereafter	100.000%

In addition, until December 1, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Security for the Notes

Collateral Trustee

EFIH has appointed The Bank of New York Mellon Trust Company, N.A. to serve as the collateral trustee (the “Collateral Trustee”) for the benefit of the holders of the Secured Debt Obligations outstanding from time to time.

The Security Documents provide that the Collateral Trustee is subject to such directions as may be given it by the Trustee and by any other Parity Lien Debt Representatives from time to time as required or permitted by the Indenture and the other Parity Lien Debt Documents. The relative rights with respect to control of the Collateral Trustee are specified in the collateral trust agreement dated as of November 16, 2009 by and among EFIH, the trustees for the EFIH 9.75% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, any other Parity Lien Debt Representatives, any Junior Lien Debt Representatives and the Collateral Trustee (the “Collateral Trust Agreement”). On the Issue Date, the Collateral Trustee and the Trustee for the benefit of the Notes will enter into a Collateral Trust Joinder (as defined in the Collateral Trust Agreement) to the Collateral Trust Agreement (the “Joinder”) and the Notes will be designated as “Parity Lien Debt” pursuant to an Additional Secured Debt Designation as defined in and as required by the Collateral Trust Agreement (the “Designation”). Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debt holders, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Collateral

The Indenture and the Security Documents provide that all Note Obligations of EFIH, together with any other Parity Lien Debt (which on the date of this prospectus includes the EFIH 9.75% Notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes), are secured on an equal and ratable basis by first-priority security interests granted to the Collateral Trustee, in all of the following property of EFIH:

(1) any Equity Interests it owns on the date of this prospectus or may hereafter acquire in any Oncor Subsidiary and any promissory notes or other Indebtedness owed by, or other Investments in, any Oncor Subsidiary that it owns on the date of this prospectus or it may hereafter acquire;

(2) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing, which, in the case of cash dividends and distributions received by EFIH from Oncor Holdings may be used by EFIH for any purpose not prohibited by the Indenture so long as no Event of Default and no event of default under any other Parity Lien Debt, including the EFIH 9.75% Notes and EFIH’s guarantee of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, shall have occurred and be continuing; and

(3) any Asset Sale Cash Collateral Account established pursuant to the Indenture, the EFIH 9.75% Notes Indenture, the EFH Corp. 10.000% Notes Indenture or the EFH Corp. 9.75% Notes Indenture.

On the date of this prospectus, the Collateral consists of a pledge of all of the membership interests EFIH owns in Oncor Holdings. Oncor Holdings owns approximately 80% of Oncor Electric Delivery’s outstanding membership interests. On November 16, 2009, EFIH and the Collateral Trustee entered into a pledge agreement (the “Pledge Agreement”), whereby the Collateral was pledged in favor of the Collateral Trustee for the benefit of the Collateral Trustee, the trustee for, and the holders of, the EFIH 9.75% Notes and the EFH Corp. 9.75% Notes and any other Secured Debt Obligations that may be issued in accordance with the EFIH 9.75% Notes Indenture and the EFH Corp. 9.75% Notes Indenture (including the Notes and the EFH Corp. 10.000% Notes). As a result of the Joinder and the Designation, the Trustee and the holders of the Notes issued in the exchange offers will benefit from the pledge of Collateral under the Pledge Agreement. The Collateral does not consist of any assets of any Oncor Subsidiary. See “Risk Factors—Regulatory approvals may be required in order to enforce the security interests in the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures the notes”; “—In the event of the Issuer’s bankruptcy, the ability of the holders of the notes to realize upon the Collateral securing the notes will be subject to certain bankruptcy law limitations”; and “—The value of the Collateral may be diluted if we incur additional debt that is secured equally and ratably by the same Collateral securing the notes or if the Collateral is sold.”

No appraisal of the value of the Collateral was made in connection with the issuance of the EFIH 9.75% Notes, the EFH Corp. 9.75% Notes or the EFH Corp. 10.000% Notes, and no such appraisal has been made in connection with the issuance of the Notes. The value of the Collateral in the event of liquidation will depend on many factors. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the Secured Debt Obligations, including the Notes.

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Parity Lien Obligations, including the Note Obligations. Any claim for the difference between the amount, if any, realized by Holders of the Notes from the sale of Collateral securing the Secured Debt Obligations will rank equally in right of payment with all of our other unsecured unsubordinated Indebtedness and other obligations, including trade payables.

So long as no Event of Default and no event of default under any other Parity Lien Debt, including the EFIH 9.75% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, shall have occurred and be continuing, and subject to certain terms and conditions, EFIH will be entitled to exercise any voting and other consensual rights pertaining to the Collateral (other than as set forth in the Pledge Agreement and the other Security Documents). The Pledge Agreement requires EFIH to deliver to the Collateral Trustee, for the Collateral Trustee to maintain in its possession, certificates, if any, evidencing the Collateral. Upon the occurrence and during the continuance of an Event of Default under the Notes, to the extent permitted by law and subject to the provisions of the Pledge Agreement, all of the rights of EFIH to exercise voting or other consensual rights with respect to the Collateral will cease, and all such rights will become vested in the Collateral Trustee, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights.

Certain Bankruptcy Limitations

The right of the Collateral Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against EFIH prior to the Collateral Trustee having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Trustee could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount at maturity of the obligations secured by the Collateral. There can be no assurance that the value of the Collateral will exceed the outstanding principal amount of the Notes and the other Parity Lien Debt, including the EFIH 9.75% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes and the other Parity Lien Obligations, including the EFIH 9.75% Notes and EFIH’s guarantee of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, the Holders of the Notes and the holders of the other Parity Lien Debt would hold secured claims to the extent of the value of the Collateral to which the Holders of the Notes and the holders of the other Parity Lien Debt are entitled, and unsecured claims with respect to any such shortfall.

Additional Parity Lien Debt

As of the date of this prospectus, $141,083,000 aggregate principal amount of EFIH 9.75% Notes was outstanding, $115,446,000 aggregate principal amount of EFH Corp. 9.75% Notes was outstanding and $1,060,757,000 aggregate principal amount of EFH Corp. 10.000% Notes was outstanding, all of which constitutes Parity Lien Debt and is secured by the Collateral on an equal and ratable basis with the Notes. As of the date of this prospectus, $1,317,286,000 aggregate principal amount of Parity Lien Debt was outstanding. In addition, the Indenture and the Security Documents provide that the Issuer may incur additional Parity Lien Debt as permitted by the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Limitation on Liens,” by issuing Additional Notes under the Indenture or under one or more additional indentures or incurring other Indebtedness secured by Parity Liens on the Collateral. All additional Parity Lien Debt will be secured equally and ratably with the Notes by Liens on the Collateral held by the Collateral Trustee for as long as EFIH’s Note Obligations are secured by the Collateral. The Collateral Trustee under the Collateral Trust Agreement will hold all Parity Liens in trust for the benefit of the Holders of the Notes and the holders of the other Parity Lien Debt and the holders of any future Parity Lien Debt and all other Parity Lien Obligations. Additional Parity Lien Debt will be permitted to be secured by the Collateral only if such Parity Lien Debt and the related Parity Liens are permitted to be incurred under the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Limitation on Liens.” The agent or representative of any additional Parity Lien Debt will become a party to the Collateral Trust Agreement by joinder agreement.

Future Junior Lien Debt

The Indenture and the Security Documents provide that EFIH may incur Junior Lien Debt in the future by issuing or guaranteeing debt securities under one or more indentures, incurring Indebtedness under Credit Facilities or otherwise issuing or increasing a new Series of Secured Lien Debt secured by Junior Liens on the Collateral, such as the EFIH 11% Notes and the EFIH 11.750% Notes. Junior Lien Debt will be permitted to be secured by the Collateral only if such Junior Lien Debt and the related Junior Liens are permitted to be incurred under the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Limitation on Liens.” The Collateral Trustee under the Collateral Trust Agreement will hold all Junior Liens in trust for the benefit of the holders of any Junior Lien Debt and all other Junior Lien Obligations. The agent or representative of any Junior Lien Obligations shall become a party to the Collateral Trust Agreement by joinder agreement.

Enforcement of Liens

If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee will await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable to preserve and protect the value of the Collateral.

Until the Discharge of Parity Lien Obligations, the Holders of the Notes and the holders of other Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and neither the provisions of the Security Documents relating thereto (other than in accordance with the Collateral Trust Agreement) nor any Junior Lien Representative or holder of Junior Lien Obligations, if any, may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may direct the Collateral Trustee with respect to such matters:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;

(2) to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;

(3) as necessary to perfect or establish the priority (subject to Parity Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee as agent for the benefit of the Parity Lien Representative and holders of the Parity Lien Obligations agreeing pursuant to the Collateral Trust Agreement to act as bailee for the Collateral Trustee as agent for the benefit of the Junior Lien Representatives and holders of the Junior Lien Obligations); or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

Both before and during an insolvency or liquidation proceeding until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will be permitted to:

(1) request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;

(2) oppose or otherwise contest any motion for (A) relief from the automatic stay or (B) any injunction against foreclosure or (C) any enforcement of Parity Liens, in each case made by any holder of Parity Lien Obligations or any Parity Lien Representative in any insolvency or liquidation proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Lien Obligations at any sale of Collateral in the foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations or Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against EFIH in accordance with applicable law; provided the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited by clauses (1) through (5) of the preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described under “—Insolvency or Liquidation Proceedings.”

At any time prior to the Discharge of Parity Lien Obligations and after (1) the commencement of any insolvency or liquidation proceeding in respect of EFIH or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative stating that (A) any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by EFIH to the Collateral Trustee (other than distributions to the Collateral Trustee in respect of its fees under the Collateral Trust Agreement and for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations).

All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of the immediately preceding paragraph will be held by such Person in trust for the account of the holders of Parity Lien Obligations and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and, subject to the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of the immediately preceding paragraph will be received by such Person free from the Parity Liens.

Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915 and, through October 10, 2012, to the Order on Rehearing in Public Utility Commission of Texas (“PUCT”) Docket No. 34077, the PUCT must approve any change in majority ownership, controlling ownership or operational control of Oncor Electric Delivery. As a result, prior to any foreclosure on the Collateral consisting of membership interests in Oncor Holdings, approval of the PUCT will be required if such foreclosure consists of a change in majority ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor Electric Delivery. We cannot assure you that such approval will be granted and, if it is not granted, the Collateral Trustee may not be able to liquidate the Collateral consisting of membership interests and, accordingly, the Collateral Trustee may not be able to distribute any proceeds to Holders of the Notes upon such foreclosure. If the approval is granted, then PUCT approval would also be required with respect to any subsequent disposition of a majority or controlling interest in the membership interests of Oncor Holdings.

In addition, pursuant to the terms of an investor rights agreement among EFH Corp., Oncor Holdings, Oncor Electric Delivery and the minority investor in Oncor Electric Delivery, a transfer of the Equity Interests in Oncor Holdings to a third party, including as a result of any enforcement of the Lien on the Collateral consisting of Equity Interests of Oncor Holdings or Oncor Electric Delivery, may give rise to a tag-along right of the minority investor(s) in Oncor Electric Delivery to participate in that transfer on a pro rata basis.

Waiver of Right of Marshalling

The Collateral Trust Agreement provides that, prior to the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as senior or priority lienholders) with respect to the Collateral. Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.

Insolvency or Liquidation Proceedings

If in any insolvency or liquidation proceeding and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such insolvency or liquidation proceeding;

(3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

(4) relating to a sale of assets of EFIH that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations and the Junior Lien Representatives will not oppose or otherwise contest the entry of such order; provided, that the holders of Junior Lien Obligations or a Junior Lien Representative may request the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a Junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated, as provided in the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” to, such Lien and all Parity Liens on such property. The holders of Parity Lien Obligations (including the Holders of the Notes) and the Parity Lien Representatives (including the Trustee) will agree not to oppose or otherwise contest in any respect any request made by the Junior Lien Representatives for a Junior Lien pursuant to the proviso to the preceding sentence.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency or liquidation proceedings against EFIH in accordance with applicable law; provided that the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited under the third and fourth paragraphs of the provisions described under “—Enforcement of Liens,” or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

Neither the holders of Junior Lien Obligations nor any Junior Lien Representative will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated, as provided in the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” to, all Liens granted in such insolvency or liquidation proceeding to, or for the benefit of, the holders of Parity Lien Obligations; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, ratably to the respective Parity Lien Representatives for application, after payment of any fees and expenses (including but not limited to, attorney’s fees and expenses) of such Parity Lien Representative, to the payment of all outstanding Notes and other Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the relevant Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the relevant Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

THIRD, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to EFIH, or its successors or assigns, or as a court of competent jurisdiction may direct.

If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds in respect of any foreclosure, collection or other enforcement to which it was not entitled pursuant to the terms of the immediately preceding paragraphs, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee to be applied in accordance with the provisions set forth in the immediately preceding paragraphs. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, in trust for the benefit of the holders of the Parity Lien Obligations. These provisions will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.

The provisions set forth above under this “Order of Application” caption are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Parity Liens and Junior Liens. EFIH will be required to cause the Secured Debt Representative of each future Series of Secured Lien Debt to deliver a joinder to the Collateral Trust Agreement, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Lien Debt.

In connection with the application of proceeds in accordance with the provisions set forth above under this “Order of Application” caption, except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

Release of Security Interests

The Security Documents provide that the Collateral will be released:

1. in whole, upon (a) payment in full of all outstanding Secured Debt Obligations at the time such debt is paid in full and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization in an account maintained by the Collateral Trustee (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents; provided that the Issuer has delivered an Officer’s Certificate to the Collateral Trustee certifying that the conditions described in this paragraph 1. have been met and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

2. with respect to the Note Obligations only, upon satisfaction and discharge of the Indenture as set forth under “—Satisfaction and Discharge”;

3. with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth under “—Legal Defeasance and Covenant Defeasance”;

4. with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

5. with respect to any Secured Debt Obligations (other than Note Obligations) only, upon payment in full of such Secured Lien Debt and all other Secured Debt Obligations in respect thereof that is outstanding, due and payable at the time such Secured Lien Debt is paid in full;

6. as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by holders of 66 2/3% of the aggregate principal amount of Parity Lien Debt at the time outstanding voting together as one class, as provided for in the applicable Secured Debt Documents; provided that if an Event of Default under the Notes or an event of default with respect to any other Secured Lien Debt has occurred and is continuing at the time of the solicitation of any such consent, the consent of holders of 66 2/3% of the aggregate principal amount of Secured Lien Debt at the time outstanding voting together as one class shall also be required, and (b) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

7. as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens (or, at any time after the Discharge of Parity Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by holders of a majority of the aggregate principal amount of Parity Lien Debt at the time outstanding voting as one class, as provided for in the Parity Lien Documents (or, at any time after the Discharge of Parity Lien Obligations, holders of a majority of the aggregate principal amount of the Junior Lien Debt at the time outstanding voting together as one class, as provided for in the Junior Lien Documents) and (B) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

8. as to any Collateral that is sold, transferred or otherwise disposed of by EFIH in a transaction or other circumstance that is not prohibited by the terms of any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such sale, transfer or other disposition does not violate the terms of any applicable Secured Debt Document; or

9. with respect to the Note Obligations only, in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described under “—Amendment, Supplement and Waiver,” and upon delivery of instructions and any other documentation, in each case as required by the Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee.

Upon compliance by EFIH with the conditions precedent set forth above, the Collateral Trustee will promptly cause to be released and reconveyed to EFIH the released Collateral.

Amendment

The Collateral Trust Agreement provides that no amendment or supplement to the provisions of the Collateral Trust Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Lien Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (b) curing any ambiguity, defect or inconsistency; (c) providing for the assumption of the obligations of EFIH under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of EFIH; or (d) making any change that would provide any additional rights or benefits to the holders of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee or that does not adversely affect the legal rights under any Secured Debt Document of any holder of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee, will, in each case, become effective when executed and delivered by EFIH and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(a) to vote its outstanding Secured Lien Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders,” “Required Parity Lien Debtholders” or “Required Junior Lien Debtholders”);

(b) to share in the order of application described under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described under “—Release of Security Interests”; or

(c) to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described under “—Release of Security Interests”;

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Lien Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion, or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

Notwithstanding the foregoing clause (1), but subject to clauses (2) and (3) above:

(1) any Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Parity Lien Documents; and

(2) any amendment or waiver of, or any consent under, any provision of the Collateral Trust Agreement or any other Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Junior Lien Debt is required pursuant to the Collateral Trust Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by EFIH or any Holder of Notes or holder of other Junior Lien Obligations.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Lien Debt, each Series of Secured Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Lien Debt. The amount of Secured Lien Debt to be voted by a Series of Secured Lien Debt will equal (1) the aggregate outstanding principal amount of Secured Lien Debt held by such Series of Secured Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Lien Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Lien Debt will vote the total amount of Secured Lien Debt under that Series of Secured Lien Debt as a block in respect of any vote under the Collateral Trust Agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

The Indenture provides that, notwithstanding:

(1) anything contained in the Collateral Trust Agreement or in any other Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens granted at any time by EFIH will secure, equally and ratably, all present and future Parity Lien Obligations.

The foregoing section is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Ranking of Parity Liens

The Indenture requires the Junior Lien Documents, if any, to provide that, notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by EFIH will be subject and subordinate to all Parity Liens securing Parity Lien Obligations.

The Indenture also requires the Junior Lien Documents, if any, to provide that the provisions described in the foregoing clauses (1) through (7) are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Relative Rights

The Indenture requires that nothing in the Junior Lien Documents will:

(1) impair, as between EFIH and the Holders of the Notes, the obligation of EFIH to pay principal, premium, if any, and interest on the Notes in accordance with their terms or any other obligation of EFIH under the Indenture;

(2) affect the relative rights of Holders of Notes as against any other creditors of EFIH (other than holders of Junior Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings”);

(4) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings”; or

(5) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings.”

Further Assurances

The Indenture and the Security Documents provide that EFIH, at its own expense, will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

Impairment of Security Interest

The Pledge Agreement provides that EFIH will not take or omit to take any action which would or could reasonably be expected to have the result of materially adversely affecting or impairing the Liens in favor of the Collateral Trustee, the Trustee and the holders of the Notes with respect to the Collateral. EFIH shall not grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any interest whatsoever in the Collateral, other than pursuant to clause (3) of the definition of “Permitted Liens.” EFIH and its Restricted Subsidiaries will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Security Documents. EFIH shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Pledge Agreement or any other Security Document.

After-Acquired Property

Promptly following the acquisition by EFIH of any Equity Interests in any Oncor Subsidiary or any Indebtedness of, or other Investments in, any Oncor Subsidiary or any property or assets required to be pledged as Collateral pursuant to the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any Equity Interests in or any Indebtedness of, or other Investments in, any Successor Oncor Business, EFIH will execute and deliver such security instruments, pledges, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected first-priority security interest in such Equity Interests, Indebtedness or other Investments or property or assets and to have such Equity Interests, Indebtedness or other Investments or property or assets added to the Collateral and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such Equity Interests, Indebtedness or other Investments or property or assets to the same extent and with the same force and effect.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with the covenant described under this “—Repurchase at the Option of Holders—Change of Control” section, that a Holder must follow.

Any proceeds received by the Issuer or its Restricted Subsidiaries from a sale, conveyance or disposition of Collateral or other Oncor-related Assets that constitutes a Change of Control shall be subject to a perfected security interest for the benefit of the holders of the Secured Debt Obligations until consummation of the Change of Control Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Other agreements relating to Senior Indebtedness to which the Issuer becomes party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under such agreements, we could seek a waiver of such default or seek to refinance the applicable indebtedness. In the event we do not obtain such a waiver or refinance the applicable indebtedness, such default could result in amounts outstanding under the applicable indebtedness being declared due and payable and could cause any Receivables Facility to be wound down. Additionally, the terms of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and certain other series of EFH Corp.’s debt, including debt guaranteed by EFIH, provide that certain change of control events (including a Change of Control under the Indenture) would result in EFH Corp. being required to offer to purchase such debt.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us or EFH Corp. and, thus, the removal of incumbent management. As discussed above, a change in control of EFIH would require regulatory approval by the PUCT under the public interest standard and, through October 10, 2012, the PUCT order. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control and we are not aware of any such transaction being contemplated by EFH Corp., although it is possible that we or EFH Corp. could decide to engage in such a transaction in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Limitation on Liens.” Such restrictions in the Indenture can be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes, subject to certain exceptions, a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding Notes.

Asset Sales

The Indenture provides that EFIH will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) EFIH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by EFIH) of the assets sold or otherwise disposed of; and

(2)(A) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by EFIH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) except in the case of an Asset Sale of Collateral, any liabilities (as shown on EFIH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of EFIH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to EFIH or an Affiliate of EFIH, that are assumed by the transferee of any such assets and for which EFIH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by the EFIH or such Restricted Subsidiary from such transferee that are converted by EFIH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by EFIH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided that the aggregate fair market value of Designated Non-cash Consideration received by EFIH after November 16, 2009 in respect of Asset Sales of Collateral shall not exceed $400.0 million, shall be deemed to be cash for purposes of this clause (A) and for no other purpose; and

(B) any consideration received by EFIH from an Asset Sale of Collateral shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and holders of the other Secured Debt Obligations; provided that to the extent such consideration is received by EFIH in cash, it shall be held in an Asset Sale Cash Collateral Account pending the application of such cash consideration pursuant to this covenant.

In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales (other than an Asset Sale of Collateral or other Oncor-related Assets), within 450 days after the receipt of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to repay or prepay Parity Lien Debt of EFIH (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. (other than Indebtedness owed to a Subsidiary of EFH Corp.) that is guaranteed by EFIH and constitutes Parity Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate principal amount of all Parity Lien Debt (including the Notes), based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any;

(2) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);

(3) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(4) to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as EFIH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, EFIH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then EFIH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. EFIH will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale (other than Asset Sales of Collateral or other Oncor-related Assets) at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales of Collateral or other Oncor-related Assets, within 450 days after the receipt by EFIH or any Restricted Subsidiary of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary shall be required to deposit the Net Proceeds from such Asset Sale into an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the holders of Secured Lien Debt to be held solely for the purpose of repayment of principal, premium, if any, and interest on, and/or to repay, prepay, repurchase or redeem, the Notes and other Parity Lien Obligations as described in the following clauses (1) and (2),

(1) to repay or prepay Parity Lien Debt of EFIH (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate outstanding principal amount of all Parity Lien Debt (including the Notes), in each case based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued and unpaid interest, if any; or

(2) to repay, repurchase or redeem the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an Investment in any Oncor Subsidiary, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Parity Lien Debt, to the holders of such Parity Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer and/or any of its Restricted Subsidiaries will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture and the terms of such Parity Lien Debt. If the aggregate principal amount of Notes or the Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such Parity Lien Debt will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Parity Lien Debt tendered. Additionally, the Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and its Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture; provided, however, that any Net Proceeds that represents proceeds of Collateral or other Oncor-related Assets shall be deposited and held in an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations pending final application thereof in accordance with this covenant. For the avoidance of doubt, final application of Net Proceeds that represent proceeds of Collateral or other Oncor-related Assets includes, without limitation, the consummation of a Collateral Asset Sale Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

EFIH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of EFIH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by EFIH payable solely in Equity Interests (other than Disqualified Stock) of EFIH; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, EFIH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of EFIH or any direct or indirect parent of EFIH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (other than Subordinated Indebtedness of EFIH to EFH Corp. or any of its subsidiaries which was used by EFIH to pay principal on its Indebtedness); or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by EFIH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9), (14) and (18) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of EFIH for the period (taken as one accounting period) beginning October 11, 2007, to the end of EFIH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by EFIH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of EFIH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of EFIH, any direct or indirect parent company of EFIH and EFIH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of EFIH, Equity Interests of EFIH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of EFIH that have been converted into or exchanged for such Equity Interests of EFIH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of EFIH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property contributed to the capital of EFIH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to EFIH or a Restricted Subsidiary) of Restricted Investments (other than Restricted Investments in any Oncor Subsidiary or Successor Oncor Business) made by EFIH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from EFIH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by EFIH or its Restricted Subsidiaries after the Closing Date; or

(ii) the sale (other than to EFIH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than (x) to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph (y) to the extent such Investment constituted a Permitted Investment or (z) an Investment in the Oncor Subsidiaries or any Successor Oncor Business) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date (other than distributions or dividends from the Oncor Subsidiaries or any Successor Oncor Business, except to the extent such distributions or dividends were received prior to November 16, 2009 and exceeded the aggregate amount of Investments in the Oncor Subsidiaries then outstanding under clauses (7) and (11) of the next succeeding paragraph and clauses (8) and (13) of the definition of “Permitted Investments”; and to the extent that the amount of such distributions or dividends did not exceed such aggregate amount of Investments then outstanding under such clauses, the amount of such Investments then outstanding under any of such clauses shall be reduced by the amount of such distributions or dividends received); plus

(e) in the case of the redesignation of an Unrestricted Subsidiary (other than the Oncor Subsidiaries or any Successor Oncor Business) as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by EFIH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

As of December 31, 2011, EFIH would have had approximately $790 million available for Restricted Payments under clause (3) above. However, subsequent to the offerings of the EFIH 11.750% Notes in February 2012 and as of the date of this prospectus, EFIH has no availability for Restricted Payments under clause (3) above.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of EFIH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent contributed to the capital of EFIH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of EFIH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of EFIH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH)); provided, further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of EFIH and, to the extent contributed to EFIH, Equity Interests of any of EFIH’s direct or indirect parent companies, in each case to members of management, directors or consultants of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by EFIH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further that cancellation of Indebtedness owing to EFIH or any Restricted Subsidiary from members of management of EFIH, any of EFIH’s direct or indirect parent companies or any of EFIH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of EFIH or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of EFIH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by EFIH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of EFIH, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to EFIH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed (A) 1.5% of Total Assets at the time of such Investment and (B) to the extent invested in any of the Oncor Subsidiaries or any Successor Oncor Business, $500.0 million;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on EFIH’s common stock or membership interests (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of EFIH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to EFIH in or from any such public offering, other than public offerings with respect to EFIH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions;

(11)(A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(A) not to exceed $100.0 million; and (B) the making of Intercompany Loans to EFH Corp. so long as EFIH is a Subsidiary of EFH Corp. in amounts required (after taking into account any funds received by EFH Corp. from its other Subsidiaries after November 16, 2009 for such purpose) for EFH Corp. to pay, in each case without duplication, (1) interest when due on the Existing EFH Corp. Notes (other than any Existing EFH Corp. Notes then held by EFIH) and any Indebtedness incurred to replace, refund or refinance any such debt and (2) any Optional Interest Repayment (as defined in the indenture pursuant to which the EFH Corp. 2017 Notes were issued) or any similar payments on Indebtedness incurred to replace, refund or refinance such Indebtedness; provided that in connection with any such replacement, refunding or refinancing under this clause (2), the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long- term incentive plan or in respect of tax gross-ups or other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of EFIH to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by EFIH to, or the making of loans to, any direct or indirect parent company in amounts required (after taking into account any funds received by such parent company from its other Subsidiaries after the Issue Date for such purpose) for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of EFIH and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of EFIH to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of EFIH and its Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of EFIH to the extent such costs and expenses are attributable to the ownership or operation of EFIH and its Subsidiaries;

(e) fees and expenses other than to Affiliates of EFIH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments to EFH Corp. with the Net Proceeds from Asset Sales to be used by EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, to the extent the repayment or prepayment of such Indebtedness is permitted by the second or sixth paragraph of, or an Asset Sale Offer or a Collateral Asset Sale Offer made in accordance with, the covenant described under “—Repurchase at Option of Holders—Asset Sales”;

(17) Restricted Payments in the form of a dividend to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) of (a) any Existing EFH Corp. Notes or Indebtedness of TCEH received by EFIH (i) in exchange for the EFIH 9.75% Notes in the exchange offer relating thereto or for the Notes in the Exchange Offer or otherwise contributed to it or (ii) in exchange for Indebtedness of EFH Corp. or TCEH received in exchange for the EFIH 9.75% Notes in the exchange offer relating thereto or for the Notes in the Exchange Offer or otherwise contributed to it, or (b) any Indebtedness of EFH Corp. or its Subsidiaries existing on the Issue Date received by EFIH in exchange for Indebtedness of the Issuer or any Guarantor permitted to be incurred under clause (2) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” in each case, including any payments received from the applicable obligor thereon to the extent such payments are excluded when calculating Consolidated Net Income;

(18) Restricted Payments to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) in an aggregate amount not to exceed EFH Corp.’s Ratable Portion of Oncor Dividends to the extent such dividends have not been used by EFIH or any of its Restricted Subsidiaries to make a Restricted Payment pursuant to the first paragraph of this covenant; provided that the proceeds of such Restricted Payments are used by EFH Corp. to pay interest on the Existing EFH Corp. Notes, any Parity Lien Debt of EFH Corp. or any refinancings thereof;

(19) guarantees of Indebtedness of EFH Corp. to the extent permitted to be incurred under clause (2) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(20) Restricted Payments in the form of a dividend to EFH Corp. from the cash collateral account established to hold Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the sixth paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” solely to fund scheduled interest payments when due and payable on Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt; provided that any individual Restricted Payment made pursuant to this clause (20) may not exceed the amount of the next scheduled interest payment on such Parity Lien Debt of EFH Corp. and that proceeds from such cash collateral account are being applied pro rata to make scheduled interest payments on Parity Lien Debt of EFIH, provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For the avoidance of doubt, the spin-off by EFH Corp. of the Equity Interests of EFIH in a Permitted Asset Transfer would not be a Restricted Payment.

On the date of this prospectus, all of EFIH’s Subsidiaries (including the Oncor Subsidiaries) are Unrestricted Subsidiaries other than EFIH Finance. EFIH will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by EFIH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Notwithstanding the foregoing provisions of this covenant, EFIH will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution to EFH Corp. or in respect of EFIH’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of EFIH would be equal to or less than 6.00 to 1.00 prior to a Permitted Asset Transfer and 7.00 to 1.00 after a Permitted Asset Transfer and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

EFIH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and EFIH will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that EFIH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for EFIH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $750.0 million outstanding at any one time;

(2) the incurrence (w) by the Issuer or any Guarantor of Indebtedness represented by the Notes issued on the Issue Date, (x) by the Issuer or any Guarantor of any Additional Notes (including any guarantees thereof) to be issued after the Issue Date or of any guarantee of any additional EFH Corp. 9.75% Notes or EFH Corp. 10.000% Notes to be issued after the Issue Date, (y) by the Issuer or any Guarantor of any other Indebtedness and (z) by the Issuer of the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes or any other Parity Lien Debt of EFH Corp. in the event it is assumed by the Issuer in connection with a Permitted Asset Transfer; provided that the aggregate principal amount of Indebtedness incurred under this clause (2), together with refinancings thereof, shall not exceed $4.0 billion; and provided, further that the aggregate amount of Indebtedness that may be incurred under this clause (2) shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(3) Indebtedness represented by (i) Indebtedness of the Issuer in existence on the Issue Date and (ii) the guarantee by EFIH of (x) Indebtedness of EFH Corp. in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including its guarantees of the Existing EFH Corp. Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof) and (y) additional Indebtedness of EFH Corp. incurred after the Issue Date (other than Indebtedness described in clauses (1) and (2)) up to an aggregate principal amount of $3.0 billion outstanding at any one time;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by EFIH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of EFIH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of EFIH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of EFIH to a Restricted Subsidiary or (so long as EFIH is a Subsidiary of EFH Corp.) to EFH Corp. or any of its restricted Subsidiaries, (a) to the extent the proceeds of any such Indebtedness to EFH Corp. or any of its restricted Subsidiaries is used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (b) to the extent such Indebtedness to EFH Corp. or its restricted Subsidiaries refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any such Indebtedness is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (a) to the extent the proceeds of such Indebtedness to EFH Corp. or its restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (b) to the extent such Indebtedness refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that if a Guarantor incurs such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp. or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (a) to the extent that the proceeds of such Preferred Stock issued to EFH Corp. or its Restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (b) to the extent such Preferred Stock refinances Indebtedness of EFIH, such Preferred Stock has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Preferred Stock issued to EFH Corp or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such shares of Preferred Stock (except to EFIH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that such Hedging Obligations are not entered into for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith);

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by EFIH since immediately after the Closing Date from the issue or sale of Equity Interests of EFIH or cash contributed to the capital of EFIH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to EFIH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $250.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which EFIH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by EFIH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of EFIH that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of EFIH or a Guarantor;

and, provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens; and, provided, further that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) EFIH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by EFIH or any Restricted Subsidiary or merged into EFIH or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either (a) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) such Fixed Charge Coverage Ratio of EFIH and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of EFIH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by EFIH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of EFIH; provided that such guarantee is incurred in accordance with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of EFIH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(19) Indebtedness consisting of Indebtedness issued by EFIH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof or of any direct or indirect parent company of EFIH, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, EFIH, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, EFIH will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that EFIH will not, and will not permit EFIH Finance or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Liens

EFIH will not, and will not permit EFIH Finance or any Guarantor that is a Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor that is a Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) or clause (3) (ii) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that the Notes or any related Guarantee are secured on at least an equal and ratable basis as such Indebtedness, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Notwithstanding the foregoing, EFIH will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral (other than a Permitted Lien described under clause (3) of the definition of “Permitted Liens”), or any income or profits therefrom, or assign or convey any right to receive income therefrom except:

(1) Liens on the Collateral securing up to $4.0 billion in aggregate principal amount of Parity Lien Debt (including the Notes, any Additional Notes and the EFIH 9.75% Notes, the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes, any additional notes in respect of any of the foregoing and any guarantees of any of the foregoing and/or other Indebtedness incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided that such amount shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(2) Junior Liens on the Collateral securing Junior Lien Debt permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Merger, Consolidation or Sale of All or Substantially All Assets

EFIH may not consolidate or merge with or into or wind up into (whether or not EFIH is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) EFIH is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than EFIH) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of EFIH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than EFIH, and, to the extent the Successor Company is not a corporation, a Subsidiary of such Successor Company that is a co-obligor and a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, expressly assumes all the obligations of EFIH under the Notes, the Indenture and the Security Documents, to the extent EFIH is a party thereto, pursuant to a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee; provided that in the case of a merger of EFIH with and into EFH Corp., such supplemental indenture shall amend the definitions, covenants, events of default and other terms of the Indenture such that the amended terms shall be substantially similar to those of the EFH Corp. 9.75% Notes Indenture;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or the Issuer, as the case may be), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(5) in connection with a Permitted Asset Transfer other than a merger of EFIH with and into EFH Corp., the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period;

(6) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under the Indenture and the Notes; and

(7) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture;

provided, for the purposes of this covenant only, a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” will not be deemed to be a sale, assignment, transfer conveyance or other disposition of all or substantially all of the properties or assets of EFIH and its Subsidiaries. For the avoidance of doubt, EFIH may consummate a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” without complying with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant, and the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of EFIH and its Subsidiaries under any other agreement to which EFIH is a party.

The Successor Company will succeed to, and be substituted for, EFIH under the Indenture and the Notes. Notwithstanding clauses (3) and (4) of the first paragraph of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant,

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to EFIH, and

(2) EFIH may merge with an Affiliate of EFIH solely for the purpose of reincorporating EFIH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of EFIH and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and EFIH will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not EFIH or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or EFIH, (ii) merge with an Affiliate of EFIH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

EFIH Finance may not consolidate or merge with or into or wind up into (whether or not EFIH Finance is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of EFIH Finance’s properties or assets, in one or more related transactions, to any Person unless:

(1)(a) concurrently therewith, a corporate Wholly-Owned Subsidiary of EFIH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes all the obligations of EFIH Finance under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; or

(b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists; and

(3) EFIH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral

EFIH will not permit any Restricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business or any other Collateral.

EFIH will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, EFIH, and will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business; provided that an Oncor Subsidiary may hold Equity Interests in, or Indebtedness of, or other Investments in, another Oncor Subsidiary and a Successor Oncor Business may hold Equity Interests in, Indebtedness of, or other Investments in, another Successor Oncor Business.

EFIH will not permit any of its Unrestricted Subsidiaries to accept any Investment from any Oncor Subsidiary or any Successor Oncor Business; provided that an Oncor Subsidiary may accept an Investment from another Oncor Subsidiary and a Successor Oncor Business may accept an Investment from another Successor Oncor Business.

EFIH will not sell, assign, transfer, convey or otherwise dispose of any Collateral, including any consideration (other than cash and Cash Equivalents) received by EFIH in an Asset Sale, including in respect of a Permitted Asset Swap of Collateral, except in connection with a sale of all or substantially all of the assets of EFIH in a manner permitted pursuant to the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or pursuant to an Asset Sale that complies with the provisions of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” pertaining to an Asset Sale of Collateral.

Transactions with Affiliates

EFIH will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of EFIH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) EFIH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of EFIH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions (A) between or among EFIH or any of its Restricted Subsidiaries or between or among EFIH, any of its Restricted Subsidiaries and the Oncor Subsidiaries in the ordinary course of business or (B) between or among EFIH or any of its Restricted Subsidiaries and EFH Corp. or any of its restricted Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under “—Limitation on Restricted Payments” and the definition of “Permitted Investments” or to any Permitted Asset Transfer made in accordance with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets” to the extent the agreements with respect to which contain reasonable and customary provisions (as determined by EFIH in good faith);

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date and only to the extent not otherwise paid for with funds (excluding any funds advanced on behalf of EFIH) provided by EFH Corp. or its other Subsidiaries, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of EFIH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which EFIH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to EFIH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to EFIH and its Restricted Subsidiaries, in the reasonable determination of the board of directors of EFIH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of EFIH to any Permitted Holder or to any director, officer, employee or consultant of EFIH or any of its direct or indirect parent companies;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(12) payments by EFIH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of EFIH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by EFIH in good faith;

(14) investments by the Investors in securities of EFIH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by EFIH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among EFIH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of EFIH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

EFIH will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to EFIH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to EFIH or any of its Restricted Subsidiaries;

(2) make loans or advances to EFIH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to EFIH or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing EFH Corp. Notes and related documentation;

(b)(i) the Indenture, the Notes and the Security Documents, (ii) the EFIH 9.75% Notes Indenture and related documentation and (iii) the EFH Corp. 9.75% Notes Indenture and related documentation and the EFH Corp. 10.000% Notes Indenture and related documentation, in each case, in effect on the Issue Date;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by EFIH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of EFIH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Limitation on Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)(A) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and either (i) the provisions relating to such encumbrance or restriction contained such Indebtedness are no less favorable to EFIH, taken as a whole, as determined by EFIH in good faith, than the provisions contained in the Indenture, as in effect on the Issue Date or (ii) any such encumbrance or restriction does not prohibit (except upon a default thereunder) the payment of dividends or loans in an amount sufficient, as determined by EFIH in good faith, to make scheduled payments of cash interest of the Notes when due;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of EFIH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries that, in the good faith determination of EFIH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which EFIH or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely to the property or assets of EFIH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of EFIH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

EFIH will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of EFIH, EFIH Finance or any Guarantor), other than EFIH Finance, a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of EFIH, EFIH Finance or any Guarantor, unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against EFIH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

In the event there is a future Restricted Subsidiary that Guarantees the Notes in accordance with this “Limitations of Guarantees of Indebtedness by Restricted Subsidiaries” covenant, such Guarantor, as a primary obligor and not merely as a surety, will fully and unconditionally guarantee (and jointly and severally with any other Guarantors), on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor, if any, under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

In the event there is a future Restricted Subsidiary that Guarantees the Notes in accordance with this “Limitations of Guarantees of Indebtedness by Restricted Subsidiaries” covenant, any such Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger, consolidation, wind-up or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Limitations on Business Activities of EFIH Finance

EFIH Finance may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by EFIH and may engage in any activities directly related thereto or necessary in connection therewith. EFIH Finance shall be a Wholly-Owned Subsidiary of EFIH at all times.

Reports and Other Information

Notwithstanding that EFIH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires EFIH to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which EFIH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that EFIH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event EFIH will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time EFIH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that any direct or indirect parent company of EFIH becomes a Guarantor of the Notes, the Indenture permits EFIH to satisfy its obligations in this covenant with respect to financial information relating to EFIH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to EFIH and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, EFIH will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture, the Notes or the Security Documents relating to the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by EFIH or any of its Restricted Subsidiaries or the payment of which is guaranteed by EFIH or any of its Restricted Subsidiaries, other than Indebtedness owed to EFIH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to Collateral having a fair market value in excess of $250.0 million in the aggregate, any security interest and Lien purported to be created by any Security Document with respect to the Collateral (a) ceases to be in full force and effect, (b) ceases to give the Collateral Trustee, for the benefit of the holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by EFIH not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

Holders of the Notes may not enforce the Indenture, the Notes, the Security Documents or the Collateral Trust Agreement except as provided in such documents. The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and any Guarantor under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided under “—Security for the Notes—Release of Security Interests,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this “Legal Defeasance and Covenant Defeasance” section.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes, as provided under “—Security for the Notes—Release of Security Interests,” upon a discharge of the Indenture in accordance with the provisions described in this “Satisfaction and Discharge” section.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes and the Security Documents relating to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (for the avoidance of doubt, the provisions described under “—Repurchase at the Option of Holders” are not redemptions of Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking provisions of the Indenture or the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not modify any Security Document relating to the Notes or the provisions of the Indenture dealing with the Security Documents or application of trust moneys in any manner materially adverse to the Holders other than in accordance with the Indenture and the Security Documents. Without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release all or substantially all of the Collateral. Without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release less than all or substantially all of the Collateral.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee, the Notes or any Security Document without the consent of any Holder to;

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with the covenant relating to mergers, consolidations and sales of assets;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) provide for the issuance of Additional Notes;

(10) add a Guarantor under the Indenture;

(11) conform the text of the Indenture, the Guarantees, the Notes or any Security Document to any provision of this “Description of the 10.000% Notes” to the extent that such provision in this “Description of the 10.000% Notes” was intended to be a verbatim recitation of a provision of the Indenture, any Guarantees, the Notes or any Security Document;

(12) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(14) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by the Indenture, including to add any additional secured parties to the extent not prohibited by the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantees are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt; and

(2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described under “—Security for the Notes—Voting.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at December 1, 2015 (such redemption price being set forth in the table appearing under “—Optional Redemption”), plus (ii) all required interest payments due on such Note through December 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of EFIH or any of its Restricted Subsidiaries (including the disposition of outstanding Equity Interests of an Unrestricted Subsidiary owned directly by EFIH or any of its Restricted Subsidiaries) and, solely to the extent cash or Cash Equivalents are received therefrom by any Oncor Subsidiary or any Successor Oncor Business and are thereafter dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries: (i) the primary issuance of new Equity Interests by any Oncor Subsidiary or any Successor Oncor Business, (ii) the disposition of outstanding Equity Interests of an Oncor Subsidiary or a Successor Oncor Business owned directly by another Oncor Subsidiary or by another Successor Oncor Business and (iii) the disposition of assets owned directly or indirectly by any Oncor Subsidiary or any Successor Oncor Business. For the avoidance of doubt, with respect to Unrestricted Subsidiaries other than Oncor Subsidiaries or Successor Oncor Businesses, the following shall not be deemed to be “Asset Sales”: (i) the primary issuance of new Equity Interests by an Unrestricted Subsidiary and (ii) sales or transfers of assets owned directly by Unrestricted Subsidiaries; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of EFIH in a manner permitted by the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” (other than a disposition excluded from such covenant by the proviso at the end of the first paragraph of such covenant) or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to EFIH or by EFIH or a Restricted Subsidiary to another Restricted Subsidiary; provided however to the extent such transfer involves Collateral or any part thereof, the transferee shall execute a joinder agreement to the Security Documents and the Collateral Trust Agreement or enter into a substantially similar collateral trust or intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral for the benefit of the Holders of the Notes;

(f) except in the case of a disposition of Collateral, to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)(i) any disposition of Equity Interests in an Unrestricted Subsidiary (other than an Oncor Subsidiary or a Successor Oncor Business) and (ii) any sale, conveyance, transfer or other disposition of Equity Interests in, or assets of, any of the Oncor Subsidiaries or a Successor Oncor Business (other than the Collateral) to the extent no cash or Cash Equivalents are received in connection with such sale, conveyance, transfer or other disposition or to the extent any cash or Cash Equivalents received in connection with such sale, conveyance, transfer or other disposition are not dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries;

(i) foreclosures on assets not constituting Collateral;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by EFIH or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) except in the case of a disposition of Collateral, sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/ call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or EFIH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights); provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by EFIH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by EFIH to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Cash Collateral Account” means a segregated account pledged under the Security Documents that is (i) subject to a perfected security interest for the benefit of the holders of Secured Lien Debt, (ii) under the sole control of the Collateral Trustee and (iii) free from all other Liens (other than Liens permitted to be placed on the Collateral pursuant to the second paragraph of the covenant described under “Certain Covenants—Limitation on Liens”).

“Asset Sale Offer” has the meaning set forth in the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Issue Date (i) that were not included on the balance sheet of EFIH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by EFIH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital. and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EFIH and its Subsidiaries, taken as a whole, or all or substantially all of the Collateral or Oncor-related Assets to any Person other than a Permitted Holder, other than (A) a Permitted Asset Transfer meeting the requirements of the proviso following clause (3) of this definition of “Change of Control” and (B) any foreclosure on the Collateral; provided, however, that a transaction that would otherwise constitute a Change of Control pursuant to this clause (1) shall not constitute a Change of Control if:

(a) the consideration received in respect of such transaction (i) is received by EFIH or an Oncor Subsidiary or Successor Oncor Business, as the case may be; (ii) consists of Capital Stock of a Person in a Similar Oncor Business that (A) would become a Subsidiary of EFIH or such Oncor Subsidiary or Successor Oncor Business or (B) is a joint venture in which EFIH or such Oncor Subsidiary or Successor Oncor Business would have a significant equity interest (as determined by EFIH in good faith), (iii) is at least equal to the fair market value (as determined by EFIH in good faith) of the assets sold, transferred, conveyed or otherwise disposed of and (iv) if received by EFIH, shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations;

(b) immediately after such transaction no Default exists;

(c) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of EFIH) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(ii) such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(d) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such transaction, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of such transaction or the intention of the Issuer or any Subsidiary thereof to effect such transaction and ending on the date 60 after such public notice relative to the rating at the start of such period; and

(e) each Guarantor, unless it is the other party to the transaction, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under the Indenture and the Notes;

(2) EFIH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own, directly or indirectly, beneficially and of record at least a majority of the total voting power of the voting stock of EFIH:

provided, however, that a Permitted Asset Transfer shall not constitute a Change of Control if,

(a) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, such Permitted Asset Transfer complies with the “Merger, Consolidation or Sale of All or Substantially All Assets” covenant; provided that the Successor Company may not be an Oncor Subsidiary;

(b) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, the Successor Company has assumed all the obligations of the Issuer under the Notes and the Indenture and the Security Documents to which the Issuer is a party pursuant to agreements, in each case, reasonably satisfactory to the Trustee and the Collateral Trustee, in accordance with the “Merger, Consolidation or Sale of All or Substantially All Assets” covenant;

(c) immediately after such transaction no Default exists;

(d) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or EFIH, as the case may be) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) the Successor Company, or EFIH, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(ii) the Fixed Charge Coverage Ratio (as defined in the Indenture) for the Successor Company and its Restricted Subsidiaries or EFIH and its Restricted Subsidiaries, as the case may be, would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(e) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period; and

(f) EFIH or the Successor Company, as the case may be, shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, exclusions and qualifications, the existing Security Documents, or to the extent that a Permitted Asset Transfer pursuant to clause (2) of the definition thereof or by way of merger, wind-up or consolidation of EFIH pursuant to clause (1) of the definition thereof is being consummated, the new or amended Security Documents to be entered into by EFIH or the Successor Company, as the case may be, are enforceable obligations of EFIH or the Successor Company, as the case may be, create a legally valid and enforceable security interest in the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the other Secured Debt Obligations, and that the security interests in the Collateral created by the Security Documents have been perfected.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof.

“Collateral Asset Sale Offer” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Debt Obligations.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting, (w) any “additional interest” imposed in connection with failure to register any other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) interest on Indebtedness of another Person that is guaranteed by EFIH solely to the extent such interest is actually paid by EFIH under such guarantee; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and such EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by EFIH, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of EFIH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, other than dividends, distributions or other payments from the Oncor Subsidiaries or any Successor Oncor Business (i) from the proceeds of sales of Oncor-related Assets made after November 16, 2009 and (ii) consisting of Oncor-related Assets made after November 16, 2009;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is otherwise permitted by the covenant described under “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; provided that Consolidated Net Income of EFIH will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to EFIH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to EFIH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as EFIH has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income (A) any income arising from any sale or other disposition of Restricted Investments made by EFIH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from EFIH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by EFIH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof and (B) any income described in paragraph (17) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of EFIH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of EFIH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of EFIH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by EFIH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to EFIH or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means any Deposit L/C Loans under, and as defined in, any Credit Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by EFIH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of EFIH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of EFIH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by EFIH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of EFIH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on, all Parity Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of EFIH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by EFIH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the Exchange Offer, the offerings of any Additional Notes, the exchange offer relating to the EFH Corp. 9.75% Notes and the EFIH 9.75% Notes and the offering of the EFH Corp. 10.000% Notes, any Credit Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to any Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by EFIH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of EFIH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of EFIH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Corp. 2017 Notes” means EFH Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017.

“EFH Corp. 9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by EFH Corp. under the EFH Corp. 9.75% Notes Indenture, including any guarantees thereof.

“EFH Corp. 9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, among EFH Corp., EFIH, EFCH and The Bank of New York Mellon Trust Company N.A., pursuant to which the EFH Corp. 9.75% Notes were issued.

“EFH Corp. 10.000% Notes” means the 10.000% Senior Secured Notes due 2020 issued by EFH Corp. under the EFH Corp. 10.000% Notes Indenture, from time to time, including the guarantees thereof, and any exchange notes and exchange guarantees issued in exchange therefor.

“EFH Corp. 10.000% Notes Indenture” means the Indenture, dated as of January 12, 2010, as supplemented, among EFH Corp., EFIH, EFCH and The Bank of New York Mellon Trust Company, N.A. pursuant to which the EFH Corp. 10.000% Notes were issued.

“EFH Corp.’s Ratable Portion of Oncor Dividends” means the amount obtained by multiplying (a) the aggregate amount of cash received by EFIH by means of a cash dividend from the Oncor Subsidiaries after the Issue Date (other than dividends constituting proceeds from Asset Sales of Oncor-related Assets) by (b) a fraction, the numerator of which shall be the sum of the aggregate principal amount of the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any other Parity Lien Debt of EFH Corp. that is guaranteed by EFIH under clause (2) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and the denominator of which shall be the aggregate principal amount of (i) the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any other Parity Lien Debt of EFH Corp. that is guaranteed by EFIH plus (ii) the Notes, any Additional Notes, the EFIH 9.75% Notes, any additional EFIH 9.75% Notes and any other Parity Lien Debt of EFIH, in the case of clauses (i) and (ii) incurred pursuant to clause (2) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and at the time outstanding.

“EFIH” means Energy Future Intermediate Holding Company LLC; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “EFIH” shall be deemed to mean the board of directors of EFIH when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“EFIH 9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by the Issuer under the EFIH 9.75% Notes Indenture.

“EFIH 9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, between the Issuer and The Bank of New York Mellon Trust Company N.A., pursuant to which the EFIH 9.75% Notes were issued.

“EFIH 11% Notes” means the 11% Senior Secured Second Lien Notes due 2021 issued by the Issuer.

“EFIH 11.750% Notes” means the 11.750% Senior Secured Second Lien Notes due 2022 issued by the Issuer.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Issuer or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by EFIH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between the holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Parity Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Indebtedness pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of EFIH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to EFIH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of EFIH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas, Inc. or any entity approved to perform the functions of an independent system operator within the power region that includes approximately 80% of the electric transmission within the State of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “—Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the exchange of the Notes for existing Indebtedness of EFH Corp. completed in August 2010.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by EFIH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of EFIH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of EFIH or any of its direct or indirect parent companies) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of EFIH,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of EFIH on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing EFH Corp. Notes” means

•	EFH Corp. 5.55% Fixed Senior Notes Series P due 2014;

•	EFH Corp. 6.50% Fixed Senior Notes Series Q due 2024;

•	EFH Corp. 6.55% Fixed Senior Notes Series R due 2034;

•	EFH Corp. 2017 Notes;

•	EFH Corp. 9.75% Notes; and

•	EFH Corp. 10.000% Notes,

in each case to the extent outstanding on the Issue Date.

“Existing EFH Corp. Notes Indentures” means each of the indentures or other documents containing the terms of the Existing EFH Corp. Notes.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that EFIH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by EFIH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into EFIH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of EFIH. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of EFIH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as EFIH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means any Incremental Deposit L/C Loans under, and as defined in, any Credit Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between EFIH and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of EFIH, qualified to perform the task for which it has been engaged.

“Intercompany Loan” means a senior, unsecured loan by EFIH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among EFIH and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of EFIH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of EFIH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, EFIH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) EFIH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by EFIH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means August 17, 2010.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including the Collateral Trust Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an officers’ certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(2) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of EFIH or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by EFIH and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by EFIH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied using proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) to the repayment of principal, premium, if any, and interest on other Senior Indebtedness required (other than required by clause (1) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by EFIH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by EFIH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Note Obligations” means the Notes, the Guarantees and all other Obligations of any of the Issuer and any Guarantors under the Indenture, the Notes, the Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of EFIH or other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of EFIH by an Officer of EFIH or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of EFIH or such other Person, as applicable, that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings Company LLC.

“Oncor-related Assets” means the Equity Interests of any of the Oncor Subsidiaries or any Successor Oncor Business (including the Collateral) owned by EFIH or any Oncor Subsidiary or any Successor Oncor Business or constituting a primary issuance of such Equity Interests to the extent such issuance would constitute an Asset Sale and any assets owned directly or indirectly by any of the Oncor Subsidiaries or any Successor Oncor Business.

“Oncor Subsidiaries” means Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Notes issued by the Issuer under the Indenture on the Issue Date and any Additional Notes, the EFIH 9.75% Notes outstanding on the Issue Date and any additional EFIH 9.75% Notes;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of EFIH, including the guarantee by EFIH of any indebtedness of any other Person, including the EFH Corp. 9.75% Notes and any additional EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and any additional EFH Corp. 10.000% Notes, that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that, except with respect to the EFH Corp. 9.75% Notes and any additional EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and any additional EFH Corp. 10.000% Notes outstanding on the Issue Date:

(a) on or before the date on which such Indebtedness is incurred by EFIH, such Indebtedness is designated by EFIH, in accordance with the Collateral Trust Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Parity Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and

(3) Hedging Obligations of EFIH incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Parity Lien Documents” means the Indenture, the EFIH 9.75% Notes Indenture, the EFH Corp. 9.75% Notes Indenture, the EFH Corp. 10.000% Notes Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents that create or perfect Liens securing Parity Lien Obligations.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) the Trustee, in the case of the Notes, (2) The Bank of New York Mellon Trust Company, N.A., in the case of the EFIH 9.75% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes or (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between EFIH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of EFH Corp. (including without limitation a merger of EFIH with and into EFH Corp.) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, the Oncor Subsidiaries, Successor Oncor Businesses and all other Collateral held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests, other Investments and any other Collateral, in each case other than any foreclosure on the Collateral.

“Permitted Holders” means each of the Investors, members of management (including directors) of EFIH or any of its direct or indirect parent companies or Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of EFIH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in EFIH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by EFIH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EFIH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by EFIH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by EFIH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by EFIH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of EFIH or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness of EFIH or any of its Restricted Subsidiaries permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of EFIH, are necessary or advisable to effect any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of EFIH or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; or

(18)(A) Investments in Indebtedness of TCEH or EFH Corp. received by EFIH (i) in exchange for the Notes in the Exchange Offer or (ii) in exchange for Indebtedness of TCEH or EFH Corp. received in exchange for the Notes in the Exchange Offer and (B) Investments in Indebtedness of EFH Corp. or its Subsidiaries received by EFIH in exchange for other Indebtedness of EFIH or any Guarantor incurred under clause (2) under the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, including in the case of both (A) and (B) above, for the avoidance of doubt, the exchanges of any such Indebtedness, which shall be deemed to be “Permitted Investments” hereunder.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(9) Liens on property at the time EFIH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into EFIH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to EFIH or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations, of EFIH or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by EFIH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of EFIH or any Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of EFIH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by EFIH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of EFIH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of EFIH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by EFIH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of EFIH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of EFIH or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of EFIH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of EFIH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(33) Liens on cash and Cash Equivalents (i) deposited by EFIH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by EFIH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) through (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) through (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of EFIH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning, land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Lien arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable EFIH or any of its Restricted Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of EFIH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of EFIH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by EFIH or any Subsidiary of EFIH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under the definition of “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) [Intentionally omitted]; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of EFIH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures, including Environmental CapEx Debt and Necessary CapEx Debt.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by EFIH in good faith.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch shall not make a rating on the Notes or other investment publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by EFIH which shall be substituted for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to EFIH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which EFIH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Related Business Assets” means (A) except in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or securities of, a Similar Business; provided that any assets or securities received by EFIH or a Restricted Subsidiary in exchange for assets or securities transferred by EFIH or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary and (B) in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or Capital Stock of, a Similar Oncor Business; provided that any Capital Stock received by EFIH in exchange for Collateral will not be deemed to be Related Business Assets, unless upon receipt of the Capital Stock of such Person, such Person would become a Subsidiary of EFIH or a joint venture in which EFIH has a significant equity interest (as determined by EFIH in good faith).

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, calculated in accordance with the provisions described under “—Security for the Notes—Voting.” For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, calculated in accordance with the provisions described under “—Security for the Notes—Voting.” For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that EFIH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment Coverage Ratio” means (i) for Restricted Payments (other than payments of cash dividends or distributions to EFH Corp. on, or in respect of, EFIH’s Capital Stock, purchases for cash or other acquisitions for cash of any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any such dividend or distribution to, or acquisitions of Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guaranteeing any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, all such Restricted Payments being referred to as “Investor Payments”), the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation and (ii) for Restricted Payments constituting Investor Payments, the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of EFIH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by EFIH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by EFIH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Parity Lien Obligations and Junior Lien Obligations.

“Secured Indebtedness” means any Indebtedness of EFIH or any of its Restricted Subsidiaries secured by a Lien.

“Secured Lien Debt” means Parity Lien Debt and Junior Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement, the Pledge Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by EFIH, a Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under EFIH’s guarantee of any Existing EFH Corp. Notes, the EFIH 9.75% Notes and the Notes and any related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations of the Issuer or any Guarantor (and guarantees thereof) owing to a lender or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; and

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates).

“Series of Parity Lien Debt” means, severally, the Notes, the EFIH 9.75% Notes, the 9.75% EFH Corp. Notes, the EFH Corp. 10.000% Notes and any Additional Notes or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Secured Lien Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by EFIH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Similar Oncor Business” means any business which is primarily engaged in a regulated electricity or other energy transmission or distribution business in the United States (as determined by EFIH in good faith).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Oncor Business” means any Person the Capital Stock of which is received by EFIH in an Asset Sale, including a Permitted Asset Swap, of Collateral or as a dividend or distribution from an Oncor Subsidiary.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Notes” means the notes previously issued by TCEH to refinance indebtedness under the TCEH Senior Interim Facility.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among Energy Future Competitive Holdings, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date, as amended on August 7, 2009, by and among Energy Future Competitive Holdings, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any additional amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”).

“Total Assets” means the total assets of EFIH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of EFIH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date, any repayments of indebtedness of EFH Corp. and its Subsidiaries in connection therewith, and the issuance of the EFH Corp. 2017 Notes and the TCEH Notes and any repayments of Indebtedness of EFH Corp. and its Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Merger Sub, Texas Energy Future Holdings Limited Partnership and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2015; provided, however, that if the period from the Redemption Date to December 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “—Certain Covenants—Limitation on Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of EFIH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of EFIH and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries;

(2) any Subsidiary of EFIH other than EFIH Finance or any Guarantor owning Collateral which at the time of determination is an Unrestricted Subsidiary (as designated by EFIH, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

EFIH may designate any Subsidiary of EFIH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH Finance or any Guarantor owning Collateral to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, EFIH or any Subsidiary of EFIH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by EFIH;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of EFIH or any Restricted Subsidiary.

EFIH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and in the case of any Subsidiary of EFIH, (A) EFIH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (B) the Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by EFIH shall be notified by EFIH to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of EFIH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding, Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY; SETTLEMENT AND CLEARANCE

The notes are represented by one or more global notes in registered form without interest coupons (collectively, the “global notes”). The global notes have been deposited with the applicable registrar as custodian for the Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	DTC will credit portions of the principal amount of the global notes to the accounts of the Participants; and

•

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we, the trustee, the registrar, the paying agent and the transfer agent (together with the registrar and the paying agent, the “agents”) will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, the agents nor any agent of ours or theirs has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we, the trustee nor the agents will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we, the trustee and the agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “— Same Day Settlement and Payment.”

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

EFH Corp. will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. EFH Corp. will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. EFH Corp. expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such global notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the global notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income and, in the case of Non-U.S. Holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (the “Regulations”), and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal tax consequences materially different from those summarized below. We have not obtained, nor do we intend to obtain, any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary assumes that the notes will be held as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or, except as expressly provided below, U.S. federal estate and gift tax laws.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election in effect under applicable Regulations to be treated as a U.S. person.

For purpose of this discussion, the term “Non-U.S. Holder” means a beneficial owner of the notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of notes.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION.

Material Tax Consequences to U.S. Holders

The following is a summary of material U.S. federal income tax consequences to U.S Holders of the notes.

Payments of Stated Interest.

The stated interest payments on the notes will generally be taxed to you as ordinary income at the time paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Certain Additional Payments.

In certain circumstances (see “— Optional Redemption,” and “— Repurchase at the Option of Holders – Change of Control” under each of “Description of the 9.75% Notes” and “Description of the 10.000% Notes”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the United States Treasury Regulations relating to “contingent payment debt instruments.” The possibility of such excess amounts being paid will not cause the notes to be treated as contingent payment debt instruments if there is only a “remote” chance that these contingencies will occur, or if such contingencies are considered “incidental.” We have taken the position that the possibility that such contingencies will occur is remote and/or that such contingencies are incidental, and thus the notes will not be treated as contingent payment debt instruments. Our determination that these contingencies are remote and/or incidental is binding on a holder unless such holder discloses its contrary position to the IRS in the manner that is required by applicable United States Treasury Regulations. Our determination, however, is not binding on the IRS, and it is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate, and to treat as ordinary interest income any gain realized on the taxable disposition of the notes.

Market Discount.

If you purchase a note for an amount that is less than its stated principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium.

If you purchase a note for an amount in excess of its stated principal amount, you will be considered to have purchased a note at a “premium.” You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes.

You will generally recognize taxable gain or loss upon a sale, exchange, retirement or other taxable disposition of a note (including potentially upon a Permitted Asset Transfer) in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less an amount attributable to any accrued and unpaid stated interest, which will be taxed in the manner described above under the subheading “—Payments of Stated Interest”) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be your initial tax basis in such note, increased by any market discount previously included in income, and reduced by any amortized bond premium.

Except as described above with respect to market discount, any gain or loss on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if you have a holding period of more than one year at the time of the sale, exchange, retirement or other taxable disposition. Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation and the deduction of capital losses is subject to limitations.

Legislation Relating to Net Investment Income.

For taxable years beginning after December 31, 2012, recently-enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain United States citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest, dividends and certain net gain from the disposition of property, less certain deductions.

You should consult your tax advisors with respect to the tax consequences of the legislation described above.

Material Tax Consequences to Non-U.S. Holders

The following is a summary of material U.S. federal income and estate tax consequences to Non-U.S. holders of the notes.

Payments of Interest.

A Non-U.S. Holder will not be subject to tax on any payment of interest on the notes under the “portfolio interest rule,” provided that (i) such interest is not effectively connected with your conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment); (ii) you do not actually or constructively own 10% or more of EFH Corp.’s voting stock within the meaning of the Code and the Regulations; (iii) you are not a controlled foreign corporation that is related to EFH Corp. actually or constructively through stock ownership; (iv) you are not a bank receiving interest on a loan agreement entered into in the ordinary course of its trade or business; and (v) you have provided a validly completed IRS Form W-8BEN (or other applicable form) establishing your Non-U.S. Holder status (or you satisfied certain documentary evidence requirements for establishing such Non-U.S. Holder status).

If you cannot satisfy the requirements described above, payments of interest on the notes made to you will be subject to a 30% U.S. federal withholding tax, unless you provide EFH Corp. (or its paying agent) with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or (ii) IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty is attributable to a U.S. permanent establishment that you maintain), then you will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if you were a U.S. Holder unless an applicable income tax treaty provides otherwise (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above are satisfied). In addition, if you are a corporate Non-U.S. Holder, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings, including such interest, subject to adjustments.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes.

Any gain realized upon the sale, exchange, retirement or other taxable disposition of the notes generally will not be subject to U.S. federal income tax unless:

•

The gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	You are an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

If a Non-U.S. Holder of notes is described in the first bullet point above, any gain recognized upon a sale, exchange, retirement or other taxable disposition of the notes will be subject to U.S. federal income tax in the same manner as effectively connected interest as described above. If a Non-U.S. Holder of notes is described in the second bullet point above, any gain recognized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax a statutory rate of 30%, which gain may be offset by certain losses.

U.S. Federal Estate Tax.

Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—Payments of Interest” without regard to the statement requirement described in clause (v) of that section.

Backup Withholding and Information Reporting

U.S. Holders

In general, information reporting requirements will apply to certain payments of interest on, or proceeds from a disposition (including a retirement or redemption) of, the notes (unless, in each case, the holder is an exempt recipient such as a corporation).

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, EFH Corp. must report to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder with respect to the notes, and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information exchange agreement.

In general, you will not be subject to backup withholding with respect to interest that EFH Corp. pays to you on the notes, provided that EFH Corp. does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and you have provided a validly completed IRS Form W-8BEN (or other applicable form) establishing that you are a Non-U.S. Holder (or you satisfy certain documentary evidence requirements for establishing that you are a Non-U.S. Holder).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes made within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code or any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement under Department of Labor Regulation 29 C.F.R. §2510.3-101 or otherwise (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Benefit Plan”) and both ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should consult with its counsel in order to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Benefit Plan with respect to which EFH Corp., a guarantor or the Market Maker are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers.

Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance of these or any other PTCE should carefully review the PTCE to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan involved in the transaction and provided further that the Benefit Plan pays no more than adequate consideration in connection with the transaction.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code and are otherwise permissible under all applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee are entitled to exemptive relief from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and are otherwise permissible under all applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

This prospectus is to be used by the Market Maker and its affiliates in connection with offers and sales of the notes in market-making transactions in the secondary market effected from time to time.

The Market Maker and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

From time to time, the Market Maker and its affiliates have provided, and may in the future provide from time to time, investment banking and commercial banking services and financial advisory services to us for which they have in the past received, and may in the future receive, customary fees. In addition, the Market Maker and certain of its affiliates have provided, and may in the future provide from time to time, certain investment banking and commercial banking services and financial advisory services for certain of our subsidiaries and for the members of the Sponsor Group and certain of their affiliates, for which they have received, or will receive, customary fees.

The Market Maker is one of the members of the Sponsor Group. The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully-diluted basis through its investment in Texas Holdings, which owns approximately 98% of our capital stock. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s limited liability company agreement, to have shared voting or dispositive power over Texas Holdings.

Each of Scott Lebovitz, Kenneth Pontarelli and Thomas Ferguson, who are members of EFH Corp.’s board of directors, are employees of the Market Maker or its affiliates. Messrs. Ferguson and Pontarelli are also members of EFIH’s board of managers.

An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, the TCEH senior secured facilities. This affiliate is also the sole lead arranger, sole bookrunner and posting agent for the TCEH commodity collateral posting facility. An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, Oncor’s revolving credit facility.

The Market Maker acted as dealer manager for the offers to purchase and consent solicitations with respect to $1.0 billion in aggregate principal amount of EFH Corp.’s outstanding 4.80% Series O Senior Notes due 2009, $250 million in aggregate principal amount of TCEH’s outstanding 6.125% Senior Notes due 2008 and $1.0 billion in aggregate principal amount of TCEH’s outstanding 7.000% Senior Notes due 2013. In addition, the Market Maker acted as dealer manager for the debt exchange offers completed in November 2009 by EFH Corp., EFIH and EFIH Finance to exchange EFH Corp. 9.75% Notes and the 9.75% notes for certain outstanding EFH Corp. and TCEH notes, and acted as dealer manager and solicitation agent in debt exchange offers completed in August 2010 to exchange the 10.000% notes and cash for EFH Corp. Senior Notes.

The Market Maker acted as an initial purchaser in connection with the original offering and sale of the EFH Corp. Senior Notes, the TCEH Senior Notes, the EFH Corp. Senior Secured Notes, the TCEH Senior Secured Second Lien Notes, the TCEH Senior Secured Notes and the EFIH 11.750% Notes, and received customary discounts in connection with those transactions.

The Market Maker and/or its affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, the Market Maker and/or its affiliates may, from time to time, own notes as a result of market-making activities.

We have been advised by the Market Maker that, subject to applicable laws and regulations, the Market Maker or its affiliates currently intend to make a market in the notes. However, the Market Maker is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 (the “Securities Act”) and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness — Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

We have agreed to indemnify the Market Maker against certain liabilities, including liabilities under the Securities Act, and pay all expenses in connection with the performance of our obligations relating to the market-making activities of the Market Maker and its affiliates.

LEGAL MATTERS

The validity and enforceability of the notes have been passed upon for us by Andrew M. Wright, Vice President & Associate General Counsel of EFH Corporate Services Company, Dallas, Texas. Mr. Wright beneficially owns 50,000 shares of common stock of EFH Corp. In addition, Mr. Wright owns 200,000 restricted share units settleable in shares of EFH Corp. common stock that vest in October 2014.

EXPERTS

The EFIH consolidated financial statements incorporated in this prospectus by reference from our 2011 Form 10-K and the effectiveness of EFIH’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph related to EFIH’s investments in debt securities of related parties, guarantees of EFH Corp. debt securities, and primary liquidity needs being sourced from interest and principal payments on EFIH’s investments in EFH Corp. and TCEH debt securities and distributions from Oncor Holdings, all of which are related party transactions and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Also, the consolidated financial statements of Oncor Holdings incorporated in this prospectus by reference from our 2011 Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

EFIH files annual, quarterly and current reports and other information with the SEC. You may read and copy any document EFIH has filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Unless specifically listed under “Incorporation by Reference” below, the information EFIH has filed or will file with the SEC is not incorporated by reference in this prospectus and does not form a part of this prospectus.

EFIH has agreed that even if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFIH will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified under “Description of the 9.75% Notes—Certain Covenants—Reports and Other Information” and “Description of the 10.000% Notes—Certain Covenants—Reports and Other Information,” subject to the provisions described in that section.

EFIH has filed with the SEC a registration statement on Form S-1 that registers the notes offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the notes offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION BY REFERENCE

EFIH incorporates certain information into this prospectus by reference to other documents that it files with the SEC. This means that EFIH can disclose important information to you for purposes of this prospectus by referring you to other documents that have been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

EFIH incorporates into this prospectus by reference each of the following reports:

•	Annual Report on Form 10-K for the year ended December 31, 2011 that it filed with the SEC on February 21, 2012; and

•	Current Reports on Form 8-K that it filed with the SEC on January 31, 2012, February 2, 2012, February 7, 2012, February 23, 2012, February 24, 2012 and February 29, 2012.

While these documents have not been included or delivered with this prospectus, they contain important information about us and our businesses, prospects and financial condition.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of these filings, free of charge, by writing to Energy Future Holdings Corp., Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411, Attention: Investor Relations, or by telephoning us at 214-812-4600. These filings may also be accessed on our website at http://energyfutureholdings.com/efih.

Because the notes are secured by all of the membership interests EFIH owns or holds in Oncor Holdings, this prospectus incorporates by reference financial statements of Oncor Holdings. EFIH incorporates into this prospectus Oncor Holdings’ audited historical consolidated financial statements for the year ended December 31, 2011, which are filed as Exhibit 99(d) to our 2011 Form 10-K.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. Neither we nor the Market Maker or its affiliates have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise have publicly filed or may publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

ANNEX A—ADDITIONAL INFORMATION RELATING TO THE ISSUER

Capitalized terms used in this Annex A and not otherwise defined herein or in the accompanying prospectus have the meanings ascribed to them in our 2011 Form 10-K, which is incorporated herein by reference.

MANAGEMENT

Managers of EFIH

The names of EFIH’s managers and information about them, as furnished by the managers themselves, are set forth below:

Name	Age	Served As Manager Since	Business Experience
Thomas D. Ferguson	58	2011	Thomas D. Ferguson has served as a manager of EFIH since January 2011. He is a Managing Director of Goldman, Sachs & Co., having joined the firm in 2002. Mr. Ferguson heads the asset management efforts for the merchant bank’s U.S. real estate and infrastructure investment activity. He currently serves on the board of American Golf, for which he serves as the company’s non-executive Chairman, Agriculture Company of America and Oncor. He formerly held board seats at Associated British Ports, the largest port company in the UK, Carrix, one of the largest private container terminal operators in the world, as well as Red de Carreteras, a toll road concessionaire in Mexico. Mr. Ferguson is also a director of EFH Corp. and EFIH Finance.

James R. Huffines	61	2009	James R. Huffines has served as a manager of EFIH since November 2009. He is President and Chief Operating Officer of PlainsCapital Corporation, a $5.8 billion bank and financial service firm. He previously served as Chairman, Central and South Texas Region, of PlainsCapital Bank and Senior Executive Vice President of Plains Capital Corporation from March 2001 to November 2010, Chairman of the University of Texas System Board of Regents from April 2009 to July 2010, Vice Chairman from November 2007 to April 2009 and Chairman from June 2004 to November 2007. Mr. Huffines is a director of Andrew Harper Travel Publications, Inc. and PlainsCapital Bank. Mr. Huffines is also a director of EFH Corp. and TCEH.

Paul M. Keglevic	58	2008	Paul M. Keglevic has served as a manager of EFIH since July 2008. He was elected Executive Vice President and Chief Financial Officer of EFIH and EFH Corp. in July 2008. Before joining EFH Corp., he was an audit partner at PricewaterhouseCoopers. Mr. Keglevic was PricewaterhouseCoopers’ Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008. Mr. Keglevic is also a director of EFIH Finance.

Name	Age	Served As Manager Since	Business Experience
Jeffrey Liaw	35	2008	Jeffrey Liaw has served as a manager of EFIH since July 2008. He is a principal of TPG and is active in TPG’s energy and industrial investing practice areas. Before joining TPG in 2005, he worked for Bain Capital in its industrials practice. Mr. Liaw serves on the boards of both public and private companies, including American Tire Distributors, Inc. Graphic Packaging Holding Company and Oncor. Mr. Liaw is also a director of EFH Corp.

Kenneth Pontarelli	41	2010	Kenneth Pontarelli has served as a manager of EFIH since July 2010. He is a Managing Director of Goldman, Sachs & Co. in its Principal Investment Area. He transferred to the Principal Investment Area in 1999 and was promoted to Managing Director in 2004. Mr. Pontarelli serves as a director of both public and private companies, including CCS Corporation, Cobalt International Energy, L.P., Expro International Group Ltd. and Kinder Morgan, Inc. During the past five years, he also served on the board of CVR Energy, Inc. Mr. Pontarelli is also a director of EFH Corp.

John F. Young	55	2008	John F. Young has served as a manager of EFIH since July 2008. He has served as President and Chief Executive of EFIH since July 2008 and of EFH Corp. since January 2008. Before joining EFH Corp., Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008 including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon Corporation, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation. Mr. Young is also a director of EFH Corp., EFIH Finance, EFCH, TCEH, Luminant and USAA.

Directors of EFIH Finance

The names of EFIH Finance’s directors and information about them, as furnished by the directors themselves, are set forth below:

Name	Age	Served As Director Since	Business Experience
James R. Huffines	61	2009	James R. Huffines has served as a director of EFIH Finance since November 2009. He is President and Chief Operating Officer of PlainsCapital Corporation, a $5.8 billion bank and financial service firm. He previously served as Chairman, Central and South Texas Region, of PlainsCapital Bank and Senior Executive Vice President of Plains Capital Corporation from March 2001 to November 2010, Chairman of the University of Texas System Board of Regents from April 2009 to July 2010, Vice Chairman from November 2007 to April 2009 and Chairman from June 2004 to November 2007. Mr. Huffines is a director of Andrew Harper Travel Publications, Inc. and PlainsCapital Bank. Mr. Huffines is also a director or manager of EFH Corp., EFIH and TCEH.

Paul M. Keglevic	58	2009	Paul M. Keglevic has served as a director of EFIH Finance since September 2009. He was elected Executive Vice President and Chief Financial Officer of EFIH Finance in September 2009 and of EFIH and EFH Corp. in July 2008. Before joining EFH Corp., he was an audit partner at PricewaterhouseCoopers. Mr. Keglevic was PricewaterhouseCoopers’ Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008. Mr. Keglevic is also a manager of EFIH.

John F. Young	55	2009	John F. Young has served as a director of EFIH Finance since September 2009. He has served as President and Chief Executive of EFIH Finance since September 2009, of EFIH since July 2008 and of EFH Corp. since January 2008. Before joining EFH Corp., Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008 including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon Corporation, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation. Mr. Young is also a director or manager of EFH Corp., EFIH, EFCH, TCEH, Luminant and USAA.

Manager/Director Qualifications

When considering whether the managers and directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Managers of EFIH (the “EFIH Board”) and the Board of Directors of EFIH Finance (the “EFIH Finance Board”) to satisfy their oversight responsibilities effectively in light of EFIH’s and EFIH Finance’s business and structure, respectively, the EFIH Board and EFIH Finance Board focused primarily on the information in each of the manager’s or director’s biographical information set forth above. In addition, EFIH believes that each of its managers and each of EFIH Finance’s directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Each is committed to employing his skills and abilities in the long-term interests of EFIH, EFIH Finance and their stakeholders. Finally, each of the managers serving on the EFIH Board and each of the directors serving on the EFIH Finance Board is knowledgeable and experienced in business and civic endeavors, further qualifying them for service as members of the EFIH Board and/or the EFIH Finance Board.

Executive Officers

The names of EFIH’s and EFIH Finance’s executive officers and information about them, as furnished by the executive officers themselves, are set forth below:

Name of Officer	Age	Positions and Offices Presently Held	Date First Elected to Present Offices	Business Experience (Preceding Five Years)
John F. Young	55	President and Chief Executive	July 2008	John F. Young was elected President and Chief Executive Officer of EFIH in July 2008, of EFIH Finance in September 2009 and of EFH Corp. in January 2008. Before joining EFH Corp., Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation.

Paul M. Keglevic	58	Executive Vice President and Chief Financial Officer	July 2008	Paul M. Keglevic was elected Executive Vice President and Chief Financial Officer of EFIH in July 2008, of EFIH Finance in September 2009 and of EFH Corp. in July 2008. Before joining EFH Corp., he was an audit partner at PricewaterhouseCoopers. Mr. Keglevic was PricewaterhouseCoopers’ Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

Stacey Doré	39	Senior Vice President and General Counsel	March 2012	Stacey Doré has served as Senior Vice President and General Counsel of EFH Corp. and EFIH since March 2012. She served as Vice President and General Counsel of Luminant from November 2011 to March 2012, Vice President and Associate General Counsel of EFH Corp. from July 2008 to November 2011, and was in private practice at Vinson & Elkins L.L.P. from 1997 to 2008.

There is no family relationship between the above-named executive officers.

EXECUTIVE COMPENSATION

EFIH and EFIH Finance’s executive officers are comprised of executive officers of EFIH’s parent company, EFH Corp. Consequently, all of EFIH and EFIH Finance’s named executive officers are also named executive officers of EFH Corp. All compensation matters, including compensation philosophy, are administered by EFH Corp. As a result, set forth below is substantially the same executive compensation disclosure publicly filed with the SEC by EFH Corp. on February 21, 2012 in EFH Corp.’s Annual Report on Form 10-K (“EFH Corp.’s 2011 Form 10-K”). References in this “Executive Compensation” section to “we,” “our” and “us” refer to EFH Corp.

Organization and Compensation Committee

The Organization and Compensation Committee (the “O&C Committee”) of EFH Corp.’s Board of Directors (the “Board”) is comprised of four non-employee directors: Arcilia C. Acosta, Donald L. Evans, Marc S. Lipschultz and Kenneth Pontarelli. The primary responsibility of the O&C Committee is to:

•

determine and oversee the compensation program of EFH Corp. and its subsidiaries (other than Oncor Holdings and its direct and indirect subsidiaries, including Oncor (the “Oncor Ring-Fenced Entities”)), including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•

evaluate the performance of EFH Corp.’s Chief Executive Officer (the “CEO”) and the other executive officers of EFH Corp. and its subsidiaries (other than the Oncor Ring-Fenced Entities) (collectively, the “executive officers”), including all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and

•	approve executive compensation based on those evaluations.

Executive Summary

Significant Executive Compensation Actions

EFH Corp.’s executive compensation programs are designed to implement our pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk. As a result, our compensation programs balance long-term and short-term objectives and consist of salary, bonus, and equity components. In 2011, following a review of our current capitalization, our businesses’ performance in the previous year, external market forces, and an independent consultant’s evaluation of our compensation practices, the O&C Committee approved the granting of additional long-term cash incentive awards to our Named Executive Officers and the modification of the long-term equity incentive awards for our Named Executive Officers, with the goal of increasing the performance and retentive value of our executive compensation plans. These adjustments are described more fully herein.

Significant Business Activities in 2011

Liability Management Program

In 2009, we initiated a liability management program to improve our balance sheet by reducing the amount and extending the maturity of our outstanding debt. As part of the program, in April 2011, we amended the TCEH senior secured facilities, resulting in the extension of $16.4 billion in loan maturities under the TCEH term loan facilities and the TCEH letter of credit facility from October 2014 to October 2017, and the extension of $1.4 billion of commitments under the TCEH revolving credit facility from October 2013 to October 2016. Additionally, during 2011 we engaged in debt exchanges, issuances, and repurchase activities as part of the program, as more fully described in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Significant Activities and Events” and Note 10 to Financial Statements in EFH Corp.’s 2011 Form 10-K. Since inception, the program has resulted in the capture of approximately $2 billion of debt discount and the extension of approximately $23.5 billion of debt maturities to 2017-2021.

Extreme Weather

Weather in ERCOT during 2011 was extremely volatile and included record setting heat during the summer and atypical winter weather in February. Although we did experience outages during the February storm, many of our units withstood the harsh weather, particularly Comanche Peak, which operated at 100% reliability. The extreme weather resulted in record electricity consumption during both the winter and summer. During 2011, our coal and gas generation units achieved top decile safety and reliability performance, and we mined the highest amount of lignite in our history.

Regulatory Environment

2011 was a year of significant environmental regulatory change. During 2011, EFH Corp. was focused on these changes, while balancing Texas’ energy requirements. In July 2011, the EPA issued the CSAPR, the final replacement rule for CAIR. The CSAPR diverged from its predecessor by including Texas in its annual SO2 and NOx emissions reductions programs, as well as the seasonal NOx reduction program. In August 2011, we petitioned the EPA to reconsider and stay the effectiveness of the CSAPR, as applied to Texas, and in September 2011, we filed a petition for review in the D.C. Circuit Court challenging the CSAPR and a motion to stay the effective date of the CSAPR, as applied to Texas. In December 2011, the D.C. Circuit Court granted all motions for a judicial stay of the CSAPR, including as applied to Texas. The D.C. Circuit Court’s order stays the implementation of the CSAPR’s emissions reductions programs until a final ruling regarding its validity is issued. Additionally, in December 2011, the EPA issued MATS. MATS regulates the emissions of mercury, nonmercury metals, hazardous organic compounds and acid gases and will require additional control equipment retrofits on our lignite/coal-fueled generation units. See Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 4 to Financial Statements in EFH Corp.’s 2011 Form 10-K for a detailed discussion of CSAPR and MATS.

Compensation Risk Assessment

Our management team initiates EFH Corp.’s internal risk review and assessment process for our compensation policies and practices by assessing, among other things, (1) the mix of cash and equity payouts at various compensation levels; (2) the performance time horizons used by our plans; (3) the use of financial performance metrics that are readily monitored and reviewed; (4) the equity investment that most of our senior and middle management employees have in EFH Corp. common stock; (5) the lack of an active trading market and other impediments to liquidity associated with EFH Corp. common stock; (6) the incorporation of both operational and financial goals and individual performance modifiers; (7) the inclusion of maximum caps and other plan-based mitigants on the amount of certain of our awards; and (8) multiple levels of review and approval of awards (including approval of our O&C Committee with respect to awards to executive officers and awards to other employees that exceed monetary thresholds). Following their assessment, our management team prepares a report, which is provided to EFH Corp.’s Audit Committee for review. After review and adjustment, if any, as determined by EFH Corp.’s Audit Committee, the Audit Committee provides the report to the O&C Committee. EFH Corp.’s management (along with the Audit Committee) has determined that the risks arising from EFH Corp.’s compensation policies and practices are not reasonably likely to have a material adverse effect on EFH Corp.

Compensation Discussion and Analysis

Compensation Philosophy

We have a pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk. In other words, a significant portion of an executive officer’s compensation is comprised of variable, at-risk incentive compensation. Our compensation program is intended to compensate executive officers appropriately for their contribution to the attainment of our financial, operational and strategic objectives. In addition, we believe it is important to retain our executive officers and strongly align their interests with EFH Corp.’s stakeholders by emphasizing long-term incentive compensation, including equity-based compensation.

To achieve the goals of our compensation philosophy, we believe that:

•	compensation plans should balance both long-term and short-term objectives;

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stakeholder value, and

•

an executive officer’s individual compensation level should be based upon an evaluation of the financial and operational performance of that executive officer’s business unit or area of responsibility as well as the executive officer’s individual performance.

We believe our compensation philosophy supports our businesses by:

•	aligning performance measures with our business objectives to drive the financial and operational performance of EFH Corp. and its business units;

•	rewarding business unit and individual performance by providing compensation levels consistent with the level of contribution and degree of accountability;

•	attracting and retaining the best performers; and

•	strengthening the correlation between the long-term interests of our executive officers and stakeholders.

Elements of Compensation

The material elements of our executive compensation program are:

•	a base salary;

•	the opportunity to earn an annual performance-based cash bonus based on the achievement of specific corporate, business unit and individual performance goals; and

•

long-term incentive awards, primarily in the form of long-term cash incentive awards and restricted stock units (“Restricted Stock Units”) under and subject to the terms of the 2007 Stock Incentive Plan for Key Employees of EFH

Corp. and Affiliates (the “2007 Stock Incentive Plan”).

In addition, executive officers generally have the opportunity to participate in certain of our broad-based employee benefit plans, including our Thrift (401(k)) Plan, retirement plans and non-qualified benefit plans, and to receive certain perquisites.

Compensation of the CEO

In determining the compensation of the CEO, the O&C Committee annually follows a thorough and detailed process. At the end of each year, the O&C Committee reviews a self-assessment prepared by the CEO regarding his performance and the performance of our businesses and meets (with and without the CEO) to evaluate and discuss his performance and the performance of our businesses.

While the O&C Committee tries to ensure that the bulk of the CEO’s compensation is directly linked to his performance and the performance of our businesses, the O&C Committee also seeks to set his compensation in a manner that is competitive for retention purposes.

Compensation of Other Executive Officers

In determining the compensation of each of our executive officers (other than the CEO), the O&C Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each executive officer and assesses the executive officer’s performance against business unit (or area of responsibility) and individual goals and objectives. The O&C Committee and the CEO then review the CEO’s assessments and, in that context, the O&C Committee approves the compensation for each executive officer.

Assessment of Compensation Elements

We design the majority of our executive officers’ compensation to be linked directly to corporate and business unit (or area of responsibility) performance. For example, each executive officer’s annual performance-based cash bonus is primarily based on the achievement of certain corporate and business unit financial and operational targets (such as management EBITDA, cost management, generation output, customer satisfaction, etc.). In addition, each executive officer’s long-term cash incentive award is based on achievement of certain operational and financial performance metrics. We also try to ensure that our executive compensation program is competitive with our peer companies in order to reduce the risk of losing our executive officers.

The following is a detailed discussion of the principal compensation elements provided to our executive officers and the amendments made thereto in 2011. Additional detail about each of the elements can be found in the compensation tables, including the footnotes and the narrative discussion following certain of the tables.

Executive Compensation Evaluation and Adjustment

In late 2010, the O&C Committee engaged Pay Governance LLC (“Pay Governance”), an independent compensation consultant, to assist in its evaluation of our executive compensation practices. Pay Governance evaluated the compensation of our Named Executive Officers against a variety of market reference points and competitive data, including the compensation practices of a number of companies that we consider to comprise our peer group, size-adjusted energy services industry survey data and size-adjusted general industry survey data. In early 2011, Pay Governance delivered to the O&C Committee its report, which included market data for a peer group composed of the following companies:

Allegheny Energy, Inc.	Ameren Corp.	American Electric Power Co. Inc

Calpine Corp.	Constellation Energy Group Inc.	Dominion Resources Inc.

Duke Energy Corp.	Edison International	Entergy Corp.

Exelon Corp.	FirstEnergy Corp.	GenOn Energy, Inc.(1)

NextEra Energy, Inc.	NRG Energy, Inc.	PPL Corp.

Progress Energy Inc.	Public Service Enterprise Group Inc.	Southern Co.

Xcel Energy Inc.

(1)	GenOn Energy, Inc. is the surviving entity resulting from a merger between RRI Energy and Mirant. The Pay Governance report preceded the merger and referenced RRI Energy.

After a comprehensive review of the performance of our businesses in 2010, and taking into consideration the sustained decline in ERCOT wholesale power prices (primarily as a result of lower forward natural gas prices), the increased environmental regulatory requirements of the electric generation industry, our position as a highly-leveraged, privately-owned company, and the Pay Governance report, the O&C Committee approved modifications to the long-term incentive compensation for our Named Executive Officers described below in February 2011. The O&C Committee implemented these changes to provide incentives for retention and performance and to maintain a strong alignment between our Named Executive Officers and our stakeholders. We believe these changes are consistent with our compensation philosophy.

Amendment to Long-Term Cash Incentive Awards

In October 2009 (and in February 2010, with respect to Mr. Young), we granted each of our Named Executive Officers a long-term cash incentive award (the “Initial LTI Award”) that entitles each Named Executive Officer to receive on September 30, 2012, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances for pro-ration), a one-time, lump-sum cash payment equal to 75% (100% with respect to Mr. Young) of the aggregate Executive Annual Incentive Plan award received by such Named Executive Officer for fiscal years 2009, 2010 and 2011.

In February 2011, the O&C Committee approved the following additional long-term cash incentive awards for the Named Executive Officers:

•

an amount for each Named Executive Officer (the “2011 LTI Award”) of between $650,000 and $1,300,000 ($750,000 and $1,500,000 with respect to Mr. Young). The amount of the 2011 LTI Award is based on the amount of management EBITDA (as described herein) actually achieved by EFH Corp. as compared to the management EBITDA threshold and target amounts previously set by the O&C Committee for the year ended December 31, 2011. We will pay one-half of the 2011 LTI Award on each of September 30, 2012 and September 30, 2013, respectively, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances); and

•

an amount for each Named Executive Officer of between $500,000 and $1,000,000 ($1,350,000 and $2,700,000 with respect to Mr. Young), for each of 2012, 2013, and 2014 (collectively, the “2015 LTI Award”), with the amount of the award for each year to be determined based on the amount of management EBITDA (as described herein) actually achieved by EFH Corp. as compared to the management EBITDA threshold and target amounts set by the O&C Committee, in each case, for the years ended December 31, 2012, 2013, and 2014. We will pay the entire 2015 LTI Award on March 13, 2015, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances).

We believe these long-term cash incentive awards provide significant retentive value because each of the awards is not paid to a Named Executive Officer unless the Named Executive Officer remains employed with us for a period of time—until September 30, 2012 in connection with the Initial LTI Award, September 30, 2012 and September 30, 2013 in connection with the 2011 LTI Award, and March 13, 2015 in connection with the 2015 LTI Award (in each case with customary exceptions in limited circumstances). In addition, these long-term cash incentive awards provide additional incentive to our Named Executive Officers to achieve top operational and financial performance because the awards are based on either a percentage of the executive officers’ annual performance-based cash bonuses or the achievement of management EBITDA targets.

Amendment to Long-Term Equity Awards

In February 2011, the O&C Committee also approved amendments to our executive officers’ long-term equity awards. The O&C Committee approved an exchange program, pursuant to which each of our executive officers, including the Named Executive Officers, were entitled to receive a one-time lump sum grant of Restricted Stock Units (the “Exchange RSUs”) granted pursuant to our 2007 Stock Incentive Plan that cliff-vest on September 30, 2014, with exceptions in limited circumstances in exchange for forfeiting all rights in respect of any and all options to purchase shares of EFH Corp.’s common stock that had been previously granted to the executive officers under the 2007 Stock Incentive Plan. Each of our Named Executive Officers participated in the exchange, as described below in “Initial Grant of Restricted Stock Units.”

In addition, the O&C Committee approved annual grants of Restricted Stock Units (“Annual RSUs”) to each of our Named Executive Officers in each of 2011, 2012 and 2013. Each year, the Annual RSU award consists of 500,000 Restricted Stock Units (666,667 with respect to Mr. Campbell and 1,500,000 with respect to Mr. Young) that will cliff vest on September 30, 2014 (with exceptions in limited circumstances). In February 2011, we approved the grant of the 2011 Annual RSUs for our Named Executive Officers.

We believe these long-term equity incentive awards also provide significant retentive and performance value because the Restricted Stock Units do not vest until 2014 and their value is directly correlated with the performance of the Company.

Amended and Restated Employment Agreements

In 2011, we entered into amended and restated employment agreements, effective July 2011, with each of our executive officers, including our Named Executive Officers. As a general matter, these agreements incorporated the terms of the long-term cash incentive awards and long-term equity incentive awards described above.

Base Salary

Base salary should reward executive officers for the scope and complexity of their position and the level of responsibility required. We believe that a competitive level of base salary is required to attract and retain qualified talent.

The O&C Committee annually reviews base salaries and periodically uses independent compensation consultants to ensure the base salaries are market-competitive. The O&C Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his responsibilities are significantly modified.

We want to ensure our cash compensation is competitive and sufficient to incent executive officers to remain with us, recognizing our high performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives and the higher risk levels associated with being a significantly-leveraged company. In connection with their assessment of the compensation of our Named Executive Officers, the O&C Committee determined the base salaries for all Named Executive Officers should remain the same in 2011 as in 2010.

Annual Performance-Based Cash Bonus—Executive Annual Incentive Plan

The Executive Annual Incentive Plan (“EAIP”) provides an annual performance-based cash bonus for the successful attainment of certain annual financial and operational performance targets that are established annually at each of the corporate and business unit levels by the O&C Committee. Under the terms of the EAIP, performance against these targets, which are generally set at levels to incent high performance (while at the same time balancing the needs for safety and investment in our business), drives bonus funding. As a general matter, target level performance is based on EFH Corp.’s board-approved financial and operational plan (the “Financial Plan”) for the upcoming year. The O&C Committee’s expectation when setting target level performance is that the business will achieve the target level of performance during the upcoming year. Threshold and superior levels are for performance levels that are below or above expectations. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

Our financial performance targets typically include “management” EBITDA, a non-GAAP financial measure. When the O&C Committee reviews management EBITDA for purposes of determining our performance against the applicable management EBITDA target, it includes our earnings before interest, taxes, depreciation and amortization plus transaction, management and/ or similar fees paid to the Sponsor Group, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with our CEO and Chief Financial Officer, including adjustments consistent with those included in the comparable definitions in TCEH’s senior secured facilities (to the extent considered appropriate for executive compensation purposes). Our management EBITDA targets are also adjusted for acquisitions, divestitures or major capital investment initiatives to the extent that they were not contemplated in our Financial Plan. The management EBITDA targets are intended to measure achievement of the Financial Plan and the adjustments to management EBITDA described above primarily represent elements of our performance that are either beyond the control of management or were not predictable at the time the Financial Plan was approved. Given our Named Executive Officer’s business unit responsibilities, our management EBITDA calculations for Mssrs. Young and Keglevic include Oncor, while management EBITDA calculations for the remaining Named Executive Officers exclude Oncor. Under the terms of the EAIP, the O&C Committee has broad authority to make these or any other adjustments to EBITDA that it deems appropriate in connection with its evaluation and compensation of our executive officers. Management EBITDA is an internal measure used only for performance management purposes, and EFH Corp. does not intend for management EBITDA to be an alternative to any measure of financial performance presented in accordance with GAAP. Management EBITDA is not the same as Adjusted EBITDA, which is disclosed elsewhere in EFH Corp.’s 2011 Form 10-K and defined in the glossary to EFH Corp.’s 2011 Form 10-K.

Financial and Operational Performance Targets

The following table provides a summary of the weight given to the various business unit scorecards, which constitute the performance targets, for each of the Named Executive Officers.

	Weight
Name	EFH Corp. Management EBITDA(2)	EFH Business Services Scorecard Multiplier	Luminant Scorecard Multiplier	TXU Energy Scorecard Multiplier	Luminant Energy Scorecard Multiplier	Total	Payout
John F. Young(1)	50%	50%				100%	120%
Paul M. Keglevic(1)	50%	50%				100%	120%
David A. Campbell	25%		75%			100%	120%
James A. Burke	25%			75%		100%	116%
M.A. McFarland	25%	25%	25%		25%	100%	132%

(1)	Mr. Young and Mr. Keglevic are measured on EFH Corp. Management EBITDA (including Oncor) while the remaining Named Executive Officers are measured on EFH Corp. Management EBITDA (excluding Oncor).
(2)	The targeted EFH Corp. Management EBITDA (including Oncor) for the fiscal year ended December 31, 2011 was $4.9 billion. The targeted EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.285 billion. The actual EFH Corp. Management EBITDA (including Oncor) for the fiscal year ended December 31, 2011 was $4.978 billion, which was above target. The actual EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.297 billion, which was above target.

The following table provides a summary of the performance targets included in the EFH Business Services Scorecard Multiplier.

	00000000	00000000	00000000
EFH Business Services Scorecard Multiplier	Weight	Performance(1)	Payout
EFH Corp. Management EBITDA (excluding Oncor)(2)	20%	105%	21%
Luminant Scorecard Multiplier(3)	20%	125%	25%
TXU Energy Scorecard Multiplier(3)	20%	120%	24%
EFH Corp. (excluding Oncor) Total Spend	20%	125%	25%
EFH Business Services Costs	20%	150%	30%

Total	100%		125%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The targeted EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.285 billion. The actual EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.297 billion, which was above target.
(3)	The performance targets included in the Luminant Scorecard Multiplier and the TXU Energy Scorecard Multiplier are summarized below.

The following table provides a summary of the performance targets included in the Luminant Scorecard Multiplier.

	00000000	00000000	00000000
Luminant Scorecard Multiplier	Weight	Performance(1)	Payout
Luminant Management EBITDA(2)	35%	157%	55%
Luminant Available Generation—Coal	20%	105%	21%
Luminant Available Generation—Nuclear	10%	70%	7%
Luminant O&M/SG&A	15%	100%	15%
Luminant Capital Expenditures	10%	120%	12%
Luminant Fossil Fuel Costs	10%	150%	15%

Total	100%		125%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The target Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.395 billion. The actual Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.53 billion, which was above target.

The following table provides a summary of the performance targets included in the TXU Energy Scorecard Multiplier.

	00000000	00000000	00000000
TXU Energy Scorecard Multiplier	Weight	Performance(1)	Payout
TXU Energy Management EBITDA(2)	40%	92%	37%
Contribution Margin	15%	107%	16%
TXU Energy Total Costs	20%	185%	37%
Residential Customer Count	10%	30%	3%
Residential Days Meter to Cash	5%	200%	10%
PUCT Complaints	5%	200%	10%
Customer Satisfaction	5%	140%	7%

Total	100%		120%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The target TXU Energy Management EBITDA for the fiscal year ended December 31, 2011 was $915 million. The actual TXU Energy Management EBITDA for the fiscal year ended December 31, 2011 was $893 million, which was below target.

The following table provides a summary of the performance targets included in the Luminant Energy Scorecard Multiplier.

	00000000	00000000	00000000
Luminant Energy Scorecard Multiplier	Weight	Performance(1)	Payout
Luminant Management EBITDA(2)	45%	157%	70%
Luminant Energy SG&A	15%	200%	30%
Incremental Value Created	30%	200%	60%
Liquidity Utilization	10%	128%	13%

Total	100%		173%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The target Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.395 billion. The actual Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.530 billion, which was above target.

Individual Performance Modifier

After approving the actual performance against the applicable targets under the EAIP, the O&C Committee and/or the CEO reviews the performance of each of our executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, as determined by the O&C Committee in its sole discretion, including the CEO’s recommendations (with respect to all executive officers other than himself), the O&C Committee approves an individual modifier for each executive officer. Under the terms of the EAIP, the individual performance modifier can range from an outstanding rating (150%) to an unacceptable rating (0%). To calculate an executive officer’s final performance-based cash bonus, the executive officer’s corporate/business unit payout percentages are multiplied by the executive officer’s target incentive level, which is computed as a percentage of annualized base salary, and then by the executive officer’s individual performance modifier.

Actual Award

The following table provides a summary of the 2011 performance-based cash bonus for each Named Executive Officer under the EAIP.

	00000000	00000000	00000000
Name	Target (% of salary)	Target Award ($ Value)	Actual Award
John F. Young (1)	100%	$1,200,000	$1,728,000
Paul M. Keglevic (2)	85%	$552,500	$795,600
David A. Campbell (3)	85%	$595,000	$892,500
James A. Burke (4)	85%	$535,500	$745,416
M.A. McFarland (5)	85%	$510,000	$807,840

(1)	Mr. Young’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier. In 2011, Mr. Young successfully led EFH Corp. and its subsidiaries through the challenges brought by extreme summer heat, a winter weather event, creditor allegations, new environmental regulations, and the continued decline of wholesale power prices. In spite of these challenges, under Mr. Young’s leadership, EFH Corp. surpassed its management EBITDA target, exercised financial discipline without sacrificing operational or safety standards, and continued to improve its balance sheet through the liability management program. Given these and other significant achievements, the O&C Committee approved an individual performance modifier that increased Mr. Young’s incentive award.
(2)	Mr. Keglevic’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and EFH Business Services and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier. In 2011, Mr. Keglevic continued our liability management initiatives by amending our TCEH senior secured facilities, which resulted in the extention of $16.4 billion in loan maturities and $1.4 billion in commitments, and implemented a company-wide effort to streamline processes, increase efficiency, and generate cost savings. Given these significant accomplishments and other achievements (including his continued focus on liquidity management), the O&C Committee approved an individual performance modifier that increased Mr. Keglevic’s incentive award.

(3)	Mr. Campbell’s incentive award is based on the successful achievement of a financial performance target for EFH Corp. and the financial and operational performance targets for Luminant and an individual performance modifier. In 2011, Mr. Campbell coordinated our efforts to address the operational, regulatory, legal, and public affairs response to the CSAPR and was able to develop optimal operating scenarios, garner support from elected officials, communicate directly with the EPA to advocate increased emissions standards for Texas, and challenge the enforcement of the rule as applied to Texas. Additionally, under Mr. Campbell’s direction, Luminant delivered record mining production while maintaining strong safety records. Given these significant accomplishments and other achievements (including his ability to obtain top performance from our fleet during challenges brought about by weather and regulatory uncertainty), the O&C Committee approved an individual performance modifier that increased Mr. Campbell’s incentive award.
(4)	Mr. Burke’s incentive award is based on the successful achievement of a financial performance target for EFH Corp. and the financial and operational performance targets for TXU Energy and an individual performance modifier. In 2011, Mr. Burke continued to focus on customer attraction and satisfaction in a competitive retail market through the development of new product offerings and customer support. Even though TXU Energy narrowly missed its management EBITDA target, TXU Energy delivered strong results in customer satisfaction, PUC complaints, and total costs. Given these significant accomplishments and other achievements (including his continued commitment to foster TXU Energy’s brand and reputation with its customers and stakeholders), the O&C Committee approved an individual performance modifier that increased Mr. Burke’s incentive award.
(5)	Mr. McFarland’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp., the financial and operational performance targets for Luminant and Luminant Energy and an individual performance modifier. In 2011, Mr. McFarland delivered strong financial results in the face of declining wholesale power prices through generation, while managing the transition to a Nodal market and the ERCOT power supply. Given these significant accomplishments and other achievements (including his strategic contributions to our supply book), the O&C Committee approved an individual performance modifier that increased Mr. McFarland’s incentive award.

Long-Term Incentive Awards

Long-Term Cash Incentive

The table below sets forth the Initial LTI Award and 2011 LTI Award earned by each Named Executive Officer and the amounts to be paid on September 30, 2012 and September 30, 2013, respectively, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances):

Name	Initial LTI Award Earned	2011 LTI Award Earned	Amount To Be Distributed 9/30/2012(1)	Amount To Be Distributed 9/30/2013(1)
John F. Young	$5,240,600	$1,500,000	$5,990,600	$750,000
Paul M. Keglevic	$1,795,144	$1,300,000	$2,445,144	$650,000
David A. Campbell	$1,887,638	$1,300,000	$2,537,638	$650,000
James A. Burke	$1,901,293	$1,300,000	$2,551,293	$650,000
M.A. McFarland	$1,832,765	$1,300,000	$2,482,765	$650,000

(1)	The amount to be distributed is subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason” (including following a change of control of EFH Corp.), or in the event of such Named Executive Officer’s death or disability, as described in greater detail in the Named Executive Officer’s employment agreement.

In addition, the Company has awarded each of the Named Executive Officers the 2015 LTI Award, which provides each Named Executive Officer the opportunity to earn between $500,000 and $1,000,000 ($1,350,000 and $2,700,000 with respect to Mr. Young) in each of 2012, 2013, and 2014. Payment of the 2015 LTI Award will be deferred until March 2015 and is conditioned upon the Named Executive Officer’s continued employment with EFH Corp. on such date (with exceptions in limited circumstances). Please refer to the Grants of Plan-Based Awards-2011 table, including the footnotes thereto, for additional description of the 2015 LTI Award granted to each of the Named Executive Officers.

In connection with the grant of the 2011 LTI Award and 2015 LTI Award, and in consideration of the retention incentive that the 2011 LTI Award and the 2015 LTI Award provide to our Named Executive Officers, the O&C Committee approved the provision of irrevocable standby letters of credit under the terms of the TCEH senior secured credit facilities to each Named Executive Officer in the amount of $4,300,000 ($9,600,000 with respect to Mr. Young). These letters of credit support EFH Corp.’s payment obligations under the 2011 LTI Award and 2015 LTI Award.

Long-Term Equity Incentives

We believe it is important to strongly align the interests of our executive officers and stakeholders through equity-based compensation. In December 2007, our Board approved and adopted our 2007 Stock Incentive Plan. The purpose of the 2007 Stock Incentive Plan is to:

•

promote our long-term financial interests and growth by attracting and retaining management and other personnel with the training, experience and ability to make a substantial contribution to our success;

•	motivate management and other personnel by means of growth-related incentives to achieve long-range goals; and

•	strengthen the correlation between the long-term interests of our stakeholders and the interests of our executive officers through opportunities for stock (or stock-based) ownership in EFH Corp.

Because we are a privately held company, our 2007 Stock Incentive Plan does not contain provisions, and we do not have any equity grant practices in place designed to coordinate the granting of equity awards with the release of material non-public information. Please refer to the outstanding Equity Awards at Fiscal Year-End-2011 table, including the footnotes thereto, for a more detailed description of the outstanding Restricted Stock Units held by each of the Named Executive Officers.

Initial Grant of Restricted Stock Units

In November 2011, each of the Named Executive Officers participated in the exchange program described above and opted to surrender all of his respective existing stock options in exchange for the Restricted Stock Units as set forth below:

Executive Officer	Surrendered Options	Exchange RSUs(1)
John F. Young	9,000,000	4,500,000
Paul M. Keglevic	3,000,000	1,500,000
David A. Campbell	4,800,000	2,400,000
James A. Burke	2,650,000	1,325,000
M.A. McFarland	2,400,000	1,200,000

(1)	These Restricted Stock Units are subject to the terms, conditions and restrictions contained in the 2007 Stock Incentive Plan and the Named Executive Officer’s Restricted Stock Unit Agreement, including, but not limited to, a provision that if there is a change in control (as that term is defined in the 2007 Stock Incentive Plan) of EFH Corp. prior to September 30, 2014, all such Restricted Stock Units will immediately vest and all forfeiture restrictions related thereto will lapse. If the Named Executive Officer is terminated without “cause,” resigns for “good reason,” or is terminated due to death or disability, a portion of the Restricted Stock Units, calculated by multiplying the number of Exchange RSUs for such Named Executive Officer by a fraction, the numerator of which is the number of days from February 15, 2011 to such Named Executive Officer’s date of termination and the denominator of which is the number of days from February 15, 2011 to September 30, 2014, will vest and all forfeiture restrictions related thereto will lapse.

Annual Grant of Restricted Stock Units:

The O&C Committee approved the Annual RSU grant for 2011 on February 15, 2011, which resulted in each Named Executive Officer receiving 500,000 Restricted Stock Units (666,667 with respect to Mr. Campbell and 1,500,000 with respect to Mr. Young) in September 2011. The award of Annual RSUs for 2012 and 2013 are expected to be made following, and in connection with, such year’s February meeting of the O&C Committee. In the future, we may make additional discretionary grants of equity-based compensation to reward high performance or achievement. Please refer to the Grants of Plan-Based Awards—2011 table, including the footnotes thereto, and the Outstanding Equity Awards at Fiscal Year-End-2011 table, including the footnotes thereto, for a more detailed description of the outstanding Annual RSUs held by each of the Named Executive Officers.

Other Elements of Compensation

General

Our executive officers generally have the opportunity to participate in certain of our broad-based employee compensation plans, including our Thrift (401(k)) Plan, retirement plans and non-qualified benefit plans. Please refer to the footnotes to the Summary Compensation table for a more detailed description of our Thrift Plan, and the narrative that follows the Pension Benefits table for a more detailed description of our Retirement Plan and Supplemental Retirement Plan. Beginning in 2010, our Named Executive Officers were no longer eligible to participate in the Salary Deferral Program.

Perquisites

We provide our executives with certain perquisites on a limited basis. Those perquisites that exist are generally intended to enhance our executive officers’ ability to conduct company business. These benefits include, financial planning, preventive health maintenance, and reimbursement for certain club memberships and certain spousal travel expenses. Expenditures for the perquisites described below are disclosed by individual in footnotes to the Summary Compensation Table. The following is a summary of perquisites offered to our Named Executive Officers that are not available to all employees:

Executive Financial Planning: We pay for our executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which we consider especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, we believe that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

Health Services: We pay for our executive officers to receive annual physical health exams. Also, in 2011, we purchased an annual membership for Messrs. Young and Keglevic to participate in a comprehensive health plan that provides anytime personal and private physician access and health care. The health of our executive officers is important given the vital leadership role they play in directing and operating the company. Our executive officers are important assets of EFH Corp., and these benefits are designed to help ensure their health and long-term ability to serve our stakeholders.

Club Memberships: We reimburse certain of our executives for the cost of golf and social club memberships, provided that the club membership provides for a business-use opportunity, such as client networking and entertainment. The club membership reimbursements are provided to assist the executives in cultivating business relationships.

Spouse Travel Expenses: From time to time, we pay for an executive officer’s spouse to travel with the executive officer when taking a business trip.

Payments Contingent Upon a Change of Control of EFH Corp.

We have entered into employment agreements with each of our Named Executive Officers, which were amended effective July 2011 to reflect the changes implemented by the O&C Committee in February 2011. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration or termination of the agreement under various circumstances, including termination without cause, resignation for good reason and termination of employment within a fixed period of time following a change in control of EFH Corp. We believe these provisions are important in order to attract and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in our and our stakeholders’ best interest, even if such changes would result in the executive officers’ termination of employment. For a description of the applicable provisions in the employment agreements of our Named Executive Officers see “Potential Payments upon Termination or Change in Control.”

Other

Under the terms of Mr. Young’s employment agreement, we have purchased a 10-year term life insurance policy on his life (to be paid to a beneficiary of his choice) in an insured amount equal to $10,000,000. As discussed more fully in the Pension Benefits Table, Mr. Young is not eligible to participate in the Supplemental Retirement Plan, nor is he eligible to receive monthly contribution credits under the cash balance component of our Retirement Plan. Therefore, under the terms of Mr. Young’s employment agreement we have agreed to provide a supplemental retirement plan, with a value of $3,000,000 if Mr. Young remains employed by EFH Corp. through December 31, 2014 (with customary exceptions for death, disability and leaving for “good reason” or termination “without cause”). Each of these benefits was included as a part of Mr. Young’s compensation package to account for Mr. Young’s inability to participate in the EFH Corp. Retirement Plan and Supplemental Retirement Plan (unlike many of his peers who are eligible to participate in the retirement plans of our peer companies).

Accounting and Tax Considerations

Accounting Considerations

Because our common stock is not registered or publicly traded, the O&C Committee does not generally consider the effect of accounting principles when making executive compensation decisions.

Income Tax Considerations

Section 162(m) of the Code limits the tax deductibility by a publicly held company of compensation in excess of $1 million paid to the CEO or any other of its three most highly compensated executive officers other than the principal financial officer. Because EFH Corp. is a privately-held company, Section 162(m) will not limit the tax deductibility of any executive compensation for 2011, and we do not take it into account when making executive compensation decisions.

The O&C Committee administers our compensation programs with the good faith intention of complying with Section 409A of the Code.

Summary Compensation Table—2011

The following table provides information for the fiscal years ended December 31, 2011, 2010 and 2009 regarding the aggregate compensation paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non- Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)(11)	Total ($)
John F. Young(1)	2011	1,200,000	—	5,347,500	—	8,468,600	3,123	105,484	15,124,707
President & CEO of	2010	1,200,000	—	—	3,405,000	2,043,600	2,761	210,826	6,862,187
EFH Corp.	2009	1,000,000	—	—	—	1,469,000	—	105,291	2,574,291

Paul M. Keglevic(2)	2011	650,000	1,050,000	1,782,500	—	3,890,744	3,788	73,437	7,450,469
EVP & Chief	2010	650,000	50,000	—	—	933,725	3,185	39,416	1,676,326
Financial Officer of EFH Corp.	2009	600,000	150,000	—	1,325,000	664,200	—	73,320	2,812,520

David A. Campbell(3)	2011	700,000	—	2,728,000	—	4,080,138	118,810	40,223	7,667,171
President & CEO of	2010	700,000	—	—	—	981,750	76,485	17,911	1,776,146
Luminant	2009	600,000	—	—	2,120,000	642,600	68,861	15,020	3,446,481

James A. Burke(4)	2011	630,000	—	1,637,250	—	3,946,709	89,310	55,298	6,358,567
President & CEO of	2010	630,000	—	—	—	932,841	76,713	17,305	1,656,859
TXU Energy	2009	600,000	—	—	933,100	856,800	55,931	23,885	2,469,716

M.A. McFarland(5)	2011	600,000	350,000	1,519,000	—	3,940,605	—	63,602	6,473,207
EVP-EFH Corp. &	2010	600,000	—	—	—	948,090	—	17,418	1,565,508
EVP & Chief Commercial Officer of Luminant	2009	500,000	—	—	1,060,000	687,750	—	7,424	2,255,174

(1)	The amounts for 2011 reported as “All Other Compensation” for Mr. Young represent (i) the costs of providing certain perquisites, including $11,250 for an annual membership in a comprehensive personal physician care program, $10,520 for financial planning, $17,185 for insurance premiums in respect of a 10-year term life insurance policy, $25,625 for the cost of his country club membership, and $149 of taxable reimbursements for spouse’s meals for business entertainment, (ii) $14,700 for our matching contributions to the EFH Thrift Plan, (iii) $2,267 for the cost of a letter of credit provided to Mr. Young, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(2)	Mr. Keglevic’s employment agreement provides that we pay him a signing bonus equal to $550,000 as follows: (i) $250,000 payable in July 2008; (ii) $150,000 payable in July 2009 and (iii) $50,000 payable in July 2010, 2011 and 2012. The amount for 2011 reported as “Bonus” for Mr. Keglevic represents the 2011 portion of his signing bonus and a $1,000,000 special award he was granted in connection with his contribution to our liability management program, one half of which was paid in May 2011 and one half of which will be paid in September 2012. The amounts for 2011 reported as “All Other Compensation” for Mr. Keglevic represent (i) the costs of providing certain perquisites, including $13,500 for an annual membership in a comprehensive personal physician care program, $21,661 for the cost of his country club membership, including a pro-rated portion of his initiation fee, and $1,494 of taxable reimbursements for family travel, (ii) $11,979 for our matching contributions to the EFH Thrift Plan, (iii) $1,015 for the cost of a letter of credit provided to Mr. Keglevic, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(3)	The amount reported as “All Other Compensation” in 2011 for Mr. Campbell represents (i) the costs of providing certain perquisites, including $10,520 for financial planning, (ii) $4,900 for our matching contributions to the EFH Thrift Plan, (iii) $1,015 for the cost of a letter of credit provided to Mr. Campbell, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(4)	The amounts for 2011 reported as “All Other Compensation” for Mr. Burke represent (i) the costs of providing certain perquisites, including $9,230 for financial planning and $820 of taxable reimbursements for spousal travel, (ii) $20,445 for our matching contributions to the EFH Thrift Plan, and (iii) $1,015 for the cost of a letter of credit provided to Mr. Burke, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).

(5)	The amount for 2011 reported as “Bonus” for Mr. McFarland represents a $350,000 special award in recognition of his significant achievement in connection with our liability management program. The amounts for 2011 reported as “All Other Compensation” for Mr. McFarland represent (i) the costs of providing certain perquisites, including $2,553 for an executive physical and $21,546 for the cost of his country club membership, including a pro-rated portion of his initiation fee, (ii) $14,700 for our matching contributions to the EFH Thrift Plan, (iii) $1,015 for the cost of a letter of credit provided to Mr. McFarland, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(6)	The amounts reported as “Stock Awards” represent the grant date fair value of the 2011 Annual RSUs and the incremental expense associated with the grant date fair value for the Exchange RSUs granted in 2011. These awards cliff vest in September of 2014. The expense for these awards will be recognized in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718.
(7)	The amounts reported as “Option Awards” represent the grant date fair value of Stock Option Awards granted in the fiscal year computed for the stock options awarded under the 2007 Stock Incentive Plan in accordance with FASB ASC Topic 718 and do not take into account estimated forfeitures. As described more fully in the “Long Term Equity Incentives” section herein, each of the Named Executive Officers surrendered all of his existing stock options in exchange for the Exchange RSUs, and therefore, none of our Named Executive Officers currently holds any stock options in EFH Corp. The incremental expense associated with the Exchange RSUs is recognized in accordance with FASB ASC Topic 718 and is included in the amounts reported as “Stock Awards”.
(8)	The amounts in 2011 reported as “Non-Equity Incentive Plan Compensation” were earned by the executive officers in 2011 under the EAIP, the Initial LTI Award, and the 2011 LTI Award. The EAIP is expected to be paid in March 2012, the Initial LTI Award is expected to be paid in September 2012, and the first half of the 2011 LTI Award is expected to be paid in September 2012 and the second half of the 2011 LTI Award is expected to be paid in September 2013. The amounts for each Named Executive Officer are as follows: (a) for Mr. Young, $1,728,000 for the EAIP, $5,240,600 for the Initial LTI Award, and $1,500,000 for the 2011 LTI Award; (b) for Mr. Keglevic $795,600 for the EAIP, $1,795,144 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award; (c) for Mr. Campbell,$892,500 for the EAIP, $1,887,638 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award; (d) for Mr. Burke $745,416 for the EAIP, $1,901,293 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award; (e) for Mr. McFarland $807,840 for the EAIP, $1,832,765 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award. The deferred amounts of the Initial LTI Award and 2011 LTI Award are reported in the table entitled “Nonqualified Deferred Compensation—2011” under the headings “Registrant Contributions in Last FY” and “Aggregate Balance at Last FYE.”
(9)	The amounts in 2011 reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” include the aggregate increase in actuarial value of EFH Corp.’s Retirement Plan and Supplemental Retirement Plan. For a more detailed description of EFH Corp.’s retirement plans, including the transfers of certain assets and liabilities from the Supplemental Retirement Plan and/or Salary Deferral Program to the cash balance component of the Retirement Plan, please refer to the narrative that follows the table entitled “Pension Benefits—2011”. There are no above market earnings for nonqualified deferred compensation that is deferred under the Salary Deferral Program.
(10)	For purposes of preparing this column, all perquisites are valued on the basis of the actual cost to EFH Corp. As described above, “All Other Compensation” includes amounts associated with our matching contributions to the EFH Thrift Plan. Our Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the EFH Thrift Plan, EFH Corp. matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution up to 6% of the named Executive Officer’s salary up to the IRS annual compensation limit. All matching contributions are invested in Thrift Plan investments as directed by the participant.
(11)	EFH Corp. paid for the advice of counsel provided to our executive officers, including the Named Executive Officers, in connection with the amended and restated employment agreements entered into in 2011 with each of our executive officers, including our Named Executive Officers. Because our executive officers were represented by the same counsel and most of the amendments applied to all of our named executive officers in a similar manner, we do not have the ability to determine the exact expenses to allocate to each individual executive officer. Therefore, we divided the amount of the attorney’s fees pro-rata among each of our executive officers, including our Named Executive Officers. The amount listed for each of the Named Executive Officers as “attorneys fees” under “All Other Compensation” represents that Named Executive Officer’s pro-rata amount of the total attorney’s fees paid by EFH Corp. in connection with the amended and restated employment agreements.

Grants of Plan-Based Awards—2011

The following table sets forth information regarding grants of compensatory awards to our Named Executive Officers during the fiscal year ended December 31, 2011.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: # of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date		Date of Board Action	Threshold ($)	Target ($)	Max. ($)
John F. Young	2/15/2011	(1)		600,000	1,200,000	2,400,000
	2/15/2011	(2)		750,000		1,500,000
	2/15/2011	(3)		4,050,000		8,100,000
	9/28/2011		2/15/2011				1,500,000	(4)	1,395,000
	11/4/2011		2/15/2011				4,500,000	(5)	3,952,500
Paul M. Keglevic	2/15/2011	(1)		276,250	552,500	1,105,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				500,000	(4)	465,000
	11/4/2011		2/15/2011				1,500,000	(5)	1,317,500
David A. Campbell	2/15/2011	(1)		297,500	595,000	1,190,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				666,667	(4)	620,000
	11/4/2011		2/15/2011				2,400,000	(5)	2,108,000
James A. Burke	2/15/2011	(1)		267,500	535,500	1,071,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				500,000	(4)	465,000
	11/4/2011		2/15/2011				1,325,000	(5)	1,172,250
M.A. McFarland	2/15/2011	(1)		255,000	510,000	1,020,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				500,000	(4)	465,000
	11/4/2011		2/15/2011				1,200,000	(5)	1,054,000

(1)	Represents the threshold, target and maximum amounts available under the EAIP for each executive officer. The actual awards for the 2011 plan year are expected to be paid in March 2012 and are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and described above under the section entitled “Annual Performance-Based Cash Bonus—Executive Annual Incentive Plan”.
(2)	Represents the threshold and maximum amounts available under the grant of the 2011 LTI Award for each Named Executive Officer, as described above under the sections entitled “Amendment to Long-Term Cash Incentive Awards” and “Long-Term Cash Incentive.” The actual awards will be paid one half in September 2012 and one half in September 2013, and will be subject to the condition that the Named Executive Officer continues to be employed by EFH Corp. on such date, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s employment agreement.
(3)	Represents the threshold and maximum amounts available under the grant of the 2015 LTI Award, as described above under sections entitled “Amendment to Long-Term Cash Incentive Awards” and “Long-Term Cash Incentive.” The 2015 LTI Award will be paid in March 2015, and will be subject to the condition that the Named Executive Officer continues to be employed by EFH Corp. on such date, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s employment agreement.
(4)	Represents grants of Annual RSUs, which cliff vest September 30, 2014, as described above under sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.” The vesting of the Annual RSUs is contingent upon the Named Executive Officer’s continued employment with EFH Corp. on September 30, 2014, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s employment agreement, and complete vesting in the event of a change in control (as that term is defined in the 2007 Stock Incentive Plan) of EFH Corp., such that all ungranted Annual RSUs that would have been granted to the Named Executive Officer in each of 2012 and 2013 will be immediately granted and vested.

(5)	Represents grants of Exchange RSUs, which cliff vest September 30, 2014, in connection with the exchange of stock options for Restricted Stock Units, as described above under the sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.” The vesting of the Exchange RSUs is contingent upon the Named Executive Officer’s continued employment with EFH Corp. on September 30, 2014, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s restricted stock unit agreement, and complete vesting in the event of a change in control (as that term is defined in the 2007 Stock Incentive Plan) of EFH Corp., such that all unvested Exchange RSUs will immediately vest.
(6)	The amounts reported under “Grant Date Fair Value of Stock and Option Awards” represent the grant date fair value of restricted stock units related to the grant of Annual RSUs and the incremental fair value related to the Exchange RSUs in accordance with FASB ASC Topic 718.

For a discussion of certain material terms of the employment agreements with the Named Executive Officers, please see “Assessment of Compensation Elements” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End—2011

Name	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)
John F. Young	4,500,000	(1)	$2,250,000
	1,500,000	(2)	$750,000
Paul M. Keglevic	1,500,000	(1)	$750,000
	500,000	(2)	$250,000
David A. Campbell	2,400,000	(1)	$1,200,000
	666,667	(2)	$333,334
James A. Burke	1,325,000	(1)	$662,500
	500,000	(2)	$250,000
M.A. McFarland	1,200,000	(1)	$600,000
	500,000	(2)	$250,000

(1)	In February 2011, the O&C Committee approved an exchange program pursuant to which our executive officers, including the Named Executive Officers, had the opportunity to exchange any and all of their outstanding stock option awards for Restricted Stock Units that cliff-vest on September 30, 2014. In November 2011, each of the Named Executive Officers exchanged all of their outstanding stock option awards for such Restricted Stock Units as described above in the sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.”
(2)	The Annual RSUs granted to each of the Named Executive Officers in 2011 are scheduled to cliff vest on September 30, 2014 provided the Named Executive Officer has remained continuously employed by EFH Corp. through that date (with exceptions in limited circumstances) as described above in the sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.”
(3)	There is no established public market for our common stock. Our board of directors values our common stock on an annual basis (in December of each year). The valuation is primarily done to set the exercise or base price of awards granted under the 2007 Stock Incentive Plan. In determining the valuation of our common stock, our Board, with the assistance of third party valuation experts, utilizes several valuation techniques, including discounted cash flow and comparable company analysis. The amount reported above under the heading “Market Value of Shares or Units of Stock That Have Not Vested” reflects the fair market value (as determined by our Board) of our common stock as of December 31, 2011.

Options Exercised and Stock Vested— 2011

The table sets forth information regarding the vesting of equity awards held by the Named Executive Officers during 2011:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Paul M. Keglevic (1)	112,500	$140,625

(1)	Pursuant to his amended deferred share agreement, Mr. Keglevic vested in 112,500 shares of EFH Corp. common stock in July 2011. The shares are eligible to be distributed to Mr. Keglevic upon his termination of employment for any reason (or six months and one day following his termination in the event EFH Corp. common stock is publicly traded on an established securities market at such time), unless he becomes entitled to the “Deferred Amount” described below. See the section entitled “Potential Payments Upon Termination or Change in Control” for a discussion of this arrangement.

Pension Benefits – 2011

The table set forth below illustrates present value on December 31, 2011 of each Named Executive Officer’s Retirement Plan benefit and benefits payable under the Supplemental Retirement Plan, based on their years of service and remuneration through December 31, 2011:

Name	Plan Name	Number of Years Credited Service (#)(1)	PV of Accumulated Benefit ($)
John F. Young	Retirement Plan	—	39,197
	Supplemental Retirement Plan	—	—
Paul M. Keglevic	Retirement Plan	—	51,382
	Supplemental Retirement Plan	—	—
David A. Campbell	Retirement Plan	6.5833	159,935
	Supplemental Retirement Plan	9.5000	180,110
James A. Burke	Retirement Plan	6.1667	146,790
	Supplemental Retirement Plan	6.1667	148,026
M.A. McFarland	Retirement Plan	—	—
	Supplemental Retirement Plan	—	—

(1)	Because they were hired after October 1, 2007, Messrs. Young, Keglevic and McFarland are generally not eligible to participate in our Retirement Plan. However, Messrs. Young and Keglevic participate in the cash balance component of the Retirement Plan solely with respect to amounts that were transferred from the Salary Deferral Program in 2009

EFH Corp. and its participating subsidiaries maintain the Retirement Plan, which is intended to be qualified under applicable provisions of the Code and covered by ERISA. The Retirement Plan contains both a traditional defined benefit component and a cash balance component. Only employees hired before January 1, 2002 may participate in the traditional defined benefit component. Because none of our Named Executive Officers were hired before January 1, 2002, no Named Executive Officer participates in the traditional defined benefit component. Employees hired after January 1, 2002 and before October 1, 2007 are eligible to participate in the cash balance component and receive monthly contribution credits based on age and years of accredited service. In addition, effective December 31, 2009, certain assets and liabilities under the Salary Deferral Program and the Supplemental Retirement Plan were transferred to the cash balance component of the Retirement Plan. Because they were hired in 2004, Messrs. Campbell and Burke participate in the cash balance component of the Retirement Plan.

Under the cash balance component of the Retirement Plan, hypothetical accounts are established for participants and credited with monthly contribution credits equal to a percentage of the participant’s compensation (3.5%, 4.5%, 5.5% or 6.5% depending on the participant’s combined age and years of accredited service), contribution credits equal to the amounts transferred from the Salary Deferral Program and/or the Supplemental Retirement Plan in 2009 and interest credits on all of such amounts based on the average yield of the 30-year Treasury bond for the 12 months ending November 30 of the prior year.

The Supplemental Retirement Plan provides for the payment of retirement benefits, which would otherwise be limited by the Code or the definition of earnings under the Retirement Plan. Under the Supplemental Retirement Plan, retirement benefits under the cash balance component are calculated in accordance with the same formula used under the Retirement Plan. Participation in EFH Corp.’s Supplemental Retirement Plan has been limited to employees of all of its businesses other than Oncor, who were employed by EFH Corp. (or its participating subsidiaries) on or before October 1, 2007. Because they were hired in 2004, Messrs. Campbell and Burke participate in the Supplemental Retirement Plan, and because they were hired after October 2007, Messrs. Young, Keglevic and McFarland are not eligible to participate in the Supplemental Retirement Plan.

Benefits accrued under the Supplemental Retirement Plan after December 31, 2004, are subject to Section 409A of the Code. Accordingly, certain provisions of the Supplemental Retirement Plan have been modified in order to comply with the requirements of Section 409A and related guidance.

The present value of the accumulated benefit for the Retirement Plan (the cash balance component) was calculated as the value of their cash balance account projected to age 65 at an assumed growth rate of 4.5% and then discounted back to December 31, 2011 at 5.0%. No mortality or turnover assumptions were applied.

Nonqualified Deferred Compensation – 2011(1)

The following table sets forth information regarding plans that provide for the deferral of the Named Executive Officers’ compensation on a basis that is not tax-qualified for the fiscal year ended December 31, 2011:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John F. Young(4)	—	$6,740,600	$(7,570)		$7,042,432
Paul M. Keglevic(4)	—	$3,651,394	$(1)		$3,789,049
David A. Campbell	—	$3,187,638	$(9,729)	$(40,644)	$3,626,121
James A. Burke(4)	—	$3,201,293	$(32,075)	$(3,655)	$3,667,961
M.A. McFarland	—	$3,132,765			$3,132,765

(1)	The amounts reported in the Nonqualified Deferred Compensation table include deferrals and the company match under the Salary Deferral Program. Under EFH Corp.’s Salary Deferral Program each employee of EFH Corp. and its participating subsidiaries who is in a designated job level and whose annual salary is equal to or greater than an amount established under the Salary Deferral Program ($110,840 for the program year beginning January 1, 2011) may elect to defer up to 50% of annual base salary, and/or up to 85% of the annual incentive award, for a maturity period of seven years, for a maturity period ending with the retirement of such employee, or for a combination thereof. EFH Corp. provided no matching contributions for 2011. Deferrals are credited with earnings or losses based on the performance of investment alternatives under the Salary Deferral Program selected by each participant. At the end of the applicable maturity period, the trustee for the Salary Deferral Program distributes the deferred compensation, any vested matching awards and the applicable earnings in cash as a lump sum or in annual installments at the participant’s election made at the time of deferral. EFH Corp. is financing the retirement option portion of the Salary Deferral Program through the purchase of corporate-owned life insurance on the lives of participants. The proceeds from such insurance are expected to allow EFH Corp. to fully recover the cost of the retirement option. Since 2010, certain executive officers, including the Named Executive Officers, are not eligible to participate in the Salary Deferral Program.
(2)	The amounts reported as “Registrant Contributions in Last FY” include the following for all Named Executive Officers: (i) the Initial LTI Award, which will be paid in September 2012 (subject to exceptions in limited circumstances), and (ii) the 2011 LTI Award, one half of which will be paid in September 2012 and one half of which will be paid in September 2013 (subject to exceptions in limited circumstances). The amount reported as “Registrant Contributions in Last FY” for Mr. Keglevic also includes the $500,000 portion of the special award he received in connection with his contribution to our liability management program, which will be paid in September 2012, and the fair market value of the 112,500 deferred shares of EFH Corp. common stock, which vested in July 2011.
(3)	The amounts reported as “Aggregate Balance at Last FYE” include the following for all Named Executive Officers: (i) the Initial LTI Award, which will be paid in September 2012 (subject to exceptions in limited circumstances), (ii) the 2011 LTI Award, one half of which will be paid in September 2012 and one half of which will be paid in September 2013 (subject to exceptions in limited circumstances), and (iii) any amounts contributed under the Salary Deferral Plan. The amounts reported as “Aggregate Balance at Last FYE” for Messrs. Campbell and Burke also include the fair market value of deferred shares (500,000 shares with respect to Mr. Campbell and 450,000 shares with respect to Mr. Burke) that each is entitled to receive on the earlier to occur of their termination of employment or a change of control of EFH Corp. The amount reported as “Aggregate Balance at Last FYE” for Mr. Keglevic also includes the $50,000 portion of his signing bonus to be paid in July 2012 (subject to exceptions in limited circumstances), the $500,000 portion of the special award he received in connection with his contribution to our liability management program, which will be paid in September 2012, and the fair market value of the 112,500 deferred shares of EFH Corp. common stock, which vested in July 2011.
(4)	A portion of the amounts reported as “Aggregate Balance at Last FYE” are also included in the Summary Compensation Table as follows: for Mr. Young, $80,000 of executive contributions is included as “Salary” for 2009, and $80,000 of company matching contributions is included as “All Other Compensation” for 2009; for Mr. Keglevic, $48,000 of executive contributions is included as “Salary” for 2009, and $48,000 of company matching contributions is included as “All Other Compensation” for 2009; for Mr. Burke, $48,000 of executive contributions is included as “Salary” for 2009, and $48,000 of company matching contributions is included as “All Other Compensation” for 2009.

Potential Payments upon Termination or Change in Control

The tables and narrative below provide information for payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or without cause or for good reason in connection with a change in control.

The information in the tables below is presented in accordance with SEC rules, assuming termination of employment as of December 31, 2011.

Employment Arrangements with Contingent Payments

As of December 31, 2011, each of Messrs. Young, Keglevic, Campbell, Burke and McFarland had employment agreements with change in control and severance provisions. With respect to each Named Executive Officer’s employment agreement, a change in control is generally defined as (i) a transaction that results in a sale of substantially all of our assets or capital stock to another person who is not an affiliate of any member of the Sponsor Group and such person having more seats on our Board than the Sponsor Group, (ii) a transaction that results in a person not in the Sponsor Group owning more than 50% of our common stock and such person having more seats on our Board than the Sponsor Group or (iii) a transaction that results in the Sponsor Group owning less than 20% of our common stock and the Sponsor Group not being able to appoint a majority of the directors to our Board.

Each Named Executive Officer’s employment agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with us or solicit our customers or employees for his own personal benefit during the term of the employment agreement and 24 months (with respect to Mr. Young) or 18 months (with respect to Messrs. Keglevic, Campbell, Burke and McFarland) after the employment agreement expires or is terminated.

Each of our Named Executive Officers has been granted long-term cash incentive awards, the Initial LTI Award, 2011 LTI Award and 2015 LTI Award, as more fully described above in “Amendment to Long-Term Cash Incentive Awards” and “Long-Term Incentive Awards.” In the event of such Named Executive Officer’s termination without cause, resignation for good reason or termination due to death or disability (or in certain circumstances when the Named Executive Officer’s employment term is not extended) the Initial LTI Award, 2011 LTI Award and 2015 Award will vest and become payable, to the extent earned, on a prorated basis. In the event of termination without cause or resignation for good reason following a change in control of EFH Corp., the Initial LTI Award, 2011 LTI Award and 2015 LTI Award will vest and become payable, to the extent earned, on the same pro-rata basis; however the pro-rata calculation will include the actual management EBITDA for any earned, but unpaid, fiscal years prior to termination and the target level of management EBITDA, without regard to the actual achievement of management EBITDA, for any subsequent applicable years.

Each of our Named Executive Officers has the opportunity to receive a grant of Annual RSUs in each of 2011, 2012, and 2013, following the approval of such year’s grant during the annual February O&C Committee meeting. In the event of such Named Executive Officer’s termination without cause, resignation for good reason or termination due to death or disability, such year’s Annual RSUs will vest on a pro-rata basis based on a ratio, the numerator of which is the length of time of the executive officer’s employment from the date of the grant of such year’s Annual RSUs to his termination and the denominator of which is the length of time from the date of grant of the Annual RSUs to the original vesting date. In the event of a change of control of EFH Corp., all ungranted Annual RSUs that would have been made to the executive in each of 2012 and 2013 will be immediately granted and vested.

As of December 31, 2011, each of our Named Executive Officers had been granted Exchange RSUs. Under the applicable agreements governing these Exchange RSUs, in the event of such Named Executive Officer’s termination without cause or resignation for good reason (or in certain circumstances when the Named Executive Officer’s employment term is not extended) following a change in control of EFH Corp., such Named Executive Officer’s Exchange RSUs would immediately vest as to 100% of the shares of EFH Corp. common stock subject to such Restricted Stock Units immediately prior to the change in control of EFH Corp. Additionally, in the event of such Named Executive Officer’s termination without cause, resignation for good reason or termination due to death or disability (or in certain circumstances when the Named Executive Officer’s employment term is not extended), such Named Executive Officer’s Exchange RSUs will vest on a pro rata basis based on a ratio, the numerator of which is the length of time of the Named Executive Officer’s employment from the date of the grant of the Exchange RSU to his termination and the denominator of which is the length of time from the date of grant of the Exchange RSUs to the original vesting date.

Pursuant to the terms of a Deferred Share Agreement, subject to certain vesting requirements described below, Mr. Keglevic is entitled to receive $3,200,000 (the “Deferred Amount”). The Deferred Amount vests on September 30, 2012 provided that Mr. Keglevic is employed by EFH Corp. on such date (provided, however that the Deferred Amount shall become immediately vested upon a change of control of EFH Corp., a termination of Mr. Keglevic by EFH Corp. without cause, a resignation by Mr. Keglevic for good reason or due to Mr. Keglevic’s death or disability). In the event that Mr. Keglevic’s employment with EFH Corp. terminates prior to a vesting event described above, in lieu of the Deferred Amount, EFH Corp. will deliver to Mr. Keglevic the 112,500 shares of EFH Corp. common stock that vested in July 2011. Payment of the Deferred Amount or delivery of the shares (as applicable) will be made upon the earliest of September 30, 2013, Mr. Keglevic’s termination of employment for any reason (or six months and one day following such termination of employment in the event EFH Corp. common stock is publicly traded on an established securities market at such time), or a change of control of EFH Corp.

Messrs. Campbell and Burke are each entitled to receive shares of EFH Corp. common stock (500,000 shares with respect to Mr. Campbell and 450,000 shares with respect to Mr. Burke) on the earlier to occur of their termination for any reason or a change in control of EFH Corp.

Please refer to the Pension Benefits—2011 table, including the footnotes thereto, for a description of additional amounts Messrs. Young, Keglevic, Campbell and Burke are entitled to receive upon their termination for any reason or a change of control of EFH Corp.

Excise Tax Gross-Ups

Pursuant to their employment agreements, if any of our Named Executive Officers is subject to the imposition of the excise tax imposed by Section 4999 of the Code, related to the executive’s employment, but the imposition of such tax could be avoided by approval of our shareholders as described in Section 280G(b)(5)(B) of the Code, then such executive may cause EFH Corp. to seek such approval, in which case EFH Corp. will use its reasonable best efforts to cause such approval to be obtained and such executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Section 4999. If such executive fails to cause EFH Corp. to seek such approval or fails to cooperate and execute the waivers necessary in the approval process, such executive shall not be entitled to any gross-up payment for any resulting tax under Section 4999. Because we believe the shareholder approval exception to such excise tax will apply, the tables below do not reflect any amounts for such gross-up payments.

1. Mr. Young

Potential Payments to Mr. Young upon Termination as of December 31, 2011 (per employment agreement and restricted stock agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$4,800,000	$7,200,000
EAIP			$1,728,000	$1,728,000
Supplemental Retirement Plan			$3,000,000	$3,000,000	$3,000,000	$3,000,000
LTI Cash Retention Award:
- Initial LTI Award			$5,240,600	$5,240,600	$5,240,600	$5,240,600
- 2011 LTI Award			$1,500,000	$1,500,000	$1,500,000	$1,500,000
LTI Equity Incentive Award:
- Annual RSUs			$181,269	$181,269	$181,269	$2,250,000
- Exchange RSUs			$543,807	$543,807	$543,807	$2,250,000
Deferred Compensation:
- Salary Deferral Program			$170,848	$170,848		$170,848
Health & Welfare:
- Medical/COBRA					$36,427	$36,427
- Dental/COBRA					$3,090	$3,090
Totals			$12,364,524	$12,364,524	$15,305,193	$21,650,965

Mr. Young has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Young’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled.

2.	In the event of Mr. Young’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	value of supplemental retirement plan for Mr. Young that commences on December 31, 2014;

c.	the pro-rata cash retention award earned prior to the date of termination;

d.	the pro-rata equity incentive award earned prior to the date of termination; and

e.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled.

3.	In the event of Mr. Young’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) three times his annualized base salary and (ii) a prorated annual incentive bonus for the year of termination;

b.	value of supplemental retirement plan for Mr. Young that commences on December 31, 2014;

c.	the pro-rata cash retention award earned prior to the date of termination;

d.	the pro-rata equity incentive award earned prior to the date of termination;

e.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled; and

f.	certain continuing health care and company benefits.

4.	In the event of Mr. Young’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to three times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	value of supplemental retirement plan for Mr. Young that commences on December 31, 2014;

c.	the pro-rata cash retention award earned prior to the date of termination;

d.	all Exchange RSUs;

e.	all Annual RSUs;

f.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled; and

g.	certain continuing health care and company benefits.

2. Mr. Keglevic

Potential Payments to Mr. Keglevic upon Termination as of December 31, 2011 (per employment agreement, deferred share agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary(1)	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,852,500	$2,405,000
EAIP			$795,600	$795,600
Payment of Cash or EFH Corp.
Common Stock in respect of Restricted Stock Units (2)	$56,250	$56,250	$3,200,000	$3,200,000	$3,200,000	$3,200,000
LTI Cash Retention Award:
- Initial LTI Award			$1,795,144	$1,795,144	$1,795,144	$1,795,144
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$60,423	$60,423	$60,423	$750,000
- Exchange RSUs			$181,269	$181,269	$181,269	$750,000
Deferred Compensation
- Salary Deferral Program			$68,070	$68,070		$68,070
Health & Welfare
- Dental/COBRA					$1,643	$1,643
Totals	$56,250	$56,250	$7,400,506	$7,400,506	$8,390,979	$10,269,857

(1)	Pursuant to his employment agreement, if Mr. Keglevic voluntarily resigned on or before December 31, 2011, he would have been required to return to EFH Corp. the $50,000 portion of his signing bonus he received in July 2011.
(2)	See description of Mr. Keglevic’s Deferred Share Agreement above.

Mr. Keglevic has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Keglevic’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Keglevic may be entitled.

2.	In the event of Mr. Keglevic’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled.

3.	In the event of Mr. Keglevic’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. Keglevic’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled; and

f.	certain continuing health care and company benefits.

3. Mr. Campbell

Potential Payments to Mr. Campbell upon Termination as of December 31, 2011 (per employment agreement, deferred share agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,995,000	$2,590,000
EAIP			$892,500	$892,500
Distribution of Deferred Shares (1)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
LTI Cash Retention Award:
- Initial LTI Award			$1,887,638	$1,887,638	$1,887,638	$1,887,638
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$80,564	$80,564	$80,564	$1,000,000
- Exchange RSUs			$290,030	$290,030	$290,030	$1,200,000
Deferred Compensation
- Salary Deferral Program (2)
Health & Welfare
- Medical/COBRA					$27,885	$27,885
- Dental/COBRA					$2,472	$2,472
Totals	$250,000	$250,000	$4,700,732	$4,700,732	$5,833,589	$8,257,995

(1)	The amount reported under the heading “Distribution of Deferred Shares” represents the fair market value of 500,000 shares of EFH Corp. common stock as of December 31, 2011, that Mr. Campbell is entitled to receive, pursuant to the terms of his deferred share agreement, on the earlier to occur of his termination of employment for any reason or a change in the effective control of EFH Corp.
(2)	Mr. Campbell is fully vested in the company matching portion of the Salary Deferral Plan.

Mr. Campbell has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Campbell’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Campbell may be entitled.

2.	In the event of Mr. Campbell’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled.

3.	In the event of Mr. Campbell’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. Campbell’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled; and

f.	certain continuing health care and company benefits.

4. Mr. Burke

Potential Payments to Mr. Burke upon Termination as of December 31, 2011 (per employment agreement, deferred share agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,795,500	$2,331,000
EAIP			$745,416	$745,416
Distribution of Deferred Shares (1)	$225,000	$225,000	$225,000	$225,000	$225,000	$225,000
LTI Cash Retention Award:
- Initial LTI Award			$1,901,293	$1,901,293	$1,901,293	$1,901,293
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$60,423	$60,423	$60,423	$750,000
- Exchange RSUs			$160,121	$160,121	$160,121	$662,500
Deferred Compensation
- Salary Deferral Program			$65,486	$65,486		$65,486
Health & Welfare
- Medical/COBRA					$27,885	$27,885
- Dental/COBRA					$2,472	$2,472
Totals	$225,000	$225,000	$4,457,739	$4,457,739	$5,472,694	$7,265,636

(1)	The amount reported under the heading “Distribution of Deferred Shares” represents the fair market value of 450,000 shares of EFH Corp. common stock as of December 31, 2011 that Mr. Burke is entitled to receive, pursuant to the terms of his deferred share agreement, on the earlier to occur of his termination of employment for any reason or a change in the effective control of EFH Corp.

Mr. Burke has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances.

1.	In the event of Mr. Burke’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Burke may be entitled.

2.	In the event of Mr. Burke’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled.

3.	In the event of Mr. Burke’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. Burke’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled; and

f.	certain continuing health care and company benefits.

5. Mr. McFarland

Potential Payments to Mr. McFarland upon Termination as of December 31, 2011 (per employment agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,710,000	$2,220,000
EAIP			$807,840	$807,840
LTI Cash Retention Award:
- Initial LTI Award			$1,832,765	$1,832,765	$1,832,765	$1,832,765
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$60,423	$60,423	$60,423	$750,000
- Exchange RSUs			$145,015	$145,015	$145,015	$600,000
Health & Welfare
- Medical/COBRA					$27,885	$27,885
- Dental/COBRA					$2,472	$2,472
Totals			$4,146,043	$4,146,043	$5,078,560	$6,733,122

Mr. McFarland entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. McFarland’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. McFarland may be entitled.

2.	In the event of Mr. McFarland’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled.

3.	In the event of Mr. McFarland’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. McFarland’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled; and

f.	certain continuing health care and company benefits.

Compensation Committee Interlocks and Insider Participation

There are no relationships among our executive officers, members of the O&C Committee or entities whose executives served on the O&C Committee that required disclosure under applicable SEC rules and regulations. For a description of related person transactions involving members of the O&C Committee, see “Certain Relationships and Related Transactions, and Director Independence—Related Person Transactions” below.

DIRECTOR COMPENSATION

EFIH did not pay any compensation to the members of its current and former board of managers during the fiscal year ended December 31, 2011. EFIH Finance has not paid any compensation to the members of its current and former board of directors since inception. EFIH and EFIH Finance reimburse some managers and directors for certain reasonable expenses incurred in connection with their services as managers or directors, as the case may be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

All of EFIH’s equity interests are owned by EFH Corp. All of EFIH Finance’s equity interests are owned by EFIH.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Set forth below is substantially the same related party disclosure publicly filed with the SEC by EFH Corp., EFIH’s parent company, in EFH Corp.’s 2011 Form 10-K. References herein to “the Board” refer to the board of directors of EFH Corp.

Policies and Procedures Relating to Related Party Transactions

The Board has adopted a policy regarding related person transactions. Under this policy, a related person transaction shall be consummated or shall continue only if:

1.	the Audit Committee of the Board approves or ratifies such transaction in accordance with the policy and determines that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction is approved by the disinterested members of the Board or the Executive Committee; or

3.	the transaction involves compensation approved by the Organization and Compensation Committee of the Board.

For purposes of this policy, the term “related person” includes EFH Corp.’s directors, executive officers, 5% shareholders and their immediate family members. “Immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law or any person (other than a tenant or employee) sharing the household of a director, executive officer or 5% shareholder.

A “related person transaction” is a transaction between EFH Corp. or its subsidiaries and a related person, other than the types of transactions described below, which are deemed to be pre-approved by the Audit Committee of the Board:

1.	any compensation paid to a director if the compensation is required to be reported under Item 402 of Regulation S-K of the Securities Act;

2.	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s ownership interests;

3.	any charitable contribution, grant or endowment by EFH Corp. to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director;

4.	transactions where the related person’s interest arises solely from the ownership of EFH Corp.’s equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis;

5.	transactions involving a related party where the rates or charges involved are determined by competitive bids;

6.	any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, as rates or charges fixed in conformity with law or governmental authority;

7.	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar service;

8.	transactions available to all employees or customers generally (unless required to be disclosed under Item 404 of Regulation S-K of the Securities Act, if applicable);

9.	transactions involving less than $100,000 when aggregated with all similar transactions;

10.	transactions between EFH Corp. and its subsidiaries or between subsidiaries of EFH Corp.;

11.	transactions not required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, and

12.	open market purchases of the EFH Corp. or its subsidiaries’ debt or equity securities and interest payments on such debt.

The Board has determined that it is appropriate for the Audit Committee of the Board to review and approve or ratify related person transactions. Accordingly, at least annually, management reviews related person transactions to be entered into by EFH Corp. or its subsidiaries, if any. After review, the Audit Committee of the Board approves/ratifies or disapproves such transactions. Management updates the Audit Committee of the Board as to any material changes to such related person transactions. In unusual circumstances, EFH Corp. or its subsidiaries may enter into related person transactions in advance of receiving approval, provided that such related person transactions are reviewed and ratified as soon as reasonably practicable by the Audit Committee of the Board. If the Audit Committee of the Board determines not to ratify such transactions, EFH Corp. makes all reasonable efforts to cancel or otherwise terminate the affected transactions.

The related person transactions described below under “Related Person Transactions—Business Affiliations,” were ratified by the Audit Committee of the Board pursuant to the policy described above. All other related person transactions were approved prior to the Board’s adoption of this policy, but were approved by either the Board or its Executive Committee. Transactions described below under “Related Person Transactions—Transactions with Sponsor Affiliates” are not related person transactions under the EFH Corp. policy because they are not with a director, executive officer, 5% shareholder or any of their immediate family members, but are described in the interest of greater disclosure.

Related Person Transactions

Limited Partnership Agreement of Texas Energy Future Holdings Limited Partnership; Limited Liability Company Agreement of Texas Energy Future Capital Holdings LLC

The Sponsor Group and certain investors who agreed to co-invest with the Sponsor Group or through a vehicle jointly controlled by the Sponsor Group to provide equity financing for the Merger (Co-Investors) entered into (i) a limited partnership agreement (LP Agreement) in respect of EFH Corp.’s parent company, Texas Holdings and (ii) the limited liability company agreement in respect of Texas Holdings’ sole general partner, Texas Capital (the “LLC Agreement”). The LP Agreement provides that Texas Capital has the right to vote or execute consents with respect to any shares of EFH Corp.’s common stock owned by Texas Holdings. The LLC Agreement and LP Agreement contain agreements among the parties with respect to the election of EFH Corp.’s directors, restrictions on the issuance or transfer of interests in EFH Corp., including tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

The LLC Agreement provides that Texas Capital and its members will take all action required to ensure that the managers of Texas Capital are also members of EFH Corp.’s Board. Pursuant to the LLC Agreement each of (i) KKR 2006 Fund L.P. and affiliated investment funds, (ii) TPG Partners V, L.P. and affiliated investment funds and (iii) certain funds affiliated with Goldman Sachs, has the right to designate three managers of Texas Capital. These rights are subject to maintenance of certain investment levels in Texas Holdings.

Registration Rights Agreement

The Sponsor Group and the Co-Investors entered into a registration rights agreement with EFH Corp. upon completion of the Merger. Pursuant to this agreement, in certain circumstances, the Sponsor Group can cause EFH Corp. to register shares of EFH Corp.’s common stock owned directly or indirectly by them under the Securities Act. In certain circumstances, the Sponsor Group and the Co-Investors are also entitled to participate on a pro rata basis in any registration of EFH Corp.’s common stock under the Securities Act that it may undertake. Ms. Acosta and Messrs. Evans, Huffines, Olson, Reilly and Youngblood, each of whom are members of our Board, and Messrs. Young, Campbell, Burke, Keglevic, McFarland, O’Brien and Landy, each of whom are executive officers of EFH Corp., are parties to this agreement.

Management Services Agreement

In October 2007, in connection with the Merger, the Sponsor Group and Lehman Brothers Inc. entered into a management agreement with EFH Corp. (Management Agreement), pursuant to which affiliates of the Sponsor Group provide management, consulting, financial and other advisory services to EFH Corp. Pursuant to the Management Agreement, affiliates of the Sponsor Group are entitled to receive an aggregate annual management fee of $35 million, which amount increases 2% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the Management Agreement. The Management Agreement will continue in effect from year to year, unless terminated upon a change of control of EFH Corp. or in connection with an initial public offering of EFH Corp. or if the parties thereto mutually agree to terminate the Management Agreement. Pursuant to the Management Agreement, affiliates of the Sponsor Group and Lehman Brothers Inc. were paid transaction fees of $300 million in the aggregate for certain services provided in connection with the Merger and related transactions. In addition, the Management Agreement provides that the Sponsor Group will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. Under terms of the Management Agreement, EFH Corp. paid $37 million, inclusive of expenses, to the Sponsor Group during 2011.

Indemnification Agreement

Concurrently with entering into the Management Agreement, the Sponsor Group, Texas Holdings and EFH Corp. entered into an indemnification agreement (Indemnification Agreement), pursuant to which EFH Corp. and Texas Holdings agree to indemnify the Sponsor Group and their affiliates against any claims relating to (i) certain securities and financing transactions relating to the Merger, (ii) the performance of transaction services pursuant to the Management Agreement, (iii) actions or failures to act by EFH Corp., Texas Holdings, Texas Capital or their subsidiaries or affiliates (collectively, Company Group), (iv) service as an officer or director of, or at the request of, any member of the Company Group, and (v) any breach or alleged breach of fiduciary duty as a director or officer of any member of the Company Group.

Sale Participation Agreement

Ms. Acosta and Messrs. Evans, Huffines, Olson, Reilly and Youngblood, each of whom are members of our Board, and Young, Campbell, Burke, Keglevic, McFarland, O’Brien and Landy, each of whom are executive officers, entered into sale participation agreements with EFH Corp. Pursuant to the terms of these agreements, among other things, shares of EFH Corp.’s common stock held by these individuals are subject to tag-along and drag-along rights in the event of a sale by the Sponsor Group of shares of EFH Corp.’s common stock held by the Sponsor Group.

Certain Charter Provisions

EFH Corp.’s restated certificate of formation contains provisions limiting our directors’ obligations in respect of corporate opportunities.

Management Stockholders’ Agreement

Subject to a management stockholders’ agreement, certain members of management, including EFH Corp.’s directors, executive officers, along with other members of management, elected to invest in EFH Corp. by contributing cash or common stock, or a combination of both, to EFH Corp. prior to or following the Merger and receiving common stock in EFH Corp. in exchange therefore. The net aggregate amount of this investment as of December 31, 2011 is approximately $29 million. The management stockholders’ agreement creates certain rights and restrictions on these shares of common stock, including transfer restrictions and tag-along, drag-along, put, call and registration rights in certain circumstances.

Director Stockholders’ Agreement

Certain members of our Board have entered into a stockholders’ agreement with EFH Corp. These stockholders’ agreements create certain rights and restrictions on the equity, including transfer restrictions and tag-along, drag-along, put, call and registration rights in certain circumstances.

Business Affiliations

Mr. Olson, a member of our board, has an ownership interest in Texas Meter and Device Company (TMD), a company that conducts tests on Oncor’s high voltage personal protective equipment. Mr. Olson and his brother collectively directly own approximately 24% of TMD. This entity is majority owned by its chief executive officer. In 2011, Oncor paid TMD approximately $900 thousand for its services. The business relationship with TMD commenced several years prior to Mr. Olson joining the Board.

Mr. Olson, a member of our board, has an ownership interest in Metrum Technologies (MT), a company that is a subsidiary of Texas Meter and Device Company and provides Oncor with certain technology based products for Oncor’s advanced metering devices. Mr. Olson and his brother collectively directly own approximately 19% of MT. This entity is majority owned by its chief executive officer. In 2011, Oncor paid MT approximately $500 thousand for its services. The business relationship with MT commenced several years prior to Mr. Olson joining the Board.

Mr. Olson, a member of our board of directors, is chairman of the New York and Sweden offices of Hill+Knowlton Strategies (HKS). Mr. Olson is also a member of HKS’ Global Counsel. HKS is the parent company of Public Strategies Inc. (PSI). PSI performs certain consulting services for EFH Corp. and its subsidiaries, primarily in the areas of public relations and public advocacy. Mr. Olson does not have any ownership interest in HKS or its subsidiaries. In 2011, EFH Corp. and its subsidiaries paid approximately $5.9 million to PSI for its services.

Transactions with Sponsor Affiliates

TCEH entered into the TCEH senior secured facilities, and Oncor entered into its revolving credit facility, each with syndicates of financial institutions and other lenders. These syndicates included affiliates of GS Capital Partners. These transactions were approved by the Board of Directors. Neither GS Capital Partners nor any of its affiliates is currently a lender under Oncor’s revolving credit facility.

An affiliate of GS Capital Partners, a member of the Sponsor Group, acted as a joint lead arranger and joint book-runner in the April 2011 amendment and extension of the TCEH senior secured facilities and received fees totaling approximately $17 million. Further, an affiliate of GS Capital Partners acted as a joint book-running manager and initial purchaser in the issuance of $1.750 billion principal amount of TCEH Senior Secured Notes as part of the April 2011 amendment and extension and received fees totaling approximately $9 million. In addition, an affiliate of GS Capital Partners acted as a joint book-running manager and initial purchaser in the February 2012 issuance of $800 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $4.5 million, and in the February 2012 issuance of $350 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $2.1 million.

A broker-dealer affiliate of Kohlberg Kravis Roberts & Co. L.P., a member of the Sponsor Group, served as a co-syndication agent in the April 2011 amendment and extension of the TCEH senior secured facilities and related transactions and received approximately $5 million as compensation for its services. In addition, such broker-dealer affiliate of Kohlberg Kravis Roberts & Co. L.P. served as a co-manager and initial purchaser in the February 2012 issuance of $800 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $800 thousand, and in the February 2012 issuance of $350 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $372,000.

An affiliate of TPG Capital, L.P., a member of the Sponsor Group, served as an advisor in the April 2011 amendment and extension of the TCEH senior secured facilities and related transactions and received approximately $5 million as compensation for its services. An affiliate of TPG Capital, L.P. served as an advisor in the February 2012 issuance of $800 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $800 thousand as compensation for its services, and in the February 2012 issuance of $350 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $372 thousand as compensation for its services.

Affiliates of GS Capital Partners have from time to time engaged in commercial and investment banking and financial advisory transactions with EFH Corp. in the normal course of business. Affiliates of Goldman Sachs & Co. are party to certain commodity and interest rate hedging transactions with EFH Corp. in the normal course of business.

From time to time affiliates of the Sponsor Group may acquire debt or debt securities issued by EFH Corp. or its subsidiaries in open market transactions or through loan syndications.

Members of the Sponsor Group and/or their respective affiliates have from time to time entered into, and may continue to enter into, arrangements with the Company to use our products and services in the ordinary course of their business, which often result in revenues to the Company in excess of $120,000 annually. In addition, the Company has entered into, and may continue to enter into, arrangements with members of the Sponsor Group and/or their respective affiliates to use their products and services in the ordinary course of their business, which often result in revenues to members of the Sponsor Group or their respective affiliates in excess of $120,000 annually.

Director Independence

Because of their relationships with the Sponsor Group or with EFH Corp. directly, none of the managers on the EFIH Board or the directors on the EFIH Finance Board would be considered independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither EFIH nor EFIH Finance has a compensation committee or other board committee performing equivalent function. As described above, all compensation matters for EFIH and EFIH Finance, including compensation philosophy, are administered by EFH Corp. For a description of the compensation committee interlocks and insider participation of the O&C Committee of EFH Corp., please see the disclosure set forth under “Executive Compensation—Compensation Committee Interlocks and Insider Participation” above.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

9.75% Senior Secured Notes due 2019

10.000% Senior Secured Notes due 2020

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The agreement relating to the securities of the registrants being registered hereby provides that the Issuer will bear all expenses in connection with the performance of its obligations relating to the market-making activities of the Market Maker and its affiliates. These expenses include printer expenses and legal and accounting fees in an approximate aggregate amount of $60,000.

Item 14. Indemnification of Directors and Officers.

Energy Future Intermediate Holding Company LLC

Energy Future Intermediate Holding Company LLC (“EFIH”) is a limited liability company formed under the Delaware Limited Liability Company Act (the “DLLCA”).

DLLCA

Section 18-108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Amended and Restated Limited Liability Company Agreement of Energy Future Intermediate Holding Company LLC

Article V of the second amended and restated limited liability company agreement of Energy Future Intermediate Holding Company LLC provides as follows:

Section 5.1 Right to Indemnification. Subject to the limitations and conditions as provided in this Article V, each Covered Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereafter a “Proceeding”), by reason of any actions or omissions or alleged acts or omissions of such Covered Person relating to the Company, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) (all collectively the “Indemnification Amounts”) actually incurred by such Covered Person at the time any such Indemnification Amounts are incurred in connection with such Proceeding. Indemnification under this Article V shall continue as to a Covered Person who has ceased to serve in the capacity which initially entitled such Covered Person to indemnity hereunder. Without limiting the generality of the foregoing, it is expressly acknowledged that the indemnification provided in this Article V could involve indemnification for negligence or under theories of strict liability.

Section 5.2 Limitation on Indemnification. Subject to applicable law, notwithstanding any language in this Article V to the contrary, in no event shall any Person be entitled to indemnification pursuant to this Article V if it is established or admitted either (a) in a final judgment of a court of competent jurisdiction or (b) by such Person in any affidavit, sworn statement, plea arrangement or other cooperation with any government or regulatory authority that the Person’s acts or omissions that would otherwise be subject to indemnification under this Article V constituted fraud.

Section 5.3 Advancement of Expenses. The right to indemnification conferred in this Article V shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Covered Person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding, without any determination as to such Covered Person’s ultimate entitlement to indemnification under, upon receipt of a written affirmation by such Covered Person of such Covered Person’s good faith belief that such Covered Person has met the standard of conduct necessary for indemnification under applicable law and this Article V and a written undertaking by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company under this Article V or if such indemnification is prohibited by applicable law.

Section 5.4 Appearance as a Witness. Notwithstanding any other provision of this Article V, the Company may pay or reimburse expenses incurred by a Covered Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when such Covered Person is not a named defendant or respondent in the Proceeding.

Section 5.5 Non-exclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article V shall not be deemed exclusive of any other rights to which a Covered Person indemnified pursuant to this Article V may have or hereafter acquire under any law (common or statutory), provision of this Agreement, any agreement or otherwise.

Section 5.6 Contract Rights. The rights granted pursuant to this Article V shall be deemed to be contract rights, and no amendment, modification or repeal of this Article V shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

Section 5.7 Insurance. The Company may purchase and maintain insurance or another arrangement, at its expense, on behalf of itself, any Covered Person, any Manager, officer, employee or agent of the Company, or any Person who serves on behalf of the Company as a partner, manager, member, officer, director, employee or agent of any other entity against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability, expense or loss under the provisions of this Article V.

Section 5.8 Savings Clause. If this Article V or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article V as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 5.9 Consultation with Counsel. The right to indemnification conferred in this Article V on any Covered Person shall include the right to consult with legal counsel, financial advisors and accountants selected by such Covered Person, and any act or omission suffered or taken by such Covered Person on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, financial advisors or accountants will be full justification for any such act or omission, and each such Covered Person will be fully protected in so acting or omitting to act; provided that such counsel, financial advisors or accountants were selected with reasonable care.

Section 5.10 Other Indemnities.

(a) The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered thereby shall be the primary source of indemnification and advancement of such Covered Person in connection therewith and any obligation on the part of any Covered Person under any Other Indemnification Agreement to indemnify or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that the Covered Person may collect as indemnification or advancement from the Company. If the Company fails to indemnify or advance expenses to a Covered Person as required or contemplated by this Agreement, and any Person makes any payment to such Covered Person in respect of indemnification or advancement of expenses under any Other Indemnification Agreement on account of such Unpaid Indemnity Amounts, such other Person shall be subrogated to the rights of such Covered Person under this Agreement in respect of such Unpaid Indemnity Amounts.

(b) The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify Covered Persons under this Agreement shall include any amounts expended by any other Person under any Other Indemnification Agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Proceedings to the extent such amounts expended by such other Person are on account of any Unpaid Indemnity Amounts.

“Other Indemnification Agreement” means one or more certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement and any other organizational document, and insurance policies maintained by any Member or Manager or Affiliate thereof providing for, among other things, indemnification of and advancement of expenses for any Covered Person for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Unpaid Indemnity Amounts” means any amount that the Company fails to indemnify or advance to a Covered Person as required by Article V of this Agreement.

For purposes of this Article V, the term “Company” shall include any predecessor of the Company and any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term service “on behalf of the Company” shall include service as an officer, Manager, Member or employee of the Company which imposes duties on, or involves services by, such officer, Manager, Member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a Person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a Person with respect to an employee benefit plan which such Person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

EFIH Finance Inc.

EFIH Finance Inc. (“EFIH Finance”) is a Delaware corporation formed under the Delaware General Corporation Law (the “DGCL”).

DGCL

Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Certificate of Incorporation of EFIH Finance Inc.

The tenth article of the certificate of incorporation of EFIH Finance Inc. provides as follows:

TENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Item 15. Recent Sales of Unregistered Securities.

On April 25, 2011, EFIH and EFIH Finance issued $406,392,000 aggregate principal amount of 11% Senior Secured Second Lien Notes due October 1, 2021 (the “EFIH 11% Notes”) to existing holders of Energy Future Holdings Corp.’s (“EFH Corp.”) 10.875% Senior Notes due November 1, 2017 and 11.250%/12.000% Senior Toggle Notes due November 1, 2017 (the “EFH Corp. Senior Notes”) and EFH Corp.’s 5.55% Series P Senior Notes due November 15, 2014 (the “Series P Notes”) in private exchanges conducted in accordance with the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(2) of the Securities Act. In exchange for the EFIH 11% Notes, the existing holders surrendered, transferred and delivered to EFH Corp. $391,570,469 aggregate principal amount of EFH Corp. Senior Notes and $36,226,000 aggregate principal amount of Series P Notes. The EFIH 11% Notes are secured on a second-priority basis by the Collateral. The tendered notes have been deposited in a custody account of EFIH and remain outstanding.

On February 6, 2012, EFIH and EFIH Finance issued $800,000,000 aggregate principal amount of 11.750% Senior Secured Second Lien Notes due March 1, 2022 (the “EFIH 11.750% Notes”) to Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (collectively, the “initial purchasers”) in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The initial purchasers’ discounts for this offering of the EFIH 11.750% Notes were approximately $16,000,000.

On February 28, 2012, EFIH and EFIH Finance issued $350,000,000 aggregate principal amount of EFIH 11.750% Notes to the initial purchasers in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The initial purchasers’ discounts for this offering of the EFIH 11.750% Notes were approximately $7,437,500.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit	Previously Filed* With File Number	As Exhibit
3(i)	Articles of Incorporation

3(a)	333-153529 Form S-4 (filed September 17, 2008)	3(c)	—	Certificate of Formation of Energy Future Intermediate Holding Company LLC, as amended.

3(b)	333-162327 Form S-4 (filed October 5, 2009)	3(d)	—	Certificate of Incorporation of EFIH Finance Inc.

3(ii)	By-laws

3(c)	1-34544 Form 10-K (2011) (filed February 21, 2012)	3(b)	—	Second Amended and Restated Limited Liability Company Agreement of Energy Future Intermediate Holding Company LLC.

3(d)	333-162327 Form S-4 (filed October 5, 2009)	3(h)	—	By-Laws of EFIH Finance Inc.

(4)	Instruments Defining the Rights of Security Holders, Including Indentures

	Energy Future Intermediate Holding Company LLC

4(a)	1-12833 Form 8-K (filed November 20, 2009)	4.2	—	Indenture, dated as of November 16, 2009, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4(b)	1-12833 Form 8-K (filed August 18, 2010)	4.1	—	Indenture, dated August 17, 2010, among Energy Future Intermediate Holding Company LLC, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 10.000% Senior Secured Notes due 2020.

4(c)	1-12833 Form 10-Q (Quarter ended March 31, 2011) (filed April 29, 2011)	4(e)	—	Indenture, dated as of April 25, 2011, among Energy Future Intermediate Holding Company LLC, EFIH Finance, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11% Senior Secured Second Lien Notes due 2021.

4(d)	1-12833 Form 8-K (filed February 7, 2012)	4.1	—	First Supplemental Indenture, dated February 6, 2012, to the Indenture dated April 25, 2011.

4(e)	1-12833 Form 8-K (filed February 29, 2012)	4.1	—	Second Supplemental Indenture, dated February 28, 2012, to the Indenture dated April 25, 2011.

4(f)	1-12833 Form 10-Q (Quarter ended March 31, 2011) (filed April 29, 2011)	4(f)	—	Junior Lien Pledge Agreement, dated as of April 25, 2011, from Energy Future Intermediate Holding Company LLC, as pledgor, to The Bank of New York Mellon Trust Company, N.A., as collateral trustee.

4(g)	1-12833 Form 8-K (filed February 7, 2012)	4.2	—	Registration Rights Agreement, dated February 6, 2012, among Energy Future Intermediate Holding Company LLC, EFIH Finance, Inc., the initial purchasers and the guarantors named therein, relating to 11.75% Senior Secured Second Lien Notes due 2022.

4(h)	1-12833 Form 8-K (filed February 29, 2012)	4.2	—	Registration Rights Agreement, dated February 28, 2012, among Energy Future Intermediate Holding Company, EFIH Finance, Inc., the initial purchasers and the guarantors named therein, relating to 11.75% Senior Secured Second Lien Notes due 2022.

	Energy Future Holdings Corp. (Merger-related push down debt)

4(i)	1-12833 Form 8-K (filed October 31, 2007)	4.1	—	Indenture, dated October 31, 2007, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon, as trustee, relating to Senior Notes due 2017 and Senior Toggle Notes due 2017.

Exhibit	Previously Filed* With File Number	As Exhibit

4(j)	1-12833 Form 10-K (2009) (filed February 19, 2010)	4(f)	—	Supplemental Indenture, dated as of July 8, 2008, to Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.875% Senior Notes due 2017 and 11.25%/12.00% Senior Toggle Notes due 2017.

4(k)	1-12833 Form 10-Q (Quarter ended June 30, 2009) (filed August 4, 2009)	4(a)	—	Second Supplemental Indenture, dated as of August 3, 2009, to Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.875% Senior Notes due 2017 and 11.25%/12.00% Senior Toggle Notes due 2017.

4(l)	1-12833 Form 8-K (filed July 30, 2010)	99.1	—	Third Supplemental Indenture, dated as of July 29, 2010, to Indenture dated as of October 31, 2007, relating to EFH Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017.

4(m)	1-12833 Form 10-Q (Quarter ended September 30, 2011) (filed October 28, 2011)	4(b)	—	Fourth Supplemental Indenture, dated October 18, 2011, to Indenture dated October 31, 2007.

4(n)	1-12833 Form 8-K (filed November 20, 2009)	4.1	—	Indenture, dated November 16, 2009, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 9.75% Senior Secured Notes due 2019.

4(o)	333-171253 Form S-4 (filed January 24, 2011)	4(k)	—	Indenture, dated January 12, 2010, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 10.000% Senior Secured Notes due 2020.

4(p)	333-165860 Form S-3 (filed April 1, 2010)	4(j)	—	First Supplemental Indenture, dated as of March 16, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

4(q)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(a)	—	Second Supplemental Indenture, dated as of April 13, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

4(r)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(b)	—	Third Supplemental Indenture, dated as of April 14, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

4(s)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(c)	—	Fourth Supplemental Indenture, dated as of May 21, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

4(t)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(d)	—	Fifth Supplemental Indenture, dated as of July 2, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

4(u)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(e)	—	Sixth Supplemental Indenture, dated as of July 6, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

Exhibit	Previously Filed* With File Number	As Exhibit

4(v)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(f)	—	Seventh Supplemental Indenture, dated as of July 7, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020.

Oncor Electric Delivery Company LLC

4(w)	333-100240 Form S-4 (filed October 2, 2002)	4(a)	—	Indenture and Deed of Trust, dated as of May 1, 2002, between Oncor Electric Delivery Company LLC and The Bank of New York Mellon, as Trustee.

4(x)	1-12833 Form 8-K (filed October 31, 2005)	10.1	—	Supplemental Indenture No. 1, dated October 25, 2005, to Indenture and Deed of Trust, dated as of May 1, 2002, between Oncor Electric Delivery Company LLC and The Bank of New York Mellon.

4(y)	333-100240 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	4(b)	—	Supplemental Indenture No. 2, dated May 15, 2008, to Indenture and Deed of Trust, dated as of May 1, 2002, between Oncor Electric Delivery Company LLC and The Bank of New York.

4(z)	333-100240 Form S-4 (filed October 2, 2002)	4(b)	—	Officer’s Certificate, dated May 6, 2002, establishing the terms of Oncor Electric Delivery Company LLC’s 6.375% Senior Notes due 2012 and 7.000% Senior Notes due 2032.

4(aa)	333-100242 Form S-4 (filed October 2, 2002)	4(a)	—	Indenture (for Unsecured Debt Securities), dated as of August 1, 2002, between Oncor Electric Delivery Company LLC and The Bank of New York Mellon, as Trustee.

4(bb)	333-100240 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	4(c)	—	Supplemental Indenture No. 1, dated May 15, 2008, to Indenture and Deed of Trust, dated as of August 1, 2002, between Oncor Electric Delivery Company LLC and The Bank of New York.

4(cc)	333-100242 Form S-4 (filed October 2, 2002)	4(b)	—	Officer’s Certificate, dated August 30, 2002, establishing the terms of Oncor Electric Delivery Company LLC’s 5.00% debentures due 2007 and 7.00% Debentures due 2022.

4(dd)	333-106894 Form S-4 (filed July 9, 2003)	4(c)	—	Officer’s Certificate, dated December 20, 2002, establishing the terms of Oncor Electric Delivery Company LLC’s 6.375% Senior Notes due 2015 and 7.250% Senior Notes due 2033.

4(ee)	333-100240 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	4(a)	—	Deed of Trust, Security Agreement and Fixture Filing, dated May 15, 2008, by Oncor Electric Delivery Company LLC, as Grantor, to and for the benefit of The Bank of New York, as Collateral Agent.

4(ff)	333-100240 Form 10-Q (Quarter ended September 30, 2008) (filed November 6, 2008)	4(c)	—	Investor Rights Agreement, dated as of November 5, 2008, by and among Oncor Electric Delivery Company LLC, Oncor Electric Delivery Holdings Company LLC, Texas Transmission Investment LLC and Energy Future Holdings Corp.

4(gg)	333-100240 Form 10-K (2008) (filed March 3, 2009)	4(n)	—	First Amendment, dated as of March 2, 2009, to Deed of Trust, Security Agreement and Fixture Filing, by and between Oncor Electric Delivery Company LLC and The Bank of New York Mellon (formerly The Bank of New York) as Trustee and Collateral Agent, dated May 15, 2008.

Exhibit	Previously Filed* With File Number	As Exhibit

4(hh)	333-100240 Form 8-K (filed September 3, 2010)	10.1	—	Second Amendment, dated September 3, 2010, to Deed of Trust, Security Agreement and Fixture Filing, by and between Oncor Electric Delivery Company LLC, as grantor, to and for the benefit of The Bank of New York Mellon, as collateral agent, dated May 15, 2008.

4(ii)	333-100240 Form 8-K (filed November 15, 2011)	10.1	—	Third Amendment, dated November 10, 2011, to Deed of Trust, Security Agreement and Fixture Filing, by and between Oncor Electric Delivery Company LLC, as grantor, to and for the benefit of The Bank of New York Mellon, as collateral agent, dated May 15, 2008.

4(jj)	333-100242 Form 8-K (filed September 9, 2008)	4.1	—	Officer’s Certificate, dated September 8, 2008, establishing the terms of Oncor Electric Delivery Company LLC’s 5.95% Senior Secured Notes due 2013, 6.80% Senior Secured Notes due 2018 and 7.50% Senior Secured Notes due 2038.

4(kk)	333-100240 Form 8-K (filed September 16, 2010)	4.1	—	Officer’s Certificate, dated September 13, 2010, establishing the terms of Oncor Electric Delivery Company LLC’s 5.25% Senior Secured Notes due 2040.

4(ll)	333-100240 Form 8-K (filed October 12, 2010)	4.1	—	Officer’s Certificate, dated October 8, 2010, establishing the terms of Oncor Electric Delivery Company LLC’s 5.00% Senior Secured Notes due 2017 and 5.75% Senior Secured Notes due 2020.

4(mm)	333-100240 Form 8-K (filed November 23, 2011)	4.1	—	Officer’s Certificate, dated November 23, 2011, establishing the terms of Oncor Electric Delivery Company LLC’s 4.55% Senior Secured Notes due 2041.

4(nn)	333-100240 Form 8-K (filed October 12, 2010)	4.2	—	Registration Rights Agreement, dated November 23, 2011, among Oncor Electric Delivery Company LLC and the dealer managers named therein.

Exhibit	Previously Filed* With File Number	As Exhibit

(5)	Opinion re Legality

5(a)	333-174787 Amendment No. 1 to Form S-3 on Form S-1 (filed August 15, 2011)	5(a)	—	Opinion of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company.

(10)	Material Contracts

Credit Agreements

10(a)	333-100240 Form 10-Q (Quarter ended September 30, 2007) (filed November 14, 2007)	10(a)	—	$2,000,000,000 Revolving Credit Agreement, dated as of October 10, 2007, among Oncor Electric Delivery Company LLC, as the borrower, the several lenders from time-to-time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, fronting bank and swingline lender, Citibank, N.A., as syndication agent and fronting bank, Credit Suisse, Cayman Islands Branch, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc., Morgan Stanley Senior Funding, Inc. as co-documentation agents, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and bookrunners.

10(b)	333-176464 Form S-1 (filed August 24, 2011)	10(cc)	—	Amendment No. 1, dated as of August 4, 2011, to the $2,000,000,000 Revolving Credit Agreement.

10(c)	333-100240 Form 8-K (filed October 11, 2011)	10.1	—	Amended and Restated Revolving Credit Agreement, dated as of October 11, 2011, among Oncor Electric Delivery Company LLC, as borrower, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, JPMorgan Chase Bank, N.A., as swingline lender, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, The Royal Bank of Scotland plc, Bank of America, N.A. and Citibank N.A., as fronting banks for letters of credit issued thereunder.

10(d)	1-12833 Form 8-K (filed November 20, 2009)	4.3	—	Pledge Agreement, dated November 16, 2009, made by Energy Future Intermediate Holding Company LLC and the additional pledgers to The Bank of New York Mellon Trust Company, N.A., as collateral trustee for the holders of parity lien obligations.

10(e)	1-12833 Form 8-K (filed November 20, 2009)	4.4	—	Collateral Trust Agreement, dated November 16, 2009, among Energy Future Intermediate Holding Company LLC, The Bank of New York Mellon Trust Company, N.A., as first lien trustee and as collateral trustee, and the other secured debt representatives party thereto.

Other Material Contracts

10(f)	333-100240 Form 10-K (2004) (filed March 23, 2005)	10(i)	—	Agreement, dated as of March 10, 2005, by and between Oncor Electric Delivery Company LLC and TXU Energy Company LLC allocating to Oncor Electric Delivery Company LLC the pension and post-retirement benefit costs for all Oncor Electric Delivery Company LLC employees who had retired or had terminated employment as vested employees prior to January 1, 2002.

10(g)	333-100240 Form 10-Q (Quarter ended September 30, 2008) (filed November 6, 2008)	3(a)	—	Second Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery Holdings Company LLC, dated as of November 5, 2008, by and among Oncor Electric Delivery Holdings Company LLC, Texas Transmission Investment LLC and Oncor Management Investment LLC.

10(h)	333-100240 Form 10-K (2008) (filed March 3, 2009)	3(c)	—	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery Company LLC, entered into as of February 18, 2009, by and among Oncor Electric Delivery Holdings Company LLC, Texas Transmission Investment LLC and Oncor Management Investment LLC.

10(i)	333-100240 Form 10-Q (Quarter ended September 30, 2008) (filed November 6, 2008)	10(b)	—	Amended and Restated Tax Sharing Agreement, dated as of November 5, 2008, by and among Oncor Electric Delivery Company LLC, Oncor Electric Delivery Holdings Company LLC, Oncor Management Investment LLC, Texas Transmission Investment LLC, Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.

10(j)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(eee)	—	Stipulation as approved by the PUCT in Docket No. 34077.

10(k)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(fff)	—	Amendment to Stipulation Regarding Section 1, Paragraph 35 and Exhibit B in Docket No. 34077.

10(l)	333-100240 Form 10-K (2010) (filed February 18, 2011)	10(ae)	—	PUCT Order on Rehearing in Docket No. 34077.

Exhibit	Previously Filed* With File Number	As Exhibit

(12)	Statement Regarding Computation of Ratios

12(a)	1-34544 Form 10-K (2011) (filed February 21, 2012)	12(a)	—	Computation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

(21)	Subsidiaries of the Registrant

21(a)	333-174787 Amendment No. 1 to Form S-3 on Form S-1 (filed August 15, 2011)	21(a)	—	Subsidiaries of Energy Future Intermediate Holding Company LLC.

(23)	Consents of Experts and Counsel

23(a)	333-174787 Amendment No. 1 to Form S-3 on Form S-1 (filed August 15, 2011)		—	Consent of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company (included as part of the opinion filed as Exhibit 5(a) thereto).

23(b)			—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23(c)			—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

(24)	Power of Attorney

24(a)	333-174787 Form S-3 (filed June 9, 2011)		—	Powers of Attorney (included in signature pages thereto).

(25)	Statement of Eligibility of Trustee

25(a)	333-162327 Amendment No. 2 to Form S-4 (filed November 4, 2009)	25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Bank of New York Mellon Trust Company, N.A. with respect to the Indenture governing Energy Future Intermediate Holding Company LLC’s and EFIH Finance Inc.’s 9.75% Senior Secured Notes due 2019.

25(b)	333-168135 Form S-4 (filed July 16, 2010)	25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Bank of New York Mellon Trust Company, N.A. with respect to the Indenture governing Energy Future Intermediate Holding Company LLC’s and EFIH Finance Inc.’s 10.000% Senior Secured Notes due 2020.

(99)	Additional Exhibits

99(a)	1-34544 Form 10-K (2011) (filed February 21, 2012)	99(a)	—	Energy Future Intermediate Holding Company LLC Consolidated Adjusted EBITDA reconciliation for the years ended December 31, 2011 and 2010.

99(b)	1-34544 Form 10-K (2011) (filed February 21, 2012)	99(b)	—	Energy Future Holdings Corp. Consolidated Adjusted EBITDA reconciliation for the years ended December 31, 2011 and 2010.

Exhibit	Previously Filed* With File Number	As Exhibit

99(c)	333-91935 Form S-3 (filed July 1, 2003)	99(a)	—	Financing Order.

99(d)	1-34544 Form 10-K (2011) (filed February 21, 2012)	99(d)	—	Oncor Electric Delivery Holdings Company LLC financial statements presented pursuant to Rules 3-09 and 3–16 of Regulation S–X.

*	Incorporated herein by reference.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on March 27, 2012.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/S/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	Chair, President and Chief Executive and Manager (Principal Executive Officer)	March 27, 2012

/S/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer and Manager (Principal Financial Officer)	March 27, 2012

/S/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	March 27, 2012

* Thomas D. Ferguson	Manager	March 27, 2012

* James R. Huffines	Manager	March 27, 2012

* Jeffrey Liaw	Manager	March 27, 2012

* Kenneth Pontarelli	Manager	March 27, 2012

* /S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact pursuant to power of attorney previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on March 27, 2012.

EFIH FINANCE INC.

By:	/S/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	President and Chief Executive and Chairman of the Board	March 27, 2012

/S/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer and Director	March 27, 2012

/S/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	March 27, 2012

* James R. Huffines	Director	March 27, 2012

* /S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact pursuant to power of attorney previously filed